Exhibit 10.3

ATTACHMENT A
Conformed Auction Credit Agreement incorporating
Amendment No. 1 dated June 15, 2015

AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of August 22, 2014

among

SOTHEBY’S,
a Delaware corporation
SOTHEBY’S, INC.,
SOTHEBY’S FINANCIAL SERVICES, INC.,
SOTHEBY’S FINANCIAL SERVICES CALIFORNIA, INC.,
OBERON, INC.,
SOTHEBY’S VENTURES, LLC,
OATSHARE LIMITED,
SOTHEBY’S,
a company registered in England,
SOTHEBY’S FINANCIAL SERVICES LIMITED, and
SOTHEBY’S HONG KONG LIMITED
as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,
as Credit Parties,

THE LENDERS SIGNATORY HERETO
FROM TIME TO TIME,
as Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent, Collateral Agent and a Lender

and

GE CAPITAL MARKETS, INC., J.P. MORGAN SECURITIES LLC and HSBC BANK USA, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

Auction Revolving Credit Facility
(incorporating an Incremental Revolving Credit Facility)

TABLE OF CONTENTS
Page

1.	AMOUNT AND TERMS OF CREDIT 2

1.1	Credit Facilities. 2

1.2	Letters of Credit. 11

1.3	Prepayments; Commitment Reductions. 11

1.4	Use of Proceeds. 20

1.5	Interest and Applicable Margins. 20

1.6	Eligible Art Loans. 23

1.7	Eligible Art Inventory. 26

1.8	Eligible Extended Term Art Receivables 28

1.9	Cash Management Systems. 30

1.10	Fees. 31

1.11	Receipt of Payments. 32

1.12	Application and Allocation of Payments. 32

1.13	Loan Account and Accounting. 36

1.14	Indemnity. 37

1.15	Access. 38

1.16	Taxes. 39

1.17	Capital Adequacy; Increased Costs; Illegality. 43

1.18	Credit Support. 46

1.19	Conversion to Dollars and Foreign Currency. 46

i

1.20	Judgment Currency; Contractual Currency. 47

1.21	Currency of Account. 48

1.22	Extension of Incremental Maturity Date 48

2.	CONDITIONS PRECEDENT 49

2.1	Conditions to Effectiveness of Agreement and the Initial Loans. 49

2.2	Further Conditions to Each Loan. 50

3.	REPRESENTATIONS AND WARRANTIES 52

3.1	Corporate Existence; Compliance with Law. 52

3.2	Executive Offices, Collateral Locations, FEIN. 53

3.3	Corporate Power, Authorization, Enforceable Obligations. 53

3.4	Financial Disclosures. 53

3.5	Material Adverse Effect. 54

3.6	Ownership of Property; Liens. 54

3.7	Labor Matters. 55

3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. 55

3.9	Government Regulation. 55

3.10	Margin Regulations. 56

3.11	Taxes. 56

3.12	ERISA/U.K. Pension Plans. 56

3.13	Litigation. 58

3.14	Brokers. 58

3.15	Intellectual Property. 58

3.16	Full Disclosure. 58

3.17	Environmental Matters. 59

3.18	Insurance. 60

3.19	Deposit. 60

3.20	[Reserved]. 60

3.21	Bonding; Licenses. 60

3.22	Solvency. 60

3.23	Sale-Leasebacks. 60

3.24	U.S. Sanctions, Money-Laundering and Terrorism Regulatory Matters. 60

3.25	Lending and Auction Regulatory Matters. 62

4.	FINANCIAL STATEMENTS AND INFORMATION 62

4.1	Reports and Notices. 62

5.	AFFIRMATIVE COVENANTS 63

5.1	Maintenance of Existence and Conduct of Business. 63

5.2	Payment of Charges. 63

5.3	Books and Records. 63

5.4	Insurance; Damage to or Destruction of Collateral. 64

5.5	Compliance with Laws. 65

5.6	Supplemental Disclosure. 65

5.7	Intellectual Property. 66

5.8	Environmental Matters. 66

5.9	Landlords’ Agreements, Bailee Letters and Real Estate Purchases. 67

5.10	Lending and Auction Regulatory Matters. 67

5.11	Further Assurances. 68

5.12	Art Loans, Art Inventory and Extended Term Art Receivables. 68

5.13	Money-Laundering and Terrorism Regulatory Matters. 68

5.14	Subsidiary Loan Documents. 69

5.15	Immaterial Subsidiaries. 71

5.16	York Avenue Transactions. 72

5.17	Auction Guaranties. 72

5.18	Data Protection Matters. 72

6.	NEGATIVE COVENANTS 72

6.1	Mergers, Subsidiaries, Etc. 72

6.2	Investments; Loans and Revolving Credit Advances. 73

6.3	Indebtedness. 74

6.4	Employee Loans and Affiliate Transactions. 76

6.5	Capital Structure and Business. 77

6.6	Guaranteed Indebtedness. 77

6.7	Liens. 77

6.8	Sale of Stock and Assets. 79

6.9	ERISA. 79

6.10	Financial Covenants. 79

6.11	Hazardous Materials. 79

6.12	Sale Leasebacks. 79

6.13	Restricted Payments. 79

6.14	Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. 81

6.15	No Impairment of Intercompany Transfers. 82

6.16	Real Estate Purchases. 82

6.17	Changes Relating to Material Contracts. 82

6.18	Use of Proceeds. 82

7.	TERM 83

7.1	Termination. 83

7.2	Survival of Obligations Upon Termination of Financing Arrangements. 83

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES 83

8.1	Events of Default. 83

8.2	Remedies. 85

8.3	Waivers by Credit Parties. 86

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT 86

v

9.1	Assignment and Participations. 86

9.2	Appointment of the Administrative Agent and the Collateral Agent. 90

9.3	Agents’ Reliance, Etc. 91

9.4	GE Capital and Affiliates. 92

9.5	Lender Credit Decision. 92

9.6	Indemnification. 92

9.7	Successor Agents.. 93

9.8	Setoff and Sharing of Payments. 93

9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert. 94

9.10	Release of Guarantors or Collateral. 101

10.	SUCCESSORS AND ASSIGNS 101

10.1	Successors and Assigns. 101

11.	MISCELLANEOUS 101

11.1	Complete Agreement; Modification of Agreement. 101

11.2	Amendments and Waivers. 102

11.3	Fees and Expenses. 104

11.4	No Waiver. 105

11.5	Remedies. 106

11.6	Severability. 106

11.7	Conflict of Terms. 106

11.8	Confidentiality. 106

11.9	GOVERNING LAW. 107

11.10	Notices. 108

11.11	Section Titles. 110

11.12	Counterparts; Facsimile Signature. 110

11.13	WAIVER OF JURY TRIAL. 110

11.14	Press Releases and Related Matters. 111

11.15	Reinstatement. 111

11.16	Advice of Counsel. 111

11.17	No Strict Construction. 111

11.18	PATRIOT Act. 112

11.19	Creditor-Debtor Relationship 112

11.20	Restatement 112

11.21	New Borrowers 113

12.	CROSS-GUARANTY 113

12.1	Cross-Guaranty. 113

12.2	Waivers by Borrowers. 114

12.3	Benefit of Guaranty. 114

12.4	Waiver of Subrogation, Etc. 114

12.5	Subordination by Credit Parties. 114

12.6	Election of Remedies. 116

12.7	Liability Cumulative. 116

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.9)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses
Annex J (from Annex A -	-
Commitments definition)		Commitments as of Amendment No. 1 Effective Date

Exhibit 1.1(a)(i)	-	Form of Notice of Auction Revolving Credit Advance
Exhibit 1.1(a)(ii)-A	-	Form of Auction Dollar Tranche Revolving Note (Domestic Borrowers)
Exhibit 1.1(a)(ii)-B	-	Form of Auction Dollar Tranche Revolving Note (Foreign Borrowers)
Exhibit 1.1(a)(ii)-C	-	Form of Auction Multicurrency Tranche Revolving Note (Domestic Borrowers)
Exhibit 1.1(a)(ii)-D	-	Form of Auction Multicurrency Tranche Revolving Note (Foreign Borrowers)
Exhibit 1.1(b)(i)	-	Form of Notice of Incremental Revolving Credit Advance
Exhibit 1.1(b)(ii)-A	-	Form of Incremental Revolving Note (Domestic Borrowers)
Exhibit 1.1(b)(ii)-B	-	Form of Incremental Revolving Note (Foreign Borrowers)
Exhibit 1.1(c)(i)	-	Form of Swing Line Loan Request
Exhibit 1.1(c)(ii)-A	-	Form of Swing Line Note (Domestic Borrowers)
Exhibit 1.1(c)(ii)-B	-	Form of Swing Line Note (Foreign Borrowers)
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 4.1(A)	-	Form of Borrowing Base Certificate
Exhibit 4.1(B)	-	Form of Art Loan Receivables Report
Exhibit 4.1(C)	-	Form of Art Inventory Report
Exhibit 4.1(D)	-	Form of Extended Term Art Receivables Report
Exhibit 9.1(a)	-	Form of Assignment Agreement
Exhibit B-1	-	Form of Letter of Credit Request
Exhibit B-2	-	Application for Letter of Credit
Exhibit C	-	Form of Compliance Certificate

Schedule 1.1	-	Agents’ Representatives
Schedule 5.14	-	Subsidiary Loan Documents
Disclosure Schedule 3.1	-	Type of Entity; State of Organization

Disclosure Schedule 3.2 Disclosure Schedule 3.4(a)	- -	Executive Offices, Collateral Locations, FEIN Financial Statements
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12(a)	-	ERISA Plans
Disclosure Schedule 3.12(c)	-	U.K. Pension Plans
Disclosure Schedule 3.13(a)	-	Litigation
Disclosure Schedule 3.14	-	Brokers
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.21	-	Bonds; Patent, Trademark Licenses
Disclosure Schedule 5.15	-	Immaterial Subsidiaries
Disclosure Schedule 5.16	-	York Avenue Lender Recourse
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates
Disclosure Schedule 6.7	-	Existing Liens

x

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of August 22, 2014, among Sotheby’s, a Delaware corporation (“Parent”), Sotheby’s, Inc., a New York corporation (“Sotheby’s, Inc.”), Sotheby’s Financial Services, Inc., a Nevada corporation (“SFS Inc.”), Sotheby’s Financial Services California, Inc., a Nevada corporation (“SFS California”), Oberon, Inc., a Delaware corporation (“Oberon”), Sotheby’s Ventures, LLC, a New York limited liability company (“Ventures LLC” and, collectively with Parent, Sotheby’s, Inc., SFS Inc., SFS California and Oberon, the “Domestic Borrowers”), Sotheby’s Financial Services Limited, a company registered in England (“SFS Ltd.”), Oatshare Limited, a company registered in England (“Oatshare”), Sotheby’s, a company registered in England (“Sotheby’s U.K.” and, collectively, with SFS Ltd. and Oatshare, the “U.K. Borrowers”), and Sotheby’s Hong Kong Limited, a company incorporated in Hong Kong (“Sotheby’s H.K.” and, collectively with the U.K. Borrowers, the “Foreign Borrowers”; the Domestic Borrowers and the Foreign Borrowers collectively being referred to herein as the “Borrowers”); the other Credit Parties signatory hereto; General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as a Lender and as Administrative Agent and Collateral Agent for the Secured Parties, and the other Lenders signatory hereto from time to time.
RECITALS
WHEREAS, certain of the Borrowers, the Credit Parties, the Agents and certain Lenders are parties to that certain Credit Agreement, dated as of February 13, 2014 (the “Existing Credit Agreement”);
WHEREAS, the Borrowers, the other Credit Parties, the Agents and the Lenders have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Credit Parties outstanding thereunder, which shall be payable in accordance with the terms hereof;
WHEREAS, it is also the intent of the “Borrowers” and the “Guarantors” (each as referred to and defined in the Existing Credit Agreement) to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein); and
WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents,

the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:
1.AMOUNT AND TERMS OF CREDIT

1.1	Credit Facilities.
(a)    Auction Revolving Credit Facility.
(i)    Subject to the terms and conditions hereof, (a) each Auction Dollar Tranche Lender agrees to make available, from time to time until the Auction Commitment Termination Date, its Pro Rata Share of advances (each, an “Auction Dollar Tranche Revolving Credit Advance”) in Dollars to the Borrowers and (b) except as otherwise provided in the last two sentences of this paragraph, each of the Auction Multicurrency Tranche Lenders agrees to make available, from time to time until the Auction Commitment Termination Date, its Pro Rata Share of advances (each an “Auction Multicurrency Tranche Revolving Credit Advance”) in Dollars or Foreign Currencies to the Borrowers. The Pro Rata Share of the aggregate Auction Dollar Tranche Revolving Loan of any Auction Dollar Tranche Lender shall not at any time exceed its separate Auction Dollar Tranche Commitment. The Pro Rata Share of the aggregate Auction Multicurrency Tranche Revolving Loan of any Auction Multicurrency Tranche Lender shall not at any time exceed its separate Auction Multicurrency Tranche Commitment. The obligations of each Lender to make Loans or purchase participation interests therein under this Agreement shall be several and not joint. Until the Auction Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided, that (i) the Dollar Equivalent of the amount of any Auction Revolving Credit Advance to be made at any time to a Domestic Borrower shall not exceed the Domestic Auction Borrowing Availability at such time and (ii) the Dollar Equivalent of the amount of any Auction Revolving Credit Advance to be made at any time to a Foreign Borrower shall not exceed the Foreign Auction Borrowing Availability at such time. The Dollar Equivalent of each outstanding Auction Revolving Credit Advance, Swing Line Advance and Letter of Credit Obligation shall be recalculated hereunder on each date on which it shall be necessary to determine the Auction Revolving Loan Outstandings, as determined by the Administrative Agent in its sole discretion; provided, that the Administrative Agent shall recalculate the Dollar Equivalent of the Auction Revolving Loan Outstandings at least one time each calendar month and otherwise in accordance with Section 1.19. Domestic Auction Borrowing Availability or Foreign Auction Borrowing Availability, or both, may be reduced by Reserves imposed by the Administrative Agent in its sole reasonable credit judgment. Each Auction Revolving Credit Advance shall be made upon Borrower Representative’s irrevocable (subject to Section 1.17(c)) written notice delivered to one of the representatives of the Administrative Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (x) 11:00 a.m. (New York time) on the

Business Day of the proposed Auction Revolving Credit Advance, in the case of an Index Rate Loan in Dollars or (y) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Auction Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Auction Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) or Electronic Transmission substantially in the form of Exhibit 1.1(a)(i) or in any other written form reasonably acceptable to the Administrative Agent, and shall include the information required in such Exhibit and such other information as may be required by the Administrative Agent. If any Borrower desires to have any Auction Revolving Credit Advance be made as a LIBOR Loan, Borrower Representative must comply with Section 1.5(e). An Auction Multicurrency Tranche Revolving Credit Advance may not be drawn in a Foreign Currency if the Administrative Agent determines at any time prior to 12:00 p.m. (New York time) on the date of such proposed Auction Multicurrency Tranche Revolving Credit Advance that by reason of any change in currency availability, unusual instability in currency exchange rates or exchange controls it is, or will be, impracticable for such Auction Multicurrency Tranche Revolving Credit Advance to be made in such Foreign Currency. In such event, the proposed Auction Multicurrency Tranche Revolving Credit Advance shall be made in Dollars.
(ii)    If requested by any Auction Lender, each Borrower shall execute and deliver to such Auction Lender a note to evidence the Auction Dollar Tranche Commitment or Auction Multicurrency Tranche Commitment, as applicable, of, and Auction Dollar Tranche Revolving Credit Advances or Auction Multicurrency Tranche Revolving Credit Advances, as applicable, made by, that Auction Lender. Each note shall be in the principal amount of the Auction Dollar Tranche Commitment or Auction Multicurrency Tranche Commitment, as applicable, of the applicable Auction Lender, dated the Restatement Effective Date (or such later date as such Auction Lender becomes party to this Agreement pursuant to Section 9.1(a) or modifies its Auction Dollar Tranche Commitment or Auction Multicurrency Tranche Commitment, as applicable, pursuant to Section 9.1(a)) and substantially in the form of Exhibit 1.1(a)(ii)-A (in the case of the Auction Dollar Tranche Lenders and the Domestic Borrowers), Exhibit 1.1(a)(ii)-B (in the case of the Auction Dollar Tranche Lenders and the Foreign Borrowers), Exhibit 1.1(a)(ii)-C (in the case of Auction Multicurrency Tranche Lenders and the Domestic Borrowers) or Exhibit 1.1(a)(ii)-D (in the case of Auction Multicurrency Tranche Lenders and the Foreign Borrowers) (each an “Auction Revolving Note” and, collectively, the “Auction Revolving Notes”). Each Auction Revolving Note shall represent the joint and several obligation of the applicable Borrowers to pay the amount of the applicable Auction Lender’s Auction Dollar Tranche Commitment or Auction Multicurrency Tranche Commitment, as applicable, or, if less, such Auction Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Auction Dollar Tranche Revolving Credit Advances or Auction Multicurrency Tranche Revolving Credit Advances, as applicable, made to the Borrowers, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Auction Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Auction Commitment Termination Date.
(iii)    Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion the Administrative Agent may (but shall have absolutely no obligation to), make Auction Dollar Tranche Revolving Credit Advances or

Auction Multicurrency Tranche Revolving Credit Advances (i) to Domestic Borrowers on behalf of Auction Lenders in amounts that cause the sum of (a) the Dollar Equivalent of the aggregate outstanding balance of the Auction Revolving Credit Advances and Swing Line Advances outstanding to the Domestic Borrowers plus (b) the Dollar Equivalent of the outstanding amount of Letter of Credit Obligations incurred for the benefit of any Domestic Borrowers to exceed the Domestic Auction Borrowing Base or (ii) to Foreign Borrowers on behalf of the Auction Lenders in amounts that cause the sum of (a) the Dollar Equivalent of the aggregate outstanding balance of the Auction Revolving Credit Advances and Swing Line Advances outstanding to the Foreign Borrowers plus (b) the Dollar Equivalent of the outstanding amount of Letter of Credit Obligations incurred for the benefit of any Foreign Borrowers to exceed the Foreign Auction Borrowing Base (any such excess Auction Revolving Credit Advances are herein referred to collectively as “Overadvances”); provided, that (A) no such event or occurrence shall cause or constitute a waiver of the Administrative Agent’s, Swing Line Lender’s or Auction Lenders’ right to refuse to make any further Overadvances, Swing Line Advances or Auction Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers’ failure to comply with Section 1.3(b)(ii) for so long as the Administrative Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2.2 have not been met. All Overadvances shall constitute Index Rate Loans (in the case of Overadvances denominated in Dollars) or LIBOR Loans having a one-month LIBOR Period (in the case of Overadvances denominated in any Foreign Currency), shall bear interest at the Default Rate and shall be payable on the earlier of demand or the Auction Commitment Termination Date. Except as otherwise provided in Section 1.12(b), the authority of the Administrative Agent to make Overadvances that constitute Auction Dollar Tranche Revolving Credit Advances is limited to an aggregate amount not to exceed a Dollar Equivalent of $20,000,000 at any time, shall not cause the aggregate Auction Dollar Tranche Revolving Loan to exceed the Maximum Auction Dollar Tranche Amount, and may be revoked prospectively by a written notice to the Administrative Agent signed by the Majority in Interest of the Auction Dollar Tranche Lenders; provided further, that Overadvances that constitute Auction Dollar Tranche Revolving Credit Advances made other than for the purpose of protecting or preserving the Collateral shall not remain outstanding for more than sixty (60) days without the written consent of the Majority in Interest of the Auction Dollar Tranche Lenders. Except as otherwise provided in Section 1.12(b), the authority of the Administrative Agent to make Overadvances that constitute Auction Multicurrency Tranche Revolving Credit Advances is limited to an aggregate amount not to exceed a Dollar Equivalent of $5,000,000 at any time, shall not cause the Dollar Equivalent of the aggregate Auction Multicurrency Tranche Revolving Loan to exceed the Maximum Multicurrency Tranche Amount, and may be revoked prospectively by a written notice to the Administrative Agent signed by the Majority in Interest of the Auction Multicurrency Tranche Lenders; provided further, that Overadvances that constitute Auction Multicurrency Tranche Revolving Credit Advances made other than for the purpose of protecting or preserving the Collateral shall not remain outstanding for more than sixty (60) days without the written consent of the Majority in Interest of the Auction Multicurrency Tranche Lenders. The Administrative Agent shall use commercially reasonable efforts to provide notice to Lenders following the making of an Overadvance (unless one or more Overadvances are already outstanding as of the date of such Overadvance).
(iv)    From the Restatement Effective Date until the date that is 180 days prior to the date set forth in clause (a) of the definition of “Auction Commitment Termination Date,” the Borrowers may request that any additional Person(s) may become party hereto as an Auction Lender and provide additional Auction Dollar Tranche Commitments or Auction Multicurrency Tranche Commitments or any Auction Lender may agree in its sole discretion to increase its Auction Dollar Tranche Commitment or Auction Multicurrency Tranche Commitment (any such Person or Lender, an “Increase Lender”) pursuant to a joinder agreement (an “Increase Joinder”) in form and substance reasonably acceptable to the Administrative Agent; provided that (A) the sum of (x) the aggregate amount of all such additional Auction Commitments or increases in the Auction Commitments of the Increase Lenders under this Section 1.1(a)(iv) plus (y) the aggregate amount of all additional “Commitments” or increases in the “Commitments” of the “Increase Lenders” under Section 1.1(a)(iv) of the SFS Revolving Credit Agreement, does not exceed $150,000,000, (B) no Default or Event of Default has occurred and is continuing and (C) after giving effect to any such additional Auction Commitments or increases in Auction Commitments, each Auction Lender shall maintain equal Pro Rata Shares of Auction Commitments hereunder and the “Commitments” under the SFS Revolving Credit Agreement. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 1.1(a)(iv). The consent of the Administrative Agent (not to be unreasonably withheld or delayed in the case of any Qualified Assignee) shall be required prior to the addition of any Person as an Auction Lender or the increase of the Auction Commitment of any Auction Lender pursuant to this Section 1.1(a)(iv). Each applicable Borrower shall pay any LIBOR breakage costs due to any existing Auction Lender in accordance with Section 1.14(b) (with any payment to any existing Auction Lender in respect of the assignment of any principal amount of any Loan pursuant to this Section 1.1(a)(iv) being treated as a repayment of a Loan for purposes of such Section 1.14(b)). Nothing contained in this Section 1.1(a)(iv) shall constitute, or otherwise be deemed to be, a commitment on the part of any Auction Lender to increase its Auction Commitment hereunder at any time.
(b)    Incremental Revolving Credit Facility.
(i)    Subject to the terms and conditions hereof, each Incremental Lender agrees to make available, from time to time until the Incremental Commitment Termination Date, its Pro Rata Share of advances (each, an “Incremental Revolving Credit Advance”) in Dollars to the Borrowers. The Pro Rata Share of the aggregate outstanding principal amount of Incremental Revolving Credit Advances of any Incremental Lender shall not at any time exceed its separate Incremental Commitment. The obligations of each Lender to make Loans or purchase participation interests therein under this Agreement shall be several and not joint. Until the Incremental Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(b); provided, that (i) the amount of any Incremental Revolving Credit Advance to be made at any time to a Domestic Borrower shall not exceed the

Domestic Incremental Borrowing Availability at such time and (ii) the amount of any Incremental Revolving Credit Advance to be made at any time to a Foreign Borrower shall not exceed Foreign Incremental Borrowing Availability at such time. The Domestic Incremental Borrowing Availability or Foreign Incremental Borrowing Availability, or both, may be reduced by Reserves imposed by the Administrative Agent in its sole reasonable credit judgment. Each Incremental Revolving Credit Advance shall be made upon Borrower Representative’s irrevocable (subject to Section 1.17(c)) written notice delivered to one of the representatives of the Administrative Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (x) 11:00 a.m. (New York time) on the Business Day of the proposed Incremental Revolving Credit Advance, in the case of an Index Rate Loan or (y) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Incremental Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Incremental Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) or Electronic Transmission substantially in the form of Exhibit 1.1(b)(i) or in any other written form reasonably acceptable to the Administrative Agent, and shall include the information required in such Exhibit and such other information as may be required by the Administrative Agent. If any Borrower desires to have any Incremental Revolving Credit Advance be made as a LIBOR Loan, Borrower Representative must comply with Section 1.5(e). Incremental Revolving Credit Advances may not be drawn in any Foreign Currency.
(ii)    If requested by any Incremental Lender, each Borrower shall execute and deliver to such Incremental Lender a note to evidence the Incremental Commitment of, and Incremental Revolving Credit Advances made by, that Incremental Lender. Each note shall be in the principal amount of the Incremental Commitment of the applicable Incremental Lender, dated the Restatement Effective Date (or such later date as such Incremental Lender becomes party to this Agreement pursuant to Section 9.1(a) or modifies its Incremental Commitment pursuant to Section 9.1(a)) and substantially in the form of Exhibit 1.1(b)(ii)-A (in the case of the Domestic Borrowers) or Exhibit 1.1(b)(ii)-B (in the case of the Foreign Borrowers) (each an “Incremental Revolving Note” and, collectively, the “Incremental Revolving Notes”). Each Incremental Revolving Note shall represent the joint and several obligation of the applicable Borrowers to pay the amount of the applicable Incremental Lender’s Incremental Commitment or, if less, such Incremental Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Incremental Revolving Credit Advances made to the Domestic Borrowers or the Foreign Borrowers, as applicable, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate outstanding principal amount of all Incremental Revolving Credit Advances shall be immediately due and payable in full in immediately available funds on the Incremental Commitment Termination Date. The entire unpaid balance of the aggregate outstanding principal amount of all Incremental Revolving Credit Advances made by each Non-Extending Incremental Lender shall be immediately due and payable in full in immediately available funds on the Non-Extending Incremental Maturity Date.
(c)    Swing Line Facility.
(i)    The Administrative Agent shall notify the Swing Line Lender upon the Administrative Agent’s receipt of any Notice of Auction Revolving Credit Advance in respect of an Auction Dollar Tranche Revolving Credit Advance or Auction Multicurrency Tranche Revolving Credit Advance (a) to be denominated in Dollars and to bear interest by reference to the Dollar Index Rate or (b) in the case of an Auction Multicurrency Tranche Revolving Credit Advance, (i) to be denominated in Sterling and to bear interest by reference to the Sterling Index Rate, (ii) to be denominated in Euro and to bear interest by reference to the Euro Index Rate or (iii) to be denominated in Hong Kong Dollars and to bear interest by reference to the Hong Kong Dollars Index Rate. Subject to the terms and conditions hereof, the Swing Line Lender may, but shall have no duty to, in accordance with any such notice, make available from time to time until the Auction Commitment Termination Date advances in respect of such Auction Dollar Tranche Revolving Credit Advance (each, an “Auction Dollar Tranche Swing Line Advance”) or such Auction Multicurrency Tranche Revolving Credit Advance (each, an “Auction Multicurrency Tranche Swing Line Advance”; Auction Dollar Tranche Swing Line Advances and Auction Multicurrency Tranche Swing Line Advances are collectively referred to herein as “Swing Line Advances”), as applicable, to the Borrowers. The provisions of this Section 1.1(c) shall not relieve Auction Lenders of their obligations to make Auction Revolving Credit Advances under Section 1.1(a); provided, that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Auction Revolving Credit Advance that otherwise may be made by the applicable Auction Lenders pursuant to such notice. The aggregate amount of Auction Dollar Tranche Swing Line Advances outstanding shall not exceed at any time the Auction Dollar Tranche Swing Line Availability as of such time, and the aggregate amount of Auction Multicurrency Tranche Swing Line Advances outstanding shall not exceed at any time the Auction Multicurrency Tranche Swing Line Availability as of such time. Until the Auction Commitment Termination Date, the Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made in a writing substantially in the form of Exhibit 1.1(c)(i) or in any other written form reasonably acceptable to the Swing Line Lender (a “Swing Line Request”). Any such notice must be given no later than (x) 3:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance, in the case of a Swing Line Advance in Dollars or (y) 10:00 a.m. (New York time) on the date which is (A) two (2) Business Days prior to the proposed Swing Line Advance, in the case of a Swing Line Advance denominated in Sterling or Euro and (B) three (3) Business Days prior to the proposed Swing Line Advance, in the case of a Swing Line Advance denominated in Hong Kong Dollars. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Majority in Interest of the Auction Dollar Tranche Lenders instructing it not to make an Auction Dollar Tranche Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Auction Dollar Tranche Swing Line Advance, and to have each Auction Dollar Tranche Lender make Auction Dollar Tranche Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(v). Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Majority in Interest of the Auction Multicurrency Tranche Lenders instructing it not to make an Auction Multicurrency Tranche Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Auction Multicurrency Tranche Swing Line Advance, and to have each Auction Multicurrency Tranche Lender make Auction Multicurrency Tranche Revolving Credit Advances in accordance with Section 1.1(c)(iii) or 1.1(c)(iv), as applicable, or purchase participating interests in accordance with Section 1.1(c)(v). If any Auction Lender shall fail to make available to the Administrative Agent its Pro Rata Share of any Auction Revolving Credit Advance in accordance with Section 1.1(c)(iii) or 1.1(c)(iv), as applicable, Borrowers shall repay the outstanding principal amount of the portion of the Swing Line Loan then outstanding due to such failure upon demand therefor by the Administrative Agent.
(ii)    If requested by the Swing Line Lender, each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Auction Dollar Tranche Swing Line Commitment and the Auction Multicurrency Tranche Swing Line Commitment. Such note shall be in the principal amount of the Auction Dollar Tranche Swing Line Commitment or Auction Multicurrency Tranche Swing Line Commitment, as applicable, of the Swing Line Lender, dated the Restatement Effective Date and substantially in the form of Exhibit 1.1(c)(ii)-A (in the case of Auction Dollar Tranche Swing Line Commitment) or Exhibit 1.1(c)(ii)-B (in the case of Auction Multicurrency Tranche Swing Line Commitment) (each, a “Swing Line Note” and, collectively, the “Swing Line Notes”). Each Swing Line Note shall represent the joint and several obligation of the applicable Borrowers to pay the amount of the Auction Dollar Tranche Swing Line Commitment or Auction Multicurrency Tranche Swing Line Commitment, as applicable, or, if less, the aggregate unpaid principal amount of all Auction Dollar Tranche Swing Line Advances or Auction Multicurrency Tranche Swing Line Advances, as applicable, made to the Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Auction Commitment Termination Date if not sooner paid in full.
(iii)    The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of the Borrower Representative (and the Borrower Representative hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request (x) in the case of any outstanding Auction Dollar Tranche Swing Line Loan, each Auction Dollar Tranche Lender (including the Swing Line Lender) to make available to the Borrowers its Pro Rata Share of an Auction Dollar Tranche Revolving Credit Advance equal to the principal amount of the portion of the Auction Dollar Tranche Swing Line Loan outstanding on the date such notice is given (the “Refunded Dollar Tranche Swing Line Loan”) and (y) in the case of any outstanding Auction Multicurrency Tranche Swing Line Loan denominated in Dollars, each Auction Multicurrency Tranche Lender (including the Swing Line Lender) to make available to the Borrowers its Pro Rata Share of an Auction Multicurrency Tranche Revolving Credit Advance in Dollars equal to the principal amount of the portion of the Auction Multicurrency Tranche Swing Line Loan outstanding on the date such notice is given (the “Refunded Multicurrency Tranche Dollar Swing Line Loan”). Unless any of the events described in Sections 8.1(g) or 8.1(h) has occurred (in which event the procedures of Section 1.1(c)(v) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Auction Revolving Credit Advance are then satisfied, (x) in the case of a Refunded Dollar Tranche Swing Line Loan, each Auction Dollar Tranche Lender shall disburse directly to the Administrative Agent its Pro Rata Share of such Auction Dollar Tranche Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds in Dollars on the Business Day next succeeding the date that notice is given and (y) in the case of a Refunded Multicurrency Tranche Dollar Swing Line Loan, each Auction Multicurrency Tranche Lender shall disburse directly to the Administrative Agent its Pro Rata Share of such Auction Multicurrency Tranche Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds in Dollars on the Business Day next succeeding the date that notice is given. The proceeds of each such Auction Revolving Credit Advance shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Dollar Tranche Swing Line Loan or Refunded Multicurrency Tranche Dollar Swing Line Loan, as applicable.
(iv)    The Swing Line Lender, at any time and from time to time no less frequently than once weekly, shall on behalf of the Borrower Representative (and the Borrower Representative hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Auction Multicurrency Tranche Lender (including the Swing Line Lender, as applicable) to make available to the Borrowers its Pro Rata Share of an Auction Multicurrency Tranche Revolving Credit Advance in a Foreign Currency equal to the principal amount of the portion of the Auction Multicurrency Tranche Swing Line Loan denominated in such Foreign Currency and outstanding on the date such notice is given (the “Refunded Foreign Currency Swing Line Loan”). Unless any of the events described in Sections 8.1(g) or 8.1(h) has occurred (in which event the procedures of Section 1.1(c)(v) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Auction Revolving Credit Advance are then satisfied, each Auction Multicurrency Tranche Lender shall disburse directly to the Administrative Agent its Pro Rata Share of such Auction Multicurrency Tranche Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds in such Foreign Currency on the second Business Day next succeeding the date that notice is given. The proceeds of each such Auction Multicurrency Tranche Revolving Credit Advance shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Foreign Currency Swing Line Loan.
(v)    If, prior to refunding a portion of the Swing Line Loan with an Auction Revolving Credit Advance pursuant to Section 1.1(c)(iii) or 1.1(c)(iv), one of the events described in Sections 8.1(g) or 8.1(h) has occurred, then, subject to the provisions of Section 1.1(c)(vi) below:
(A)    in the case of any Auction Dollar Tranche Swing Line Advance, each Auction Dollar Tranche Lender shall, on the date such Auction Dollar Tranche Revolving Credit Advance was to have been made pursuant to Section 1.1(c)(iii), purchase from the Swing Line Lender an undivided participation interest in the Auction Dollar Tranche Swing Line Loan in an amount equal to its Pro Rata Share of such portion of the Auction Dollar Tranche Swing Line Loan. Upon request, each Auction Dollar Tranche Lender shall promptly transfer to the Swing Line Lender, in immediately available funds in Dollars, the amount of each such participation interest;
(B)    in the case of any portion of the Auction Multicurrency Tranche Swing Line Loan denominated in Dollars, each Auction Multicurrency Tranche Lender shall, on the date such Auction Multicurrency Tranche Revolving Credit Advance was to have been made pursuant to Section 1.1(c)(iii), purchase from the Swing Line Lender an undivided participation interest in the Auction Multicurrency Tranche Swing Line Loan in an amount equal to its Pro Rata Share of such portion of the Auction Multicurrency Tranche Swing Line Loan. Upon request, each Auction Multicurrency Tranche Lender shall promptly transfer to the Swing Line Lender, in immediately available funds in Dollars, the amount of each such participation interest; and
(C)    in the case of any portion of the Auction Multicurrency Tranche Swing Line Loan denominated in a Foreign Currency, each Auction Multicurrency Tranche Lender shall, on the date such Auction Multicurrency Tranche Revolving Credit Advance was to have been made pursuant to Section 1.1(c)(iv), purchase from the Swing Line Lender an undivided participation interest in the Auction Multicurrency Tranche Swing Line Loan in an amount equal to its Pro Rata Share of such portion of the Auction Multicurrency Tranche Swing Line Loan. Upon request, each Auction Multicurrency Tranche Lender shall promptly transfer to the Swing Line Lender, in immediately available funds in such Foreign Currency, the amount of each such participation interest.
(vi)    Each Auction Lender’s obligation to make Auction Revolving Credit Advances in accordance with Sections 1.1(c)(iii) and 1.1(c)(iv) and to purchase participation interests in accordance with Section 1.1(c)(v) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Auction Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Auction Lender does not make available to the Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii), 1.1(c)(iv) or 1.1(c)(v), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Auction Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) in the case of any portion of the Swing Line Loan denominated in Dollars, at the Federal Funds Rate for the first two Business Days and at the Dollar Index Rate thereafter or (y) in the case of any portion of the Swing Line Loan denominated in a Foreign Currency, at the Sterling Index Rate, Euro Index Rate or the Hong Kong Dollars Index Rate, as applicable.
(d)    Reliance on Notices; Appointment of Borrower Representative. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Swing Line Request, Letter of Credit Request, Notice of Conversion/Continuation or similar notice believed by the Administrative Agent to be genuine. The Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for the Administrative Agent has actual knowledge to the contrary. Each Borrower hereby designates Parent as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
(e)    Branches and Affiliates of Lenders. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 1.14(b), 1.16 and 1.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

1.2	Letters of Credit.
Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower (and any Subsidiary thereof that may be a co-applicant on any applicable Letter of Credit), shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations.

1.3	Prepayments; Commitment Reductions.
(a)    Voluntary Prepayments; Reductions in Auction Commitments.
(vii)    Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by telephone confirmed in writing of any prepayment of a Loan hereunder (i) in the case of a LIBOR Loan, not later than 4:00 p.m. (New York time) on the date which is three (3) Business Days before the date of such prepayment, and (ii) in the case of an Index Rate Loan, not later than 11:00 a.m. (New York time) on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall provide notice to Lenders thereof. Each partial prepayment of any Loan shall be in a minimum amount of (i) if denominated in Dollars, $5,000,000 or an integral multiple of $1,000,000 in excess of such amount, (ii) if denominated in Sterling, £3,000,000 or an integral multiple of £500,000 in excess of such amount, (iii) if denominated in Euro, €3,000,000 or an integral multiple of

€500,000 in excess of such amount or (iv) if denominated in Hong Kong Dollars, HK$40,000,000 or an integral multiple of HK$8,000,000 in excess of such amount.
(viii)    Borrowers may at any time, on at least five (5) days’ prior written notice by Borrower Representative to the Administrative Agent of the intent of the Borrowers to effect such a reduction and at least two (2) days’ prior written notice by Borrower Representative to the Administrative Agent of the exact date on which such reduction shall occur, permanently reduce (but not terminate) the Auction Dollar Tranche Commitment or Auction Multicurrency Tranche Commitment; provided, that (A) any such reduction shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of such amount, (B) the Auction Dollar Tranche Commitment shall not be reduced to an amount less than the greater of (i) $50,000,000, and (ii) the sum of (x) the aggregate Auction Dollar Tranche Revolving Loan then outstanding and (y) the Auction Dollar Tranche Swing Line Loan then outstanding, (C) the Auction Multicurrency Tranche Commitment shall not be reduced to an amount less than the greater of (i) $12,500,000, and (ii) the sum of (x) the Dollar Equivalent of the amount of the aggregate Auction Multicurrency Tranche Revolving Loan then outstanding and (y) the Dollar Equivalent of the Auction Multicurrency Tranche Swing Line Loan then outstanding and (D) after giving effect to such reductions, Borrowers shall comply with Sections 1.3(b)(i) and (ii). In addition, Borrowers may at any time, on at least seven (7) days’ prior written notice by Borrower Representative to the Administrative Agent of the intent of the Borrowers to effect such a termination and at least two (2) days’ prior written notice by Borrower Representative to the Administrative Agent of the exact date on which such termination shall occur, terminate the Commitments; provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any reduction or termination of any Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.14(b). Upon any such reduction or termination of the Commitments, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided, that a permanent reduction of the Auction Commitments such that the sum of the Auction Dollar Tranche Commitment plus the Auction Multicurrency Tranche Commitment is less than $80,000,000 after giving effect thereto shall require a corresponding pro rata reduction in the Foreign Borrower Subfacility Limit and the L/C Sublimit to the extent of such reduction below $80,000,000.
(b)    Mandatory Prepayments.
(i)
(A)    If at any time the aggregate outstanding balance of the Auction Dollar Tranche Revolving Loan and the Auction Dollar Tranche Swing Line Loan exceeds the Maximum Auction Dollar Tranche Amount, Borrowers shall immediately repay the aggregate outstanding Auction Dollar Tranche Revolving Credit Advances and Auction Dollar Tranche Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Auction Dollar Tranche Revolving Credit Advances and Auction Dollar Tranche Swing Line Advances, Borrowers shall provide cash collateral for the Auction Dollar Tranche Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess.
(B)    If at any time the Dollar Equivalent of the aggregate outstanding balance of the Auction Multicurrency Tranche Revolving Loan and the Auction Multicurrency Tranche Swing Line Loan exceeds the Maximum Auction Multicurrency Tranche Amount, Borrowers shall immediately repay the aggregate outstanding Auction Multicurrency Tranche Revolving Credit Advances and Auction Multicurrency Tranche Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Auction Multicurrency Tranche Revolving Credit Advances and Auction Multicurrency Tranche Swing Line Advances, Borrowers shall provide cash collateral for the Auction Multicurrency Tranche Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess.
(C)    If at any time the aggregate outstanding balance of the Incremental Revolving Credit Advances exceeds the Maximum Incremental Amount, Borrowers shall immediately repay the aggregate outstanding Incremental Revolving Credit Advances to the extent required to eliminate such excess.
(D)    If at any time the sum of (i) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances and Swing Line Advances outstanding to the Foreign Borrowers plus (ii) the Dollar Equivalent of the outstanding Letter of Credit Obligations incurred on behalf of the Foreign Borrowers, in the aggregate plus (iii) the “Dollar Equivalent” of the aggregate outstanding principal balance of “Revolving Credit Advances” and “Swing Line Advances” outstanding to the “Foreign Borrowers” (as each such term in this clause (iii) is defined in the SFS Revolving Credit Agreement) plus (iv) the “Dollar Equivalent” of the outstanding “Letter of Credit Obligations” incurred on behalf of the “Foreign Borrowers” (as each such term in this clause (iv) is defined in the SFS Revolving Credit Agreement), in the aggregate exceeds the Foreign Borrower Subfacility Limit, the Foreign Borrowers shall, at the

Administrative Agent’s request, immediately repay (or cause to be repaid) such Auction Revolving Credit Advances and Swing Line Advances and/or “Revolving Credit Advances” and “Swing Line Advances” under the SFS Revolving Credit Agreement to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding principal balance of such Auction Revolving Credit Advances and Swing Line Advances and/or “Revolving Credit Advances” and “Swing Line Advances” under the SFS Revolving Credit Agreement, the Foreign Borrowers shall, at the Administrative Agent’s request, provide (or cause to be provided) cash collateral for such Letter of Credit Obligations and/or “Letter of Credit Obligations” under the SFS Revolving Credit Agreement in the manner set forth in Annex B or Annex B to the SFS Revolving Credit Agreement, as applicable, to the extent of such remaining excess.
(ii)
(A)    If at any time the Dollar Equivalent of the aggregate outstanding balance of the Auction Revolving Credit Advances and Swing Line Advances outstanding to the Domestic Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred on behalf of the Domestic Borrowers, in the aggregate, exceed the Domestic Auction Borrowing Base, the Domestic Borrowers shall immediately repay such outstanding Auction Revolving Credit Advances and Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of such outstanding Auction Revolving Credit Advances and Swing Line Advances, the Domestic Borrowers shall provide cash collateral for such Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess.
(B)    If at any time the Dollar Equivalent of the aggregate outstanding balance of the Auction Revolving Credit Advances and Swing Line Advances outstanding to the Foreign Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred on behalf of the Foreign Borrowers, in the aggregate, exceed the Dollar Equivalent of the Foreign Auction Borrowing Base, the Foreign Borrowers shall immediately repay such outstanding Auction Revolving Credit Advances and Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding principal balance of such Auction Revolving Credit Advances and Swing Line Advances, the Foreign Borrowers shall, at the

Administrative Agent’s request, provide cash collateral for such Letter of Credit Obligations in the manner set forth in Annex B to the extent of such remaining excess.
(C)    If at any time the aggregate outstanding balance of the Incremental Revolving Credit Advances to the Domestic Borrowers exceeds the Domestic Incremental Borrowing Base, the Domestic Borrowers shall immediately repay such outstanding Incremental Revolving Credit Advances to the extent required to eliminate such excess. If at any time the aggregate outstanding balance of the Incremental Revolving Credit Advances to the Foreign Borrowers exceeds the Foreign Incremental Borrowing Base, the Foreign Borrowers shall immediately repay such outstanding Incremental Revolving Credit Advances to the extent required to eliminate such excess.
Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).
(iii)    Subject to Section 1.3(c) and without duplication of mandatory prepayment obligations set forth in Section 1.3(b)(iii) of the SFS Revolving Credit Agreement, within three (3) Business Days after receipt by any Sotheby Entity of any cash proceeds of any asset disposition, the applicable Borrower (which is the Borrower that received such cash proceeds or, if such cash proceeds are received by a Sotheby Entity other than a Borrower, which is the Borrower that is the most direct holder of Stock of such Sotheby Entity) shall prepay the Obligations (and cash collateralize the Letter of Credit Obligations, as applicable) and the “Obligations” (and cash collateralize the “Letter of Credit Obligations,” as applicable) (in each case, as defined in the SFS Revolving Credit Agreement) in an aggregate amount equal to such proceeds, after the following amounts are deducted from the aggregate amount of all such proceeds: (1) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Sotheby Entities in connection therewith (in each case, paid to non-Affiliates), (2) transfer taxes, (3) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (4) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment of the Obligations (and cash collateralization of Letter of Credit Obligations) and the “Obligations” (and cash collateralization of “Letter of Credit Obligations”) (in each case, as defined in the SFS Revolving Credit Agreement) shall be applied in accordance with Section 1.3(d) or (e), as applicable. The following shall not be subject to mandatory prepayment under this clause (iii): (1) proceeds of dispositions permitted under Section 6.8 and (2) asset disposition proceeds with respect to Equipment or Fixtures that are reinvested in Equipment or Fixtures within one hundred and eighty (180) days of receipt thereof; provided, that the Borrower Representative notifies the Administrative Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

(iv)    Subject to Section 1.3(c) and without duplication of mandatory prepayment obligations set forth in Section 1.3(b)(iv) of the SFS Revolving Credit Agreement, if any Sotheby Entity issues Stock to any entity other than another Sotheby Entity, no later than the fifth (5th) Business Day following the date of receipt of any cash proceeds thereof, the applicable Borrower (which is the Borrower that received such cash proceeds or, if such cash proceeds are received by a Sotheby Entity other than a Borrower, which is the Borrower that is the most direct holder of Stock of such Sotheby Entity) shall prepay the Obligations (and cash collateralize Letter of Credit Obligations, as applicable) and the “Obligations” (and cash collateralize the “Letter of Credit Obligations,” as applicable) (in each case, as defined in the SFS Revolving Credit Agreement) in an aggregate amount equal to all such proceeds, after the following amounts are deducted from the aggregate amount of all such proceeds: (1) underwriting discounts, (2) commissions and (3) other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment of the Obligations (and cash collateralization of Letter of Credit Obligations) and the “Obligations” (and cash collateralization of “Letter of Credit Obligations”) (in each case, as defined in the SFS Revolving Credit Agreement) shall be applied in accordance with Section 1.3(d) or (e), as applicable. The following shall not be subject to prepayment under this clause (iv): (1) proceeds of Stock issuances of Parent, (2) proceeds of Stock issuances to employees of any Sotheby Entity and (3) proceeds of Stock issuances up to the Dollar Equivalent of $10,000,000 in the aggregate for any Fiscal Year.
(c)    Adjustments to Mandatory Prepayment Amounts. The Borrowers shall be required to make any prepayment of the Obligations (and cash collateralization of Letter of Credit Obligations) otherwise payable pursuant to Sections 1.3(b)(iii), 1.3(b)(iv) or 5.4 only to the extent that the amount of such prepayment exceeds (i) in the case of the Domestic Borrowers, the sum of the Domestic Auction Borrowing Availability plus the Domestic Incremental Borrowing Availability as of the date of such required prepayment or (ii) in the case of the Foreign Borrowers, the sum of the Foreign Auction Borrowing Availability plus the Foreign Incremental Borrowing Availability as of the date of such required prepayment, in each case as set forth in a Borrowing Base Certificate most recently delivered as of the date of such required prepayment. In addition, if, after giving effect to the previous sentence, any Foreign Borrower shall be required to make a prepayment pursuant to Sections 1.3(b)(iii), 1.3(b)(iv) or 5.4 in excess of the outstanding principal balance of the Auction Revolving Credit Advances, Incremental Revolving Credit Advances and Swing Line Advances outstanding to the Foreign Borrowers and the Letter of Credit Obligations incurred on behalf of the Foreign Borrowers, in the aggregate, as of such date, then the Domestic Borrowers shall be jointly and severally liable to make a prepayment of the Loans (and cash collateralize the Letter of Credit Obligations) (in addition to any prepayment made by such Foreign Borrower pursuant to Sections 1.3(b)(iii), 1.3(b)(iv) or 5.4, as applicable) in an amount equal to (i) the amount of such excess minus (ii) the sum of the Domestic Auction Borrowing Availability plus the Domestic Incremental Borrowing Availability as of the date of such required prepayment as set forth in a Borrowing Base Certificate delivered to the Administrative Agent. To the extent any proceeds from any event that would otherwise give rise to a mandatory prepayment are not required to be used to make a prepayment of Obligations (and cash collateralization of Letter of Credit Obligations) under this Agreement as a result of this Section 1.3(c), the amount of such proceeds that would otherwise be applied in accordance with Section 1.3(d) or (e), as applicable, to the payment of the

“Obligations” (and cash collateralization of “Letter of Credit Obligations”) (in each case, as defined in the SFS Revolving Credit Agreement) shall be increased on a non-pro rata basis such that such amount shall include the maximum portion of such unused proceeds that can be used to make a mandatory prepayment under the SFS Revolving Credit Agreement after giving effect to Section 1.3(c) of the SFS Revolving Credit Agreement.
(d)    Application of Mandatory Prepayments by Domestic Borrowers. Subject to the other terms set forth herein, in the SFS Revolving Credit Agreement, and in the Collateral Documents, any prepayments made by any Domestic Borrower pursuant to Sections 1.3(b)(iii) or (iv) or Section 5.4 shall be applied as follows:
(i)    first, on a pro rata basis, (x) to Fees, reimbursable expenses, indemnities and other amounts owing to the Agents which are then due and payable pursuant to any of the Loan Documents and (y) to “Fees,” reimbursable expenses, indemnities and other amounts owing to the “Agents” which are then due and payable pursuant to any of the “Loan Documents” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(ii)    second, to interest then due and payable on Incremental Revolving Credit Advances outstanding to the Domestic Borrowers;
(iii)    third, to the principal balance of the Incremental Revolving Credit Advances outstanding to the Domestic Borrowers until the same have been paid in full;
(iv)    fourth, to interest then due and payable on Incremental Revolving Credit Advances outstanding to the Foreign Borrowers;
(v)    fifth, to the principal balance of the Incremental Revolving Credit Advances outstanding to the Foreign Borrowers until the same have been paid in full;
(vi)    sixth, on a pro rata basis (x) to interest then due and payable on Swing Line Advances outstanding to the Domestic Borrowers and (y) to interest then due and payable on “Swing Line Advances” outstanding to the “Domestic Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(vii)    seventh, on a pro rata basis, (x) to the principal balance of Swing Line Advances outstanding to the Domestic Borrowers until the same have been paid in full and (y) to the principal balance of “Swing Line Advances” outstanding to the “Domestic Borrowers” until the same have been paid in full (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(viii)    eighth, on a pro rata basis (x) to interest then due and payable on Auction Revolving Credit Advances outstanding to the Domestic Borrowers and (y) to interest then due and payable on “Revolving Credit Advances” outstanding to the “Domestic Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);

(ix)    ninth, on a pro rata basis, (x) to the principal balance of Auction Revolving Credit Advances outstanding to the Domestic Borrowers until the same have been paid in full and (y) to the principal balance of “Revolving Credit Advances” outstanding to the “Domestic Borrowers” until the same have been paid in full (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(x)    tenth, on a pro rata basis, (x) to any Letter of Credit Obligations incurred on behalf of the Domestic Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B and (y) to any “Letter of Credit Obligations” incurred on behalf of the “Domestic Borrowers” to provide cash collateral therefor in the manner set forth in Annex B to the SFS Revolving Credit Agreement, until all such “Letter of Credit Obligations” have been fully cash collateralized in the manner set forth in Annex B to the SFS Revolving Credit Agreement (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(xi)    eleventh, on a pro rata basis, (x) to any other Obligations (other than Obligations that constitute a Guaranty of the Obligations of the Foreign Credit Parties) owing by the Domestic Credit Parties and (y) to any other “Obligations” (other than “Obligations” that constitute a “Guaranty” of the “Obligations” of the “Foreign Credit Parties”) owing by the “Domestic Credit Parties” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(xii)    twelfth, on a pro rata basis (x) to interest then due and payable on Swing Line Advances outstanding to the Foreign Borrowers and (y) to interest then due and payable on “Swing Line Advances” outstanding to the “Foreign Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(xiii)    thirteenth, on a pro rata basis, (x) to the principal balance of Swing Line Advances outstanding to the Foreign Borrowers until the same have been paid in full and (y) to the principal balance of “Swing Line Advances” outstanding to the “Foreign Borrowers” until the same have been paid in full (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(xiv)    fourteenth, on a pro rata basis (x) to interest then due and payable on Auction Revolving Credit Advances outstanding to the Foreign Borrowers and (y) to interest then due and payable on “Revolving Credit Advances” outstanding to the “Foreign Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(xv)    fifteenth, on a pro rata basis, (x) to the principal balance of Auction Revolving Credit Advances outstanding to the Foreign Borrowers until the same have been paid in full and (y) to the principal balance of “Revolving Credit Advances” outstanding to the “Foreign Borrowers” until the same have been paid in full (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);

(xvi)    sixteenth, on a pro rata basis, (x) to any Letter of Credit Obligations incurred on behalf of the Foreign Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B and (y) to any “Letter of Credit Obligations” incurred on behalf of the “Foreign Borrowers” to provide cash collateral therefor in the manner set forth in Annex B to the SFS Revolving Credit Agreement, until all such “Letter of Credit Obligations” have been fully cash collateralized in the manner set forth in Annex B to the SFS Revolving Credit Agreement (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement); and
(xvii)    last, on a pro rata basis, (x) to any other Obligations owing by the Foreign Credit Parties and (y) to any other “Obligations” owing by the “Foreign Credit Parties” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement).
No Commitments shall be permanently reduced by the amount of any such prepayments.
(e)    Application of Mandatory Prepayments by Foreign Borrowers. Subject to the other terms set forth herein, in the SFS Revolving Credit Agreement, and in the Collateral Documents, any prepayments made by any Foreign Borrower pursuant to Sections 1.3(b)(iii) or (iv) or Section 5.4 shall be applied as follows:
(i)    first, on a pro rata basis (x) to Fees, reimbursable expenses, indemnities and other amounts owing to the Agents which are then due and payable pursuant to any of the Loan Documents in respect of the Revolving Loans made to the Foreign Borrowers and (y) to “Fees,” reimbursable expenses, indemnities and other amounts owing to the “Agents” which are then due and payable pursuant to any of the “Loan Documents” in respect of the “Revolving Loans” made to the “Foreign Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(ii)    second, to interest then due and payable on Incremental Revolving Credit Advances outstanding to the Foreign Borrowers;
(iii)    third, to the principal balance of the Incremental Revolving Credit Advances outstanding to the Foreign Borrowers until the same have been paid in full;
(iv)    fourth, on a pro rata basis (x) to interest then due and payable on Swing Line Advances outstanding to the Foreign Borrowers and (y) to interest then due and payable on “Swing Line Advances” outstanding to the “Foreign Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(v)    fifth, on a pro rata basis, (x) to the principal balance of Swing Line Advances outstanding to the Foreign Borrowers until the same have been paid in full and (y) to the principal balance of “Swing Line Advances” outstanding to the “Foreign Borrowers” until the same have been paid in full (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);

(vi)    sixth, on a pro rata basis (x) to interest then due and payable on Auction Revolving Credit Advances outstanding to the Foreign Borrowers and (y) to interest then due and payable on “Revolving Credit Advances” outstanding to the “Foreign Borrowers” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(vii)    seventh, on a pro rata basis, (x) to the principal balance of Auction Revolving Credit Advances outstanding to the Foreign Borrowers until the same have been paid in full and (y) to the principal balance of “Revolving Credit Advances” outstanding to the “Foreign Borrowers” until the same have been paid in full (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement);
(viii)    eighth, on a pro rata basis, (x) to any Letter of Credit Obligations incurred on behalf of the Foreign Borrowers to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B and (y) to any “Letter of Credit Obligations” incurred on behalf of the “Foreign Borrowers” to provide cash collateral therefor in the manner set forth in Annex B to the SFS Revolving Credit Agreement, until all such “Letter of Credit Obligations” have been fully cash collateralized in the manner set forth in Annex B to the SFS Revolving Credit Agreement (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement); and
(ix)    last, on a pro rata basis, (x) to any other Obligations owing by the Foreign Credit Parties and (y) to any other “Obligations” owing by the “Foreign Credit Parties” (as each such term in this clause (y) is defined in the SFS Revolving Credit Agreement).
Neither any Commitment nor the Foreign Borrower Subfacility Limit shall be permanently reduced by the amount of any such prepayments.
(f)    No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute any Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.
(g)    Application to Revolving Credit Advances. Any prepayment made on any outstanding Revolving Credit Advances pursuant to Sections 1.1(a)(i), 1.3(b) or 5.4 shall be applied as follows: first, to such Revolving Credit Advances that are Index Rate Loans; and second, to such Revolving Credit Advances that are LIBOR Loans, in the order of the LIBOR Loans with the shortest LIBOR Periods to the LIBOR Loans with the longest LIBOR Periods. Application to specific Advances pursuant to this Section 1.3(g) shall be subject to the calculation of the indemnities, if any, owing to the Lenders pursuant to Section 1.14(b).

1.4	Use of Proceeds.
Borrowers shall utilize the proceeds of the Loans solely for the financing of Borrowers’ and their Subsidiaries’ working capital and other general corporate needs.

1.5	Interest and Applicable Margins.
(a)    Borrowers shall pay interest to the Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Auction Revolving Credit Advances denominated in Dollars, the Dollar Index Rate plus the Applicable Auction Dollar Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable Dollar LIBOR Rate plus the Applicable Auction Dollar Revolver LIBOR Margin per annum, (ii) with respect to the Auction Multicurrency Tranche Revolving Credit Advances denominated in Sterling, the applicable Sterling LIBOR Rate plus the Applicable Sterling Revolver LIBOR Margin per annum, (iii) with respect to the Auction Multicurrency Tranche Revolving Credit Advances denominated in Euro, the applicable Euro LIBOR Rate plus the Applicable Euro Revolver LIBOR Margin per annum, (iv) with respect to the Auction Multicurrency Tranche Revolving Credit Advances denominated in Hong Kong Dollars, the Hong Kong Dollars LIBOR Rate plus the Applicable Hong Kong Dollars Revolver LIBOR Margin per annum, (v) with respect to the Incremental Revolving Credit Advances, the Dollar Index Rate plus the Applicable Incremental Dollar Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable Dollar LIBOR Rate plus the Applicable Incremental Dollar Revolver LIBOR Margin per annum, (vi) with respect to Swing Line Advances denominated in Dollars, the Dollar Index Rate plus the Applicable Dollar Revolver Index Margin per annum, (vii) with respect to Swing Line Advances denominated in Sterling, the Sterling Index Rate plus the Applicable Sterling Revolver Index Margin per annum, (viii) with respect to Swing Line Advances denominated in Euro, the Euro Index Rate plus the Applicable Euro Revolver Index Margin per annum and (ix) with respect to Swing Line Advances denominated in Hong Kong Dollars, the Hong Kong Dollars Index Rate plus the Applicable Hong Kong Dollars Revolver Index Margin per annum.
The Applicable Margins shall be calculated based on the following grids:

If the Average Monthly Usage is:	Level of Applicable Margins:
≤ 25%	Level I
>25% but ≤ 50%	Level II
>50% but ≤ 75%	Level III
>75%	Level IV

	Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Auction Dollar Revolver Index Margin	0.75%	1.00%	1.25%	1.50%
Applicable Auction Dollar Revolver LIBOR Margin	1.75%	2.00%	2.25%	2.50%
Applicable Incremental Dollar Revolver Index Margin	2.75%
Applicable Incremental Dollar Revolver LIBOR Margin	3.75%
Applicable Sterling Revolver Index Margin	0.75%	1.00%	1.25%	1.50%
Applicable Sterling Revolver LIBOR Margin	1.75%	2.00%	2.25%	2.50%
Applicable Euro Revolver Index Margin	0.75%	1.00%	1.25%	1.50%
Applicable Euro Revolver LIBOR Margin	1.75%	2.00%	2.25%	2.50%
Applicable Hong Kong Dollars Revolver Index Margin	0.75%	1.00%	1.25%	1.50%
Applicable Hong Kong Dollars Revolver LIBOR Margin	1.75%	2.00%	2.25%	2.50%
Applicable L/C Margin	1.75%	2.00%	2.25%	2.50%

If the Average Monthly Usage is:	<33%		>33% but ≤66%	>66%
Applicable Auction Unused Line Fee Margin	0.500%		0.375%	0.250%
Applicable Incremental Unused Line Fee Margin	0.625%

Adjustments in the Applicable Margins shall be implemented on the first day of each calendar month. Notwithstanding the foregoing, (i) the Average Monthly Usage shall be deemed to be in Level III (and, for purposes of determining the Applicable Auction Unused Line Fee Margin and the Applicable Incremental Unused Line Fee Margin, deemed to be <33%) during the period from the Restatement Effective Date to, and including, September 30, 2014 and (ii) from and after the occurrence of an Event of Default and until the first Business Day following the cure or waiver thereof, no reduction in the Applicable Margins shall be implemented.
(b)    If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
(c)    All computations of Fees calculated on a per annum basis and interest on all Loans shall be made by the Administrative Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Dollar Index Rate, the Sterling Index Rate, the Euro Index Rate and the Hong Kong Dollars Index Rate are floating rates determined for each day. Each determination by the Administrative Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.
(d)    So long as an Event of Default has occurred and is continuing under Section 8.1(a), (g) or (h), or so long as any other Event of Default has occurred and is continuing and the Administrative Agent shall have elected (or, by written request to the Administrative Agent, the Requisite Lenders shall have elected), which election in either case shall be confirmed by written notice from the Administrative Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.
(e)    Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance denominated in Dollars be made as a LIBOR Loan, (ii) convert at any time all or any portion of the outstanding Auction Revolving Loan denominated in Dollars or outstanding Incremental Revolving Credit Advances from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan denominated in Dollars to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.14(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of the outstanding Auction Revolving Loan or any outstanding Incremental Revolving Credit Advance as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued portion of the outstanding Auction Revolving Loan or such Incremental Revolving Credit Advances, as applicable, shall commence on the first day after the last day of the LIBOR Period of the portion of the outstanding Auction Revolving Loan or the Incremental Revolving Credit Advances, as applicable, to be continued. Any portion of the outstanding Auction Revolving Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of (i) if denominated in Dollars, $5,000,000 or an integral multiple of $1,000,000 in excess of such amount, (ii) if denominated in Sterling, £3,000,000 or an integral multiple of £500,000 in excess of such amount, (iii) if denominated in Euro, €3,000,000 or an integral multiple of €500,000 in excess of such amount or (iv) if denominated in Hong Kong Dollars, HK$40,000,000 or an integral multiple of HK$8,000,000 in excess of such amount. Any Incremental Revolving Credit Advance to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to be made as a LIBOR Loan, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower

Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), (i) if such LIBOR Loan is denominated in Dollars, such LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period and (ii) if such LIBOR Loan is denominated in a Foreign Currency, such LIBOR Loan shall be continued as a LIBOR Loan having a LIBOR Period of one month. Borrower Representative must make such election by notice to the Administrative Agent in writing, by telecopy or overnight courier, or Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a notice (a “Notice of Conversion/Continuation”) delivered in writing or by Electronic Transmission in the form of Exhibit 1.5(e). Notwithstanding anything in this Section 1.5(e) or Agreement to the contrary, conversions and continuations of Index Rate Loans and LIBOR Loans hereunder shall not result in refinancings or repayments of such portions of the outstanding Auction Revolving Loan or Incremental Revolving Credit Advances, but only repricings of such continuously outstanding portions of the outstanding Auction Revolving Loan or Incremental Revolving Credit Advances, as applicable.
(f)    Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Restatement Effective Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6	Eligible Art Loans.
All of the Art Loans owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Administrative Agent shall be “Eligible Art Loans” for purposes of this Agreement, except any Art Loans to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Art Loans from time to time in its sole reasonable credit judgment. In addition, subject to Section 11.2(b), the Administrative Agent reserves the right, at any time and from time to time after the Restatement Effective Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Art Loans, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Art Loans arising or discovered by the Administrative Agent after the Restatement Effective Date; provided that, (i) for purposes of clarity, the Administrative Agent will not be required at any time to obtain any approval from any Lenders or any other Person(s) for the establishment, modification or elimination of any Reserves against Eligible Art Loans and (ii) any decreases to advance rates with respect to Eligible Art Loans made after the Restatement Effective Date shall only apply to Art Loans added to any Borrowing Base after the date of such decrease in the advance rates. Eligible Art Loans shall not include any Art Loan of any Borrower:
(a)    with respect to which (i) such Borrower shall not have conducted (x) appropriate UCC, tax lien and judgment searches (or applicable equivalent) against the applicable Art Loan Debtor or (y) in the case of any Art Loan Debtor located in the United Kingdom or Hong Kong, appropriate bankruptcy, winding up and company searches against the applicable Art Loan Debtor or (ii) the results of such searches shall have indicated any material risk with respect to the applicable Art Loan Debtor or the Works of Art securing repayment of such Art Loan;
(b)    with respect to which (i) such Art Loan and the related security interest are not governed by a loan and security agreement reasonably acceptable to the Administrative Agent in form and substance, or (ii) any material terms of the related loan and security agreement and/or any other related documentation are not binding and enforceable;
(c)    with respect to which any payment under the related loan agreement (or any other Art Loan outstanding to such related Art Loan Debtor) has been deemed by such Borrower to be non-accrual;
(d)    that is subject to any litigation challenging the validity or enforceability of such Art Loan or any related documentation, unless (i) such Borrower has notified the Administrative Agent of such litigation, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not constitute good faith litigation;
(e)    (i) that is not denominated in Dollars, Canadian Dollars, Hong Kong Dollars, Sterling, Euros, Swiss Francs or an Alternative Art Loan Currency, (ii) if such Art Loan is denominated in Hong Kong Dollars and owned by a Domestic Borrower or U.K. Borrower, unless the Administrative Agent shall have otherwise agreed, a Credit Party (if such Art Loan is owned by a U.K. Borrower) or a Domestic Credit Party (if such Art Loan is owned by a Domestic Borrower) shall have not entered into a Rate Management Transaction reasonably acceptable to the Administrative Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between Hong Kong Dollars and Dollars (in the case of any Art Loan owned by a Domestic Borrower) or Sterling (in the case of any Art Loan owned by a U.K. Borrower) at all times until the maturity of such Art Loan or (iii) if such Art Loan is denominated in an Alternative Art Loan Currency, unless the Administrative Agent shall have otherwise agreed, a Credit Party (in the case of any Foreign Borrower) or a Domestic Credit Party (in the case of any Domestic Borrower) shall have not entered into a Rate Management Transaction reasonably acceptable to the Administrative

Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Dollars (in the case of any Art Loan owned by a Domestic Borrower) or Sterling (in the case of any Art Loan owned by a Foreign Borrower) at all times until the maturity of such Art Loan;
(f)    that was not generated in the ordinary course of the applicable Borrower’s business;
(g)    unless the Administrative Agent shall have otherwise agreed, that by its terms is not due and payable within 18 months; provided that, Art Loans that by their terms are due and payable after 18 months but within 24 months shall not be excluded as “Eligible Art Loans” pursuant to this clause to the extent the portion of the outstanding principal balance of such Art Loans included in any Borrowing Base, collectively with the portion of the outstanding principal balance of such “Art Loans” included in any “Borrowing Base” under the SFS Revolving Credit Agreement, does not exceed $250,000,000 in the aggregate;
(h)    to the extent that any defense, counterclaim, setoff or dispute (other than any dispute described in clause (d) above or in clauses (h) or (i) of the definition of “Eligible Art Loan Collateral”) is asserted in writing (and reasonably determined by such Borrower not to be frivolous) as to repayment by the relevant Art Loan Debtor of such Art Loan or as to any failure by any Sotheby Entity to fund any unfunded commitment of such Sotheby Entity to make future Art Loans to the relevant Art Loan Debtor, unless (i) such Borrower has notified the Administrative Agent of such defense, counterclaim, setoff or dispute, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such defense, counterclaim, setoff or dispute is not asserted in good faith;
(i)    that (i) is not subject to a first priority lien in favor of the Collateral Agent, on behalf of the Secured Parties, or (ii) is subject to any Lien of any Person other than the Collateral Agent, except Permitted Encumbrances;
(j)    with respect to which the Art Loan Debtor is a director, officer, other employee or Affiliate of any Sotheby Entity, unless the Administrative Agent shall have determined, in its sole discretion, that such Art Loan shall constitute an Eligible Art Loan notwithstanding the provisions of this clause (j);
(k)    unless the Administrative Agent shall have otherwise agreed in its reasonable credit judgment, that is the obligation of an Art Loan Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof;
(l)    that is not secured by Eligible Art Loan Collateral or to the extent by which the outstanding principal balance of such Art Loan exceeds sixty percent (60%) of the aggregate Estimated Value of the Works of Art securing repayment of such Art Loan that constitute Eligible Art Loan Collateral;
(m)    in the case of an Art Loan Debtor that is not an individual, such Borrower has not obtained confirmation of authorization of the incurrence of such Art Loan by such Person and the individuals executing documents on its behalf;
(n)    with respect to which (i) a petition is filed by or against the related Art Loan Debtor under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors or (ii) the related Art Loan Debtor makes a general assignment for the benefit of creditors;
(o)    to the extent any Sotheby Entity is liable for goods sold or services rendered by the applicable Art Loan Debtor to such Sotheby Entity, but only to the extent of the potential offset; provided that, without duplication of amounts described in the proviso of Section 1.8(m) or described in the proviso of Section 1.6(o) of the SFS Revolving Credit Agreement, if such potential offset arises from amounts payable by such Borrower to such Art Loan Debtor from any receivable then due and payable to such Borrower, as agent for such Art Loan Debtor, by a buyer of a Work of Art (other than the Work of Art securing any Art Loan) that was sold on consignment by such Borrower, as consignee, on behalf of such Art Loan Debtor, in its capacity as consignor, such potential offset shall be reduced by the amount of such receivable (net of any commissions, buyer’s premium and reimbursable expenses payable to any Sotheby Entity for such sale);
(p)    with respect to which (i) any of the documentation evidencing such Art Loan is not in the possession of such Borrower or any Agent or (ii) any of the representations or warranties in this Agreement and the other Loan Documents pertaining to such Art Loan is untrue in any material respect (or, in the case of any representation or warranty already qualified by materiality, in any respect);
(q)    to the extent such Art Loan exceeds any credit limit with respect to any Art Loan Debtor established by the Administrative Agent, in its reasonable credit judgment, taking into account the nature and value of the Works of Art securing such Art Loan and after consultation with the Borrower Representative;
(r)    with respect to which the initial outstanding principal amount, if owned by a Domestic Borrower, is less than $100,000; or
(s)    that is included in any “Borrowing Base” under the SFS Revolving Credit Agreement.

1.7	Eligible Art Inventory.
All of the Art Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to the Administrative Agent shall be “Eligible Art Inventory” for purposes of this Agreement, except any Art Inventory to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Art Inventory from time to time in its sole reasonable credit judgment. In addition, subject to Section 11.2(b), the Administrative Agent reserves the right, at any time and from time to time after the Restatement Effective Date, to adjust of the criteria set forth below and to establish new criteria and to adjust advance rates with respect to Eligible Art Inventory, in its reasonable credit judgment reflecting changes in the salability or realization values of Art Inventory arising or discovered by the Administrative Agent after the Restatement Effective Date; provided that, (i) for purposes of clarity, the Administrative Agent will not be required at any time to obtain any approval from any Lenders or any other Person(s) for the establishment, modification or elimination of any Reserves against Eligible Art Inventory and (ii) any decreases to advance rates with respect to Eligible Art Inventory made after the Restatement Effective Date shall only apply to Art Inventory added to any Borrowing Base after the date of such decrease in the advance rates. Eligible Art Inventory shall not include any Art Inventory of any Borrower that:
(a)    is owned by such Borrower as part of a joint venture or profit/loss sharing arrangement or otherwise is not owned solely by such Borrower, unless (i) the Administrative Agent shall have otherwise agreed, or (ii) such Borrower has ultimate control of the disposition of such Art Inventory, in which case such Art Inventory shall be eligible to constitute Eligible Art Inventory to the extent of such Borrower’s ownership interest therein;
(b)    other than as permitted by clause (a) above, is not owned by such Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Encumbrances described in clause (e) of the definition thereof (subject to Reserves satisfactory to the Administrative Agent);
(c)    (i) is not (x) located in a Permitted Inventory Country or (y) in transport between such countries or (ii) is located in a Permitted Inventory Country and such Borrower shall not have taken each action reasonably required by the Collateral Agent with respect to such Work of Art located in such Permitted Inventory Country in order to protect the interests of the Agents therein under the laws of such Permitted Inventory Country;
(d)    is not held by such Borrower (i) at a location owned by a Sotheby Entity, or (ii) unless Reserves satisfactory to the Administrative Agent have been established (A) at a location in which a Sotheby Entity has obtained a leasehold interest with respect to which, unless otherwise agreed by the Administrative Agent, the lessor has executed a landlord waiver, in form and substance reasonably acceptable to the Administrative Agent, or (B) at a warehouse, storage facility or other third-party location (including, without limitation, the Geneva free port) with respect to which, unless otherwise agreed by the Administrative Agent, such third party has executed a bailee letter or similar agreement in form and substance reasonably acceptable to the Administrative Agent;
(e)    is subject to any litigation challenging the rights of such Borrower in such Art Inventory, unless (i) such Borrower has notified the Administrative Agent of such litigation, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not constitute good faith litigation;
(f)    is placed on consignment with any Person, unless (i) such consignment constitutes a Permitted Consignment with respect to such Art Inventory, or (ii)(x) such Borrower has notified the Administrative Agent of such consignment and (y) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such Borrower has taken all actions reasonably required by the Administrative Agent with respect to such Art Inventory in order to protect the interests of the Agents therein under all applicable laws;
(g)    is not subject to a first priority lien in favor of the Collateral Agent on behalf of the Secured Parties, subject to Permitted Encumbrances described in clause (e) of the definition thereof (subject to Reserves satisfactory to the Administrative Agent);
(h)    if the value of such Art Inventory exceeds $250,000, has not been the subject of a search by such Borrower in the Art Loss Register (if applicable);
(i)    breaches any of the representations or warranties pertaining to Art Inventory set forth in the Loan Documents; or
(j)    constitutes Automobile Works of Art, unless (i) such Borrower or any other Credit Party has in its possession the related original Certificates of Title for such Automobile Works of Art or (ii) no Certificates of Title have been, or are required to be, issued with respect to such Automobile Works of Art by any applicable Governmental Authority.

1.8	Eligible Extended Term Art Receivables.
All of the Extended Term Art Receivables owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrower Representative to the Administrative Agent shall be “Eligible Extended Term Art Receivables” for purposes of this Agreement, except any Extended Term Art Receivables to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Extended Term Art Receivables from time to time in its sole reasonable credit judgment. In addition, subject to Section 11.2(b), the Administrative Agent reserves the right, at any time and from time to time after the Restatement Effective Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Extended Term Art Receivables, in its reasonable credit judgment, reflecting changes in the collectibility or realization values of such Extended Term Art Receivables arising or discovered by the Administrative Agent after the Restatement Effective Date; provided that, (i) for purposes of clarity, the Administrative Agent will not be required at any time to obtain any approval from any Lenders or any other Person(s) for the establishment, modification or elimination of any Reserves against Eligible Extended Term Art Receivables and (ii) any decreases to advance rates with respect to Eligible Extended Term Art Receivables made after the Restatement Effective Date shall only apply to Extended Term Art Receivables added to any Borrowing Base after the date of such decrease in the advance rates. Eligible Extended Term Art Receivables shall not include any Extended Term Art Receivable of any Borrower:
(a)    with respect to which (i) such Extended Term Art Receivable and the related consignment are not governed by Extended Term Art Documentation reasonably acceptable to the Administrative Agent in form and substance, (ii) the related Extended Term Art Documentation is not governed under the laws of (x) the State of New York, (y) England and Wales, or (z) Hong Kong, (iii) any material terms of the related Extended Term Art Documentation and/or any other related documentation are not binding and enforceable or (iv) the related Extended Term Art Documentation or the related auction giving rise to such Extended Term Art Receivable shall not comply with the Extended Term Auction Procedural Requirements;
(b)    with respect to which any payment under any Extended Term Art Documentation (or any other Extended Term Art Receivable which has the same Extended Term Art Debtor) has been deemed by such Borrower to be non-accrual;
(c)    that is subject to any litigation challenging the validity or enforceability of such Extended Term Art Receivable, the related Extended Term Art Documentation or any other related documentation, unless (i) such Borrower has notified the Administrative Agent of such litigation, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not constitute good faith litigation;
(d)    that is payable in any currency other than Dollars, Hong Kong Dollars, Sterling or Euros;

(e)    that was not generated in the ordinary course of the applicable Borrower’s business;
(f)    unless the Administrative Agent shall have otherwise agreed, that (i) is past due or (ii) by its terms is not due and payable within one hundred twenty (120) calendar days following the date on which the auction giving rise to such Extended Term Art Receivable occurred;
(g)    to the extent that any defense, counterclaim, setoff or dispute (other than any dispute described in clause (c) above or in clauses (i) or (j) of the definition of “Eligible Extended Term Art Collateral”) is asserted in writing (and reasonably determined by such Borrower not to be frivolous) as to repayment by the relevant Extended Term Art Debtor of such Extended Term Art Receivable or of any other Extended Term Art Receivable owed by such Extended Term Art Debtor, unless (i) such Borrower has notified the Administrative Agent of such defense, counterclaim, setoff or dispute, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such defense, counterclaim, setoff or dispute is not asserted in good faith;
(h)    that (i) is not subject to a first priority lien in favor of the Collateral Agent, on behalf of the Secured Parties, or (ii) is subject to any Lien of any Person other than the Collateral Agent, except Permitted Encumbrances;
(i)    with respect to which the Extended Term Art Debtor is a director, officer, other employee or Affiliate of any Sotheby Entity, unless the Administrative Agent shall have determined, in its sole discretion, that such Extended Term Art Receivable shall constitute an Eligible Extended Term Art Receivable notwithstanding the provisions of this clause (j);
(j)    unless the Administrative Agent shall have otherwise agreed in its reasonable credit judgment, that is the obligation of an Extended Term Art Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof;
(k)    for which the underlying Work of Art does not constitute Eligible Extended Term Art Collateral;
(l)    with respect to which (i) a petition is filed by or against the related Extended Term Art Debtor or Extended Term Art Consignor under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors or (ii) the related Extended Term Art Debtor or Extended Term Art Consignor makes a general assignment for the benefit of creditors;
(m)    to the extent any Sotheby Entity is liable for goods sold or services rendered by the applicable Extended Term Art Debtor to such Sotheby Entity (or, if the related Extended Term Art Documentation is governed under the laws of the State of New York, the Extended Term Art Consignor), but only to the extent of the potential offset; provided that, without duplication of the amount of any receivable described in the proviso of Section 1.6(o) of this Agreement or described in the proviso of Section 1.6(o) of the SFS Revolving Credit Agreement, if such potential offset arises from amounts payable by such Borrower to such Extended Term Art Debtor or Extended Term Art Consignor, as applicable, from any receivable then due and payable to such Borrower, as agent for such Extended Term Art Debtor or Extended Term Art Consignor, as applicable, by a buyer of a Work of Art (other than the Work of Art securing any Art Loan) that was sold on consignment by such Borrower, as consignee, on behalf of such Extended Term Art Debtor or Extended Term Art Consignor, as applicable, such potential offset shall be reduced by the amount of such receivable (net of any commissions, buyer’s premium and reimbursable expenses payable to any Sotheby Entity for such sale);
(n)    with respect to which (i) any of the Extended Term Art Documentation or any other documentation evidencing such Extended Term Art Receivable is not in the possession of such Borrower or any Agent or (ii) any of the representations or warranties in this Agreement and the other Loan Documents pertaining to such Extended Term Art Receivable is untrue in any material respect (or, in the case of any representation or warranty already qualified by materiality, in any respect);
(o)    to the extent such Extended Term Art Receivables exceeds any credit limit with respect to any Extended Term Art Debtor established by the Administrative Agent, in its reasonable credit judgment, taking into account the nature and value of the underlying Work of Art and after consultation with the Borrower Representative; or
(p)    with respect to which the initial outstanding amount, if owned by a Domestic Borrower, is less than $100,000.

1.9	Cash Management Systems.
On and after the Restatement Effective Date, the Credit Parties will maintain until the Termination Date the cash management systems described in Annex C (the “Cash Management Systems”).

1.10	Fees.
(a)    Borrowers shall pay to GE Capital an annual collateral monitoring fee equal to $100,000 per year payable annually in advance on each anniversary of the Closing Date prior to the Termination Date; provided that, the annual collateral monitoring fee payable hereunder shall be reduced on a dollar-for-dollar basis by any portion of the annual collateral monitoring fee paid to GE Capital pursuant to Section 1.10(a) of the SFS Revolving Credit Agreement.
(b)
(i)    As additional compensation for the Auction Dollar Tranche Lenders, Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Auction Dollar Tranche Lenders, in arrears, on the first Business Day of each month prior to the Auction

Commitment Termination Date and on the Auction Commitment Termination Date, a Fee for Borrowers’ non use of available funds in an amount in Dollars equal to the Applicable Auction Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Auction Dollar Tranche Amount (as it may be increased or reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Auction Dollar Tranche Revolving Loan and the Auction Dollar Tranche Swing Line Loan outstanding during the period for which such Fee is due.
(ii)    As additional compensation for the Auction Multicurrency Tranche Lenders, Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Auction Multicurrency Tranche Lenders, in arrears, on the first Business Day of each month prior to the Auction Commitment Termination Date and on the Auction Commitment Termination Date, a Fee for Borrowers’ non use of available funds in an amount in Dollars equal to the Applicable Auction Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Auction Multicurrency Tranche Amount (as it may be increased or reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Auction Multicurrency Tranche Revolving Loan and the Auction Multicurrency Tranche Swing Line Loan outstanding during the period for which such Fee is due.
(iii)    As additional compensation for the Incremental Lenders, Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Incremental Lenders, in arrears, on the first Business Day of each month prior to the Incremental Commitment Termination Date and on the Incremental Commitment Termination Date, a Fee for Borrowers’ non use of available funds in an amount in Dollars equal to the Applicable Incremental Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Incremental Amount and (y) the average for the period of the daily closing balances of the aggregate outstanding principal amount of Incremental Revolving Credit Advances during the period for which such Fee is due.
(c)    Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Auction Lenders, the Letter of Credit Fee and other fees and amounts required by Annex B.

1.11	Receipt of Payments.
All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without setoff, recoupment, counterclaim or deduction of any kind. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars, Sterling, Euro or Hong Kong Dollars, as applicable, to the applicable Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefore are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business

Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

1.12	Application and Allocation of Payments.
(a)    So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.3(d) or 1.3(e), as applicable. All payments and prepayments applied to the Auction Revolving Loan shall be applied ratably to the portion thereof held by each Auction Lender as determined by its Pro Rata Share. All payments and prepayments applied to the Auction Dollar Tranche Revolving Loan shall be applied ratably to the portion thereof held by each Auction Dollar Tranche Lender as determined by its Pro Rata Share. All payments and prepayments applied to the Auction Multicurrency Tranche Revolving Loan shall be applied ratably to the portion thereof held by each Auction Multicurrency Tranche Lender as determined by its Pro Rata Share. All payments and prepayments applied to the outstanding Incremental Revolving Credit Advances shall be applied ratably to the portion thereof held by each Incremental Lender as determined by its Pro Rata Share. As to (x) any other payment, (y) all payments made when an Event of Default has occurred and is continuing or following the Auction Commitment Termination Date and (z) all proceeds of Collateral, each Borrower hereby irrevocably waives the right to direct the application of any and all such payments received from or on behalf of such Borrower and proceeds of Collateral, and all such payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order, subject to the terms of the Collateral Documents:
in the case of payments or proceeds of Collateral of the Domestic Credit Parties:
(1) on a pro rata basis, (i) to Fees and reimbursable expenses of Agents hereunder and (ii) to “Fees” and reimbursable expenses of “Agents” under the SFS Revolving Credit Agreement;
(2) on a pro rata basis, (i) to interest on the Swing Line Loan outstanding to the Domestic Borrowers and (ii) to interest on the “Swing Line Loan” outstanding to the “Domestic Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(3) on a pro rata basis, (i) to principal payments on the Swing Line Loan outstanding to the Domestic Borrowers and (ii) to principal payments on the “Swing Line Loan” outstanding to the “Domestic Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(4) on a pro rata basis, (i) to interest on the Swing Line Loan outstanding to the Foreign Borrowers and (ii) to interest on the “Swing Line Loan” outstanding to the “Foreign Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);

(5) on a pro rata basis, (i) to principal payments on the Swing Line Loan outstanding to the Foreign Borrowers and (ii) to principal payments on the “Swing Line Loan” outstanding to the “Foreign Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(6) on a pro rata basis, (i) to interest on the Auction Revolving Loan outstanding to the Domestic Borrowers and (ii) to interest on the “Revolving Loan” outstanding to the “Domestic Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(7) on a pro rata basis, (i) to principal payments on the Auction Revolving Loan outstanding to the Domestic Borrowers and to provide cash collateral for Letter of Credit Obligations of the Domestic Borrowers in the manner described in Annex B and (ii) to principal payments on the “Revolving Loan” outstanding to the “Domestic Borrowers” and to provide cash collateral for “Letter of Credit Obligations” of the “Domestic Borrowers” in the manner described in Annex B to the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(8) on a pro rata basis, (i) to interest on the Auction Revolving Loan outstanding to the Foreign Borrowers and (ii) to interest on the “Revolving Loan” outstanding to the “Foreign Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(9) on a pro rata basis, (i) to principal payments on the Auction Revolving Loan outstanding to the Foreign Borrowers and to provide cash collateral for Letter of Credit Obligations of the Foreign Borrowers in the manner described in Annex B and (ii) to principal payments on the “Revolving Loan” outstanding to the “Foreign Borrowers” and to provide cash collateral for “Letter of Credit Obligations” of the “Foreign Borrowers” in the manner described in Annex B to the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(10) to interest on the outstanding Incremental Revolving Credit Advances outstanding to the Domestic Borrowers;
(11) to principal payments on the outstanding Incremental Revolving Credit Advances outstanding to the Domestic Borrowers;
(12) to interest on the outstanding Incremental Revolving Credit Advances outstanding to the Foreign Borrowers;
(13) to principal payments on the outstanding Incremental Revolving Credit Advances outstanding to the Foreign Borrowers;

(14) on a pro rata basis, (i) to all other Obligations (other than Obligations that constitute a Guaranty of the Obligations of the Foreign Credit Parties) owing by the Domestic Credit Parties, including expenses of Lenders in respect of Domestic Credit Parties to the extent reimbursable under Section 11.3 and (ii) to all other “Obligations” (other than “Obligations” that constitute a “Guaranty” of the “Obligations” of the “Foreign Credit Parties”) owing by the “Domestic Credit Parties,” including expenses of “Lenders” in respect of “Domestic Credit Parties” to the extent reimbursable under Section 11.3 under the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(15) on a pro rata basis, (i) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3 and (ii) to all other “Obligations”, including expenses of “Lenders” to the extent reimbursable under Section 11.3 under the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(16) on a pro rata basis, (i) to amounts owing in respect of Bank Product and Hedging Obligations (other than Bank Product and Hedging Obligations that constitute a Guaranty of the Secured Obligations of the Foreign Credit Parties) owing by the Domestic Credit Parties and (ii) to amounts owing in respect of “Bank Product and Hedging Obligations” (other than “Bank Product and Hedging Obligations” that constitute a “Guaranty” of the “Secured Obligations” of the “Foreign Credit Parties”) owing by the “Domestic Credit Parties” under the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement); and
(17) on a pro rata basis, (i) to amounts owing in respect of all other Bank Product and Hedging Obligations and (ii) to amounts owing in respect of all other “Bank Product and Hedging Obligations” under the SFS Revolving Credit Agreement;
in the case of payments or proceeds of Collateral of the Foreign Credit Parties:
(1) on a pro rata basis, (i) to Fees and reimbursable expenses of Agents which are then due and payable pursuant to any of the Loan Documents in respect of the Revolving Loans made to the Foreign Borrowers hereunder and (ii) to “Fees” and reimbursable expenses of “Agents” which are then due and payable pursuant to any of the “Loan Documents” in respect of the “Revolving Loans” made to the Foreign Borrowers under the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(2) on a pro rata basis, (i) to interest on the Swing Line Loan outstanding to the Foreign Borrowers and (ii) to interest on the “Swing Line Loan” outstanding to the “Foreign Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);

(3) on a pro rata basis, (i) to principal payments on the Swing Line Loan outstanding to the Foreign Borrowers and (ii) to principal payments on the “Swing Line Loan” outstanding to the “Foreign Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(4) on a pro rata basis, (i) to interest on the Auction Revolving Loan outstanding to the Foreign Borrowers and (ii) to interest on the “Revolving Loan” outstanding to the “Foreign Borrowers” (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(5) on a pro rata basis, (i) to principal payments on the Auction Revolving Loan outstanding to the Foreign Borrowers and to provide cash collateral for Letter of Credit Obligations of the Foreign Borrowers in the manner described in Annex B and (ii) to principal payments on the “Revolving Loan” outstanding to the “Foreign Borrowers” and to provide cash collateral for “Letter of Credit Obligations” of the “Foreign Borrowers” in the manner described in Annex B to the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
(6) to interest on the outstanding Incremental Revolving Credit Advances outstanding to the Foreign Borrowers;
(7) to principal payments on the outstanding Incremental Revolving Credit Advances outstanding to the Foreign Borrowers;
(8) on a pro rata basis, (i) to all other Obligations owing by the Foreign Credit Parties, including expenses of Lenders to the extent reimbursable under Section 11.3 and (ii) to all other “Obligations” owing by the “Foreign Credit Parties,” including expenses of “Lenders” in respect of “Foreign Credit Parties” to the extent reimbursable under Section 11.3 under the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement); and
(9) on a pro rata basis, (i) to amounts owing by the Foreign Credit Parties in respect of Bank Product and Hedging Obligations and (ii) to amounts owing by the “Foreign Credit Parties” in respect of “Bank Product and Hedging Obligations” under the SFS Revolving Credit Agreement (as each such term in this clause (ii) is defined in the SFS Revolving Credit Agreement);
provided that, notwithstanding the foregoing, with respect to any Guarantor, no proceeds of any guarantee made by such Guarantor and no proceeds of any Collateral of such Guarantor shall be applied to any Excluded Hedging Obligations of such Guarantor.
(b)    Each Agent is authorized to, and at its sole election may, charge to the Auction Revolving Loan balance or the Incremental Revolving Credit Advance balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Auction Revolving Loan or Incremental Revolving Credit Advances, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the Dollar Equivalent of the amount of such charges would exceed the applicable Borrowing Availability at such time; provided, such action shall not cause (i) the aggregate Auction Dollar Tranche Revolving Loan to exceed the Maximum Auction Dollar Tranche Amount, (ii) the Dollar Equivalent of the aggregate Auction Multicurrency Tranche Revolving Loan to exceed the Maximum Auction Multicurrency Tranche Amount or (iii) the aggregate outstanding amount of Incremental Revolving Credit Advances to exceed the Maximum Incremental Amount. At any Agent’s option and to the extent permitted by law, any charges so made shall constitute a Revolving Credit Advance made in the applicable currency and part of the Auction Dollar Tranche Revolving Loan, Auction Multicurrency Tranche Revolving Loan, or part of the other Incremental Revolving Credit Advances, as applicable, hereunder.

1.13	Loan Account and Accounting.
The Administrative Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Revolving Credit Advances and Swing Line Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with the Administrative Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on the Administrative Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to the Agents and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. The Administrative Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies the Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.14	Indemnity.
(a)    Each Credit Party shall jointly and severally indemnify and hold harmless each of the Agents, Lenders, and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Section 1.14(a), no Foreign Credit Party shall have any obligation to any Indemnified Person with respect to Indemnified Liabilities relating to Obligations of any Domestic Credit Party.
(b)    To induce Lenders to provide the LIBOR Loan option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall fail to borrow, continue or convert a LIBOR Loan after it has given notice requesting the same in accordance herewith; (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith; or (v) any assignment shall occur pursuant to Section 1.17(d), then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its portion of the relevant LIBOR Loan (or its participation interest in such LIBOR Loan) through the purchase of a deposit bearing interest at the Dollar LIBOR Rate, the Sterling LIBOR Rate, the Euro LIBOR Rate or the Hong Kong Dollars LIBOR Rate, as applicable, in an amount equal to the amount of such portion of such LIBOR Loan (or such participation, as applicable) and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its interests in LIBOR Loans (or its participations in LIBOR Loans) in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.14(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Section 1.14(b), no Foreign Credit Party shall have any obligation to any Lender with regard to any such losses, costs and expenses relating to Obligations of any Domestic Credit Party.

1.15	Access.
Each Credit Party shall, during normal business hours, from time to time upon three (3) Business Days’ prior notice as frequently as the Administrative Agent reasonably determines to be appropriate (except as otherwise provided): (a) provide the Administrative Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees and to the Collateral (including, without limitation, in order to prepare an appraisal or similar report), (b) permit the Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Sotheby Entity’s books and records, and (c) permit the Administrative Agent, and its officers, employees and agents, not more than two (2) times during any twelve-month period beginning on the date hereof or any anniversary thereof (unless an Event of Default has occurred and is continuing, in which case such limitation shall not apply), to inspect, review, evaluate, and make test verifications and counts of the Collateral of any Credit Party; provided, that (i) the Administrative Agent shall conduct at least one (1) field exam described in the foregoing clause (c) during each twelve-month period and (ii) unless an Event of Default has occurred and is continuing, not more than two such field exams during any twelve-month period shall be at the cost and expense of the Credit Parties. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to the Agents and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, each Credit Party shall provide the Agents and each Lender with access to their suppliers and customers to the extent such access is within the rights and powers of such Credit Party. Each Credit Party shall make available to each Agent and its counsel reasonably promptly originals or copies of all books and records that such Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for any Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. The Administrative Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany the Administrative Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

1.16	Taxes.
(a)    Tax gross-up.

(i)    Each Credit Party shall make all payments to be made by it under the Loan Documents without any Tax Deduction, unless a Tax Deduction is required by law.
(ii)    The Borrower Representative shall promptly upon becoming aware that a Credit Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent promptly on becoming so aware in respect of any payment to that Lender pursuant to any Loan Document. If the Administrative Agent receives such notification from a Lender it shall promptly notify the Borrower Representative.
(iii)    Subject to paragraph (iv) below, if a Tax Deduction is required by law to be made by any Credit Party, the amount of the payment due from such Credit Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(iv)    A Credit Party is not required to make an increased payment to a Lender under paragraph (iii) above for a Tax Deduction in respect of tax imposed by the United Kingdom, Hong Kong or the United States of America (as the case may be) on a payment under the Loan Documents, if on the date on which the payment falls due:
(A)    the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority;
(B)    with respect to any payment to be made by a U.K. Credit Party, (i) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender, (ii) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 of the United Kingdom which relates to that payment and that Lender has received from the Credit Party making the payment a certified copy of that Direction, and (iii) the payment could have been made to the relevant Lender without a Tax Deduction in the absence of that Direction;
(C)    with respect to any payment to be made by a U.K. Credit Party, the relevant Lender is a Treaty Lender and the Credit Party making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (vii) below;
(D)    the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

a.	the relevant Lender has not given a Tax Confirmation to the Borrower Representative (on behalf of the U.K. Credit Parties); and

b.
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Borrower Representative (on behalf of the U.K. Credit Parties), on the basis that the Tax Confirmation would have enabled the U.K. Credit Parties to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the Income Tax Act 2007;

(E)    with respect to any payments to be made by a Domestic Credit Party, the Tax is (i) assessed on a Lender under (x) the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes, (y) the law of the jurisdiction in which that Lender’s Lending Office is located in respect of amounts received or receivable in that jurisdiction or (z) the law of the jurisdiction with which that Lender and the jurisdiction have a present or former connection (other than such connection arising from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) and (ii) imposed on or measured by net income with respect to that Lender or such Tax is a franchise tax or branch profits tax, or imposed in lieu of a net income Tax; or
(F)    the payment is subject to U.S. federal withholding Taxes imposed under FATCA.
(v)    If any Credit Party is required to make a Tax Deduction, such Credit Party shall make such Tax Deduction and any payment required in connection with such Tax Deduction within the time allowed and in the minimum amount required by law.
(vi)    Within thirty days of making either a Tax Deduction or any payment required in connection with a Tax Deduction, the Credit Party making such Tax Deduction shall deliver to the Administrative Agent for the applicable Lender either a statement under section 975 of the Income Tax Act 2007 or other evidence reasonably satisfactory to such Lender that such Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
(vii)    A Treaty Lender and a Credit Party which makes a payment to which that Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for that Credit Party to obtain authorization to make that payment without a Tax Deduction. The Administrative Agent has filed a syndicated loan scheme application form with H.M. Revenue & Customs. A Treaty Lender shall discharge its obligation under this provision if it provides to the Administrative Agent its DTTP number and jurisdiction of tax residence and any other information required by the Administrative Agent to maintain the syndicated loan scheme application.
(viii)    A U.K. Non-Bank Lender shall promptly notify the Administrative Agent who shall notify the U.K. Credit Parties if there is any change in the position from that set out in the Tax Confirmation.
(ix)    Each Lender which becomes a party to this Agreement after the date of this Agreement (such Lender, a “New Lender”) shall indicate, in the Assignment Agreement which it executes on becoming a party, and for the benefit of the Administrative Agent and without liability to any Credit Party, which of the following categories it falls in:
(A)    not a Qualifying Lender;
(B)    a Qualifying Lender (other than a Treaty Lender); or
(C)    a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this paragraph (ix), then such New Lender shall be treated for the purposes of this Agreement (including by each U.K. Credit Party) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrower Representative on behalf of the U.K. Credit Parties). For the avoidance of doubt, an Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this paragraph (ix).
(x)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrowers or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrowers or the Administrative Agent as may be necessary for Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (x), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(xi)    The parties hereto agree, for U.S. federal income tax purposes, to treat this Agreement as resulting in a “material modification” of the Existing Credit Agreement within the meaning of Section 1.1471-2T(b)(2)(iv) of the U.S. Treasury regulations and, consequently, on and after the Restatement Effective Date, to treat this Agreement and the loans hereunder for purposes of FATCA as not “grandfathered obligations” within the meaning of Section 1.1471-2(b)(2)(i) of the U.S. Treasury regulations.

(b)    Tax indemnity.
(i)    The Credit Parties shall (within three Business Days of demand by the Administrative Agent) pay (or procure payment) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of any Loan Document.
(ii)    Paragraph (b)(i) above shall not apply:
(A)    with respect to any Tax (i) assessed on a Lender (x) under the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes or (y) under the law of the jurisdiction in which that Lender’s Lending Office is located in respect of amounts received or receivable in that jurisdiction and (ii) imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Lender; and
(B)    to the extent a loss, liability or cost (i) is compensated for by an increased payment under Section 1.16(a) or (ii) would have been compensated for by an increased payment under Section 1.16(a) but was not so compensated solely because one of the exclusions in Section 1.16(a)(iv) applied.
(iii)    A Protected Party making, or intending to make, a claim under paragraph (i) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower Representative.
(iv)    A Protected Party shall, on receiving a payment from a Credit Party under this Section 1.16(b), notify the Administrative Agent.
(c)    Tax Credit. If a Credit Party makes a Tax Payment and the relevant Lender determines that:
(i)    a Tax Credit is attributable either to an increased payment under Section 1.16(a) of which that Tax Payment forms part, or to that Tax Payment; and
(ii)    that Lender has obtained, utilized and retained that Tax Credit, the Lender shall pay an amount to the applicable Credit Party which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by such Credit Party. It is understood and agreed that, in the case of a US LLC Lender, references in this Section 1.16(c) to “Lender” include the related US Corporation.

(d)    Stamp Taxes. The Credit Parties shall pay, and within three Business Days of demand, indemnify each Lender against any cost, loss, or liability that a Lender incurs in relation to all stamp, duty, registration and other similar Taxes payable in respect of the Loan Documents.
(e)    Value Added Tax.
(i)    All amounts expressed in the Loan Documents to be payable by any Credit Party to a Lender or any Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of VAT. If VAT is or becomes chargeable on any supply made by any Lender or any Agent to any Credit Party in connection with any Loan Document, such Credit Party shall pay to such Lender or Agent, as applicable, (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such VAT (and such Lender shall promptly provide an appropriate VAT invoice to the relevant Credit Party).
(ii)    Where any Loan Document requires any Credit Party to reimburse or indemnify a Lender or any Agent for any cost or expense, such Credit Party shall reimburse or indemnify (as the case may be) such Lender or such Agent, as applicable, for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that such Lender or such Agent, as applicable, reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(iii)    Any reference in this Section 1.16(e) to any Credit Party shall, at any time when such Credit Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 of the United Kingdom).
(f)    Lender Assignments. If:
(i)    a Lender makes an assignment to an assignee of, or sells participations in, the Loan Documents or changes its Lending Office; and
(ii)    as a result of circumstances existing at the date the assignment, participation or change occurs, a U.K. Credit Party would be obliged to make a payment to the new Lender or Lender acting through its new Lending Office under this Section 1.16, then the new Lender or Lender acting through its new Lending Office is only entitled to receive payment under this Section 1.16 to the same extent as the existing Lender or Lender acting through its previous Lending Office would have been if the assignment, participation or change had not occurred.

1.17	Capital Adequacy; Increased Costs; Illegality.

(a)    If any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, liquidity, reserve requirements or similar requirements or compliance by any Lender (including, as applicable, as L/C Issuer) with any request or directive regarding capital adequacy, liquidity, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Restatement Effective Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to the Administrative Agent) pay to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to the Administrative Agent shall be presumptive evidence of the matters set forth therein.
(b)    If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Restatement Effective Date, there shall be any increase in the cost to any Lender (including, as applicable, as L/C Issuer) or its Lending Office of agreeing to make or making, funding or maintaining any Loan or Letter of Credit, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to the Administrative Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.17(b). For the avoidance of doubt, Sections 1.17(a) and 1.17(b) shall not apply to Taxes which shall be exclusively governed by Section 1.16.
(c)    (i) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Lending Office to agree to make or to make or to continue to fund or maintain any LIBOR Loan (or a participation interest in any LIBOR Loan), then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan (or participation interest, as applicable) at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it, its Loans or its participation interests in Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through the Administrative Agent, (x) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans (or participation interests in LIBOR Loans) shall terminate and (y) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.
(i)    If the Administrative Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the Dollar LIBOR Rate, the Sterling LIBOR Rate, the Euro LIBOR Rate or the Hong Kong Dollars LIBOR Rate, as applicable, for any requested LIBOR Period with respect to a proposed LIBOR Loan or that the Dollar LIBOR Rate, the Sterling LIBOR Rate, the Euro LIBOR Rate or the Hong Kong Dollars LIBOR Rate, as applicable, applicable pursuant to Section 1.5(a) for any requested LIBOR Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will forthwith give notice of such determination to Borrower Representative and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, Borrower Representative may revoke any Notice of Revolving Credit Advance, Swing Line Request, Letter of Credit Request or Notice of Conversion/Continuation then submitted by it. If Borrower Representative does not revoke such notice, Lenders shall make, convert or continue the Loans, as proposed by Borrower Representative, in the amount specified in the applicable notice submitted by Borrower Representative, but such Loans shall be made, converted or continued as Index Rate Loans.
(d)    Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.16(a), 1.17(a) or 1.17(b), Borrower Representative may, at its option, notify the Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. Borrower Representative may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, so long as (i) no Default or Event of Default has occurred and is continuing, and (ii) the Administrative Agent has consented to such replacement (such consent not to be unreasonably withheld or delayed if such Replacement Lender constitutes a Qualified Assignee). If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its outstanding Loans, Letter of Credit Obligations and Commitments to such Replacement Lender for an amount equal to the outstanding principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to the Administrative Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrowers’ notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 1.17(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.16(a), 1.17(a) and 1.17(b). Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Administrative Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment Agreement on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans, participations and Commitments to be sold and assigned, in whole or in part, at par.
(e)    Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii), pursuant to Basel III, shall, in each case, be deemed to be a change in regulation regarding capital adequacy or liquidity under Section 1.17(a) and/or a change in law under Section 1.17(b), as applicable, regardless of the date enacted, adopted or issued.

1.18	Credit Support.
All Loans to each Domestic Borrower and all of the other Obligations of each Domestic Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Domestic Borrowers secured, until the Termination Date, by all of the Collateral covered under the Domestic Collateral Documents. All Loans to each Foreign Borrower and all of the other Obligations of each Foreign Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of both the Domestic Borrowers and the Foreign Borrowers secured, until the Foreign Obligations Termination Date, by all of the Collateral covered under the Collateral Documents.

1.19	Conversion to Dollars and Foreign Currency.
(a)    Except as expressly set forth herein, all valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of Sterling, Euro, Hong Kong Dollars or any other applicable currency. All currency conversions to be made under this Agreement shall be made in accordance with the following procedure:
(ii)    Conversions to Dollars shall occur in accordance with prevailing exchange rates, as determined by the Administrative Agent in its reasonable discretion, on the applicable date.
(iii)    Conversions to any Foreign Currency shall occur in accordance with prevailing exchange rates, as determined by the Administrative Agent, in its reasonable discretion, on the applicable date.

(iv)    The Dollar Equivalent of each of the Revolving Credit Advances, Swing Line Advances and Letter of Credit Obligations denominated in currencies other than Dollars shall be re-calculated on (a) so long as the Maximum Auction Borrowing Availability equals or exceeds $5,000,000, the first Business Day of each month and (b) otherwise, the first Business Day of each week.
(b)    All valuations or computations of monetary amounts set forth in any Borrowing Base Certificate, any Art Inventory Report, any Art Loan Receivables Report, any Extended Term Art Receivables Report or any other report, certificate, Financial Statement or other document delivered by any Credit Party to the Administrative Agent hereunder shall be made in accordance with GAAP and the ordinary business practices of the Credit Parties as of the Restatement Effective Date; provided, that any such report or document shall set forth the conversion factors used with respect to any foreign currencies.

1.20	Judgment Currency; Contractual Currency.
(a)    If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 1.20 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.20 being hereinafter referred to as the “Judgment Conversion Date”).
(b)    If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under this Section 1.20(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.
(c)    The term “rate of exchange” in this Section 1.20 means the rate of exchange at which the Administrative Agent would, on the relevant date at or about noon (New York City time), be able to sell the Obligation Currency against the Judgment Currency to prime banks.

(d)    Any amount received or recovered by any Agent in respect of any sum expressed to be due to them (whether for itself or on behalf of any other person) from any Credit Party under this Agreement or under any of the other Loan Documents in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that such Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify such Agent against any loss sustained by it as a result, including the cost of making any such purchase other than losses resulting from the gross negligence or willful misconduct of the Person seeking such indemnification.

1.21	Currency of Account.
Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided, that:
(i)    unless expressly provided elsewhere in this Agreement, each repayment of an Auction Revolving Credit Advance or a part thereof advanced in any Foreign Currency shall be made in such Foreign Currency;
(ii)    each payment of interest in respect of principal, or any other sum, denominated in any Foreign Currency shall be made in such Foreign Currency;
(iii)    each payment in respect of costs and expenses incurred in any Foreign Currency shall be made in such Foreign Currency; and
(iv)    any other amount expressed to be payable in any Foreign Currency shall be paid in such Foreign Currency.

1.22
Extension of Incremental Maturity Date. The Borrower Representative may, at any time during the period which is no more than sixty (60) days or less than forty-five (45) days immediately preceding the then applicable Incremental Maturity Date (as such Incremental Maturity Date may have previously been extended pursuant to this Section 1.22, the “Existing Incremental Maturity Date”), request that the then Existing Incremental Maturity Date be extended for a period of 365 days (or, if the 365th day following the Existing Incremental Maturity Date is (x) not a Business Day, the immediately preceding Business Day or (y) later than the date specified in clause (a) of the definition of “Auction Commitment Termination Date,” the date specified in clause (a) of the definition of “Auction Commitment Termination Date”). Any such request shall be in writing and delivered to the Administrative Agent (for distribution to the

Incremental Lenders) and shall be subject to the following conditions: (a) none of the Incremental Lenders shall have any obligation to extend the Existing Incremental Maturity Date at any time, (b) Parent shall be required to pay each Incremental Lender renewing its Incremental Commitment a renewal fee of 0.25% of such Incremental Lender’s Incremental Commitment, (c) Incremental Lenders having, in the aggregate, not less than $5,000,000 of the Incremental Commitments must agree to the extension of the Existing Incremental Maturity Date in order for such extension to be effective and (d) no such extension shall be effective unless all outstanding Incremental Revolving Credit Advances and other Obligations (other than contingent Obligations as to which no claim has been asserted) owed to any Non-Extending Incremental Lender, in its capacity as an Incremental Lender, have been paid in full in immediately available funds on or prior to the Non-Extending Incremental Maturity Date. Each Incremental Lender shall respond to any such request by providing a response to the Borrower Representative and the Administrative Agent not later than thirty (30) days following receipt of such request by the Administrative Agent; provided, that a failure by any Incremental Lender to respond on or before such thirtieth (30th) day shall be deemed to be a rejection of the requested extension. The Incremental Commitments of all Non-Extending Incremental Lenders shall be terminated on the Non-Extending Incremental Maturity Date.
2.    CONDITIONS PRECEDENT

2.1	Conditions to Effectiveness of Agreement and the Initial Loans.
The amendment and restatement of the Existing Credit Agreement contemplated hereby shall not be effective and no Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Restatement Effective Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to the Administrative Agent, or waived in writing by the Administrative Agent:
(a)    Credit Agreement; Loan Documents. Each Loan Document delivered on the date hereof or counterparts thereof shall have been duly executed and delivered by Borrowers, each other Credit Party, each Agent and Lenders party thereto; and the Administrative Agent shall have received such documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to the Administrative Agent.
(b)    Approvals. The Administrative Agent shall have received (i) satisfactory evidence that the Sotheby Entities have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to the Administrative Agent affirming that no such consents or approvals are required (other than those that have been obtained).
(c)    Opening Availability. After giving effect to the consummation of the Related Transactions, any initial Revolving Credit Advances made to Borrowers and the incurrence of any initial Letter of Credit Obligations on the Restatement Effective Date, Borrowers shall have Aggregate Borrowing Availability of at least $150,000,000 as of the Restatement Effective Date.
(d)    Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Restatement Effective Date (including, without limitation, those specified in Section 1.10) and shall have reimbursed the Agents for all fees, costs and expenses of closing presented as of the Restatement Effective Date.
(e)    SFS Revolving Credit Agreement. The Administrative Agent shall have received evidence satisfactory to it that the conditions precedent to the effectiveness of the amendment and restatement contemplated by the SFS Revolving Credit Agreement and the making of the initial loans and the issuance of any initial letters of credit under the SFS Revolving Credit Agreement (other than the satisfaction of the conditions precedent for the making of the initial Loans and the issuance of any initial Letters of Credit under this Agreement) have been satisfied (or waived in accordance with the terms thereof);
(f)    Other Indebtedness. All Obligations and all Liens granted under the Loan Documents shall constitute permitted indebtedness and permitted Liens, as applicable, under the Senior Note Indenture.
(g)    No Material Adverse Change. Since December 31, 2013, no event shall have occurred that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Effect.

2.2	Further Conditions to Each Loan.
Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any portion of the outstanding Revolving Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:
(h)    any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (or, in the case of any representation or warranty already qualified by materiality, in any respect) as of such date (or in the case of a representation or warranty that is expressly made as of an earlier date, is untrue or incorrect as of such earlier date), except for changes therein expressly permitted or expressly contemplated by this Agreement, and the Majority in Interest of the Auction Dollar Tranche Lenders (in the case of the funding of any Auction Dollar Tranche Advance, conversion or continuation of any portion of the Auction Dollar Tranche Revolving Loan, or the incurrence of any Auction Dollar Tranche Letter of Credit Obligation), Majority in Interest of the Auction Multicurrency Tranche Lenders (in the case of the funding of any Auction Multicurrency Tranche Advance, conversion or continuation of any portion of the Auction Multicurrency Tranche Revolving Loan, or the incurrence of any Auction Multicurrency Tranche Letter of Credit Obligation) or Incremental Lenders (in the case of the funding of any Incremental Revolving Credit Advance or the conversion or continuation of any Incremental Revolving Credit Advance) have determined not to make such Advance, convert or continue any portion of the outstanding Revolving Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect (or, in the case of any representation or warranty already qualified by materiality, in any respect);
(i)    any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance, the incurrence of any Letter of Credit Obligation, or the conversion or continuation of any portion of the outstanding Revolving Loan into, or as, a LIBOR Loan, and the Majority in Interest of the Auction Dollar Tranche Lenders (in the case of the funding of any Auction Dollar Tranche Advance, conversion or continuation of any portion of the Auction Dollar Tranche Revolving Loan, or the incurrence of any Auction Dollar Tranche Letter of Credit Obligation), Auction Multicurrency Tranche Lenders (in the case of the funding of any Auction Multicurrency Tranche Advance, conversion or continuation of any portion of the Auction Multicurrency Tranche Revolving Loan, or the incurrence of any Auction Multicurrency Tranche Letter of Credit Obligation) or Incremental Lenders (in the case of the funding of any Incremental Revolving Credit Advance or the conversion or continuation of any Incremental Revolving Credit Advance) shall have determined not to make any Advance, convert or continue any portion of the outstanding Revolving Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default;
(j)    after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Auction Dollar Tranche Revolving Loan would exceed the Maximum Auction Dollar Tranche Amount less the then outstanding principal amount of the Auction Dollar Tranche Swing Line Loan, (ii) the Dollar Equivalent of the outstanding principal amount of the aggregate Auction Multicurrency Tranche Revolving Loan would exceed the Maximum Auction Multicurrency Tranche Amount less the then outstanding principal amount of the Auction Multicurrency Tranche Swing Line Loan, (iii) the aggregate outstanding principal balance of Incremental Revolving Credit Advances would exceed the Maximum Incremental Amount, (iv) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances and Swing Line Advances made to Domestic Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred for the benefit of the Domestic Borrowers would, in the aggregate, exceed the Domestic Auction Borrowing Base, (v) the aggregate outstanding principal balance of Incremental Revolving Credit Advances made to Domestic Borrowers would, in the aggregate, exceed the Domestic Incremental Borrowing Base, (vi) the outstanding amount of the Auction Dollar Tranche Letter of Credit Obligations would exceed the Auction Dollar Tranche L/C Sublimit or the Dollar Equivalent of the outstanding amount of the Auction Multicurrency Tranche Letter of Credit Obligations would exceed the Auction Multicurrency Tranche L/C

Sublimit, (vii) the aggregate outstanding principal amount of the Auction Dollar Tranche Swing Line Loan would exceed Auction Dollar Tranche Swing Line Availability, (viii) the Dollar Equivalent of the aggregate outstanding principal amount of the Auction Multicurrency Tranche Swing Line Loan would exceed Auction Multicurrency Tranche Swing Line Availability, (ix) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances made to Foreign Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers would, in the aggregate, exceed the Foreign Auction Borrowing Base, (x) the sum of (A) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances made to Foreign Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers plus (B) the Dollar Equivalent of the aggregate outstanding principal balance of “Revolving Credit Advances” made to “Foreign Borrowers” and the Dollar Equivalent of the outstanding amount of the “Letter of Credit Obligations” incurred for the benefit of the “Foreign Borrowers” (as each such term in this clause (B) is defined in the SFS Revolving Credit Agreement) would, in the aggregate, exceed the Foreign Borrower Subfacility Limit or (xi) the aggregate outstanding principal balance of Incremental Revolving Credit Advances made to Foreign Borrowers would, in the aggregate, exceed the Foreign Incremental Borrowing Base; or
(k)    notwithstanding the provisions of Annex F, the Borrowers shall not have delivered to the Administrative Agent a Borrowing Base Certificate, Art Inventory Report, Art Loan Receivables Report and Extended Term Art Receivables Report (accompanied in each case by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion), in each case prepared as of (i) with respect to any Advance to be made or Letter of Credit Obligation to be incurred during the first thirteen days of any Fiscal Month, the last of day of the second preceding Fiscal Month or (ii) with respect to any Advance to be made or Letter of Credit Obligation to be incurred during the remainder of any Fiscal Month, the last day of the preceding Fiscal Month.
The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any portion of the outstanding Revolving Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of the Collateral Agent’s Liens, on behalf of itself and the other Secured Parties, pursuant to the Collateral Documents.
3.    REPRESENTATIONS AND WARRANTIES
To induce Lenders to make the Loans and to incur Letter of Credit Obligations (and to purchase participation interests in the Loans and Letter of Credit Obligations hereunder), the Credit Parties, jointly and severally, make the following representations and warranties to each Agent and each Lender with respect to all Sotheby Entities, each and all of which shall survive the execution and delivery of this Agreement.

3.1	Corporate Existence; Compliance with Law.

(l)    Each Credit Party (i) is a corporation, limited liability company or limited partnership (or, in the case of Sotheby’s U.K., an unlimited liability company) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; and (iv) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable.
(m)    Each Sotheby Entity (i) subject to specific representations regarding Environmental Laws, has and will maintain in full force and effect all material licenses (including, for the avoidance of doubt, a license under the Consumer Credit Act 1974 of the United Kingdom and the Consumer Credit Act 2006 of the United Kingdom (collectively, as each may be amended, extended or re-enacted from time to time, the “CCA”)), permits, consents, permissions, registrations, or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required, to enable such Sotheby Entity to carry on its business as currently conducted by it, to own its property and other assets, to extend Art Loans and generate Extended Term Art Receivables and to take security therefor; and (ii) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, rule, regulation or guidance, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2	Executive Offices, Collateral Locations, FEIN.
As of the Restatement Effective Date, each Domestic Credit Party’s name as it appears in official filings in its jurisdiction of incorporation or organization, jurisdiction of incorporation or organization, organization type, organization number, if any, issued by its jurisdiction incorporation or organization, and the current location of each Domestic Credit Party’s chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Restatement Effective Date and each Domestic Credit Party has only one jurisdiction of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Domestic Credit Party.

3.3	Corporate Power, Authorization, Enforceable Obligations.
The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company, limited partnership or unlimited liability company action; (c) do not contravene any provision of any Sotheby Entity’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Sotheby Entity is a party or by which any Sotheby Entity or any of its property is bound, including, without limitation, the Senior Note Indenture, the Specified Debt Facility Documents or the York Avenue Lease Documents; (f) do not result in the creation or imposition of any Lien upon any of the property of any Sotheby Entity other than those in favor of the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person. Each of the Loan Documents shall be duly executed and delivered by each Credit Party and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4	Financial Disclosures.
Except for the Projections, all Financial Statements concerning the Borrowers and their Subsidiaries that are referred to below (i) in the case of all Financial Statements concerning Parent and its Subsidiaries on a consolidated basis, have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and (ii) present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.
(t)    Financial Statements. The following Financial Statements have been delivered on or prior to the date hereof:
(i)    The audited consolidated (with respect to Parent and its Subsidiaries) balance sheets at December 31, 2012 and 2013 and the related consolidated statements of income and cash flows for the Fiscal Years then ended, which consolidated Financial Statements shall have been certified by Deloitte & Touche LLP, and the unaudited consolidating balance sheets and related consolidating statements of income of Parent and the Borrowers for such Fiscal Years.
(ii)    The unaudited consolidated balance sheet at June 30, 2014, and the related statement(s) of income and cash flows of Parent and its Subsidiaries for the Fiscal
Quarter then ended, and the unaudited consolidating balance sheets and related consolidating statement of income of Parent and the Borrowers for such Fiscal Quarter.
(u)    Projections. The Projections delivered on or prior to the date hereof have been prepared by the Borrowers in light of the past operations of their businesses and reflect projections for the 2014 Fiscal Year. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of current conditions and current facts known to the Borrowers and, as of the Restatement Effective Date, reflect the Borrowers’ good faith and reasonable estimates of the future financial performance of Parent and its Subsidiaries for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.
(v)    Debt Disclosure. As of the Restatement Effective Date, no Sotheby Entity is liable on any “Credit Facilities” (as defined in the Senior Note Indenture) other than pursuant to this Agreement and the SFS Revolving Credit Agreement.

3.5	Material Adverse Effect.
Since December 31, 2013, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6	Ownership of Property; Liens.
As of the Restatement Effective Date, Disclosure Schedule (3.6) lists all of the real property owned, leased, subleased, occupied, or used by any Credit Party (the “Real Estate”) and discloses which Credit Party is the owner, lessee, licensee or occupier of such Real Estate. Except as a result of Permitted Encumbrances or Liens expressly permitted under Section 6.7(i), each Credit Party owns good and marketable freehold or fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Restatement Effective Date. Except as a result of Permitted Encumbrances, each Credit Party also has title to, or valid leasehold interests in, all of its personal property and assets. As of the Restatement Effective Date, none of the properties and assets of any Sotheby Entity are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Sotheby Entity that may result in any Liens (including Liens arising under Environmental Laws) other than Liens expressly permitted pursuant to Section 6.7. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.

3.7	Labor Matters.
Except as set forth on Disclosure Schedule 3.7, as of the Restatement Effective Date (a) there are no strikes, lockouts or slowdowns against any Credit Party pending or, to the knowledge of any Credit Party, threatened; (b) the hours worked by and payments made to employees of each Credit Party have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except where such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (c) all material payments due from any Credit Party, or for which any claim may be made against any Credit Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party; and (d) there are no complaints, charges, claims or other causes of action against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

3.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.
Except as set forth in Disclosure Schedule (3.8), as of the Restatement Effective Date, no Sotheby Entity has any Subsidiaries, is engaged in any joint venture or partnership with any other Person (other than Art Loan/Inventory Joint Ventures), or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Sotheby Entity is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Sotheby Entity may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Restatement Effective Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

3.9	Government Regulation.
No Sotheby Entity is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers and the application of the proceeds thereof and repayment thereof will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10	Margin Regulations.
No Sotheby Entity is engaged, principally or as one of its important activities, in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No Sotheby Entity owns any Margin Stock (other than Stock of Parent, to the extent it constitutes Margin Stock, in an amount that does not exceed 25% of the assets of the Credit Parties).

3.11	Taxes.
All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Sotheby Entity have been filed, or will be timely filed, with the appropriate Governmental Authority, and all Charges have been paid excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect. Disclosure Schedule (3.11) sets forth as of the Restatement Effective Date those taxable years for which any Sotheby Entity’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding where the amount of such assessments, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as described in Disclosure Schedule (3.11), as of the Restatement Effective Date, no Sotheby Entity has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any material Charges. None of the Sotheby Entities and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Sotheby Entity’s knowledge, as a transferee. As of the Restatement Effective Date, no Sotheby Entity has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.12	ERISA/U.K. Pension Plans.
(c)    Disclosure Schedule (3.12(a)) lists, as of the Restatement Effective Date, all Plans subject to Section 412 of the IRC or Section 302 of ERISA, including all Title IV Plans, all Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series and related actuarial reports, as applicable, for each such Plan, have been made available to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a) of the IRC, and nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Neither any Sotheby Entity nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Sotheby Entity nor ERISA Affiliate has failed to make a contribution payment on or before the applicable due date which could result in the imposition of a lien under Section 430(k) of the IRC or Section 303(k) of ERISA. No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Sotheby Entity to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.
(d)    Except as set forth in Disclosure Schedule (3.12(a)): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Sotheby Entity, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Sotheby Entity or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Sotheby Entity or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Sotheby Entity or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Sotheby Entity or ERISA Affiliate (determined at such time), (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor’s Ratings Group or an equivalent rating by another nationally recognized rating agency.
(e)    Disclosure Schedule (3.12(c)) lists, as of the Restatement Effective Date, all pension plans or arrangements operating in the United Kingdom through which any Sotheby Entity currently contributes or could be required to contribute (the “U.K. Pension Plans”). There are no amounts which are treated under Section 75 of the Pensions Act 1995 of the United Kingdom as due to any other pension scheme operated in the United Kingdom in which any Sotheby Entity has been a participating employer. Disclosure Schedule (3.12(c)) separately identifies which of the U.K. Pension Plans is a defined benefit plan and which is a defined contribution plan. All of the U.K. Pension Plans are registered pension schemes as defined in chapter 2 of part 4 of the Finance Act 2004 of the United Kingdom. There is no plan of any U.K. Credit Party (or, to the knowledge of the U.K. Credit Parties, of any other Person having the power to amend or terminate any U.K. Pension Plan) to amend or terminate any U.K. Pension Plan or otherwise do any act or omission so as to give rise to any claim by the trustees of that plan whether under the related trust deed or rules of that plan or under Section 75 of the Pensions Act 1995 of the United Kingdom. Contributions have been made to the U.K. Pension Plans as required under their relevant schedule of contributions and recovery plan (if any) in force from time to time as those terms are defined in Part 3 of the Pensions Act 2004 of the United Kingdom in all material respects. There are no facts or circumstances which may give rise to the Pensions Regulator issuing, or to the knowledge of any Sotheby Entity threatening to issue, a Financial Support Directive or a Contribution Notice with respect to any U.K. Pension Plans.

3.13	Litigation.
No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Sotheby Entity, threatened against any Sotheby Entity, before any Governmental Authority or before any court or any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Sotheby Entity and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13(a)), as of the Restatement Effective Date there is no Litigation pending or, to any Sotheby Entity’s knowledge, threatened, that seeks damages in excess of $10,000,000 or injunctive relief against, or alleges criminal misconduct of, any Sotheby Entity.

3.14	Brokers.

Except as set forth on Disclosure Schedule 3.14, no broker or finder brought about the obtaining, making or closing of the Loans, and no Sotheby Entity or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15	Intellectual Property.
As of the Restatement Effective Date, each Sotheby Entity owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each material License and each registration pending or registered Patent, Trademark and Copyright owned by the Credit Parties is listed, together with the related application or registration number, as applicable, and the owner thereof, in Disclosure Schedule (3.15). Each Sotheby Entity conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. As of the Restatement Effective Date, except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property owned by the Credit Parties.

3.16	Full Disclosure.
No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Sotheby Entity and delivered hereunder or any written statement prepared by any Sotheby Entity and furnished by or on behalf of any Sotheby Entity to any Agent or any Lender pursuant to the terms of this Agreement (other than Projections, other forward-looking information and information of a general economic or industry-specific nature) contains or will, at the time of delivery thereof, contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Projections delivered hereunder are based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. The Projections are not a guaranty of future performance and actual results may differ from those set forth in the Projections. The Liens granted to the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to the Collateral Documents will at all times be valid, fully perfected first priority security interests in the Collateral described therein (except as otherwise set forth in the Collateral Documents), subject, as to priority, only to Permitted Encumbrances that would be prior to Liens in favor of the Collateral Agent as a matter of law and as otherwise set forth in the Specified Debt Facility Intercreditor Agreement.

3.17	Environmental Matters.
(a) Except as set forth in Disclosure Schedule (3.17), as of the Restatement Effective Date: (i) the owned Real Estate is, and, to the knowledge of the Credit Parties, the leased Real Estate is, in each case, free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; (ii) no Sotheby Entity has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Sotheby Entities are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect; (iv) the Sotheby Entities have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; (v) no Sotheby Entity is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Sotheby Entity which could reasonably be expected to have a Material Adverse Effect; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses that could reasonably be expected to have a Material Adverse Effect or injunctive relief against, or that alleges criminal misconduct by, any Sotheby Entity; (vii) no notice has been received by any Sotheby Entity identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Sotheby Entities, there are no facts, circumstances or conditions that may result in any Sotheby Entity being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Sotheby Entities have made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Sotheby Entity.
(b)    Each Credit Party hereby acknowledges and agrees that neither Agent (i) is now or has ever been in control of any of the Real Estate or any Credit Party’s affairs, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18	Insurance.
Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Restatement Effective Date, for current occurrences by each Credit Party.

3.19	Deposit.
Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, the complete account number therefor and whether such account contains amounts payable to consignors representing proceeds of the sale of consigned Works of Art.

3.20	[Reserved].

3.21	Bonding; Licenses.
Except as set forth on Disclosure Schedule (3.21) or entered into in the ordinary course of business, as of the Restatement Effective Date, no Sotheby Entity is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.22	Solvency.
Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Restatement Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the consummation of the Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, Parent and its Subsidiaries, on a consolidated basis, are and will be Solvent.

3.23	Sale-Leasebacks.
No Sotheby Entity is a party to any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

3.24	U.S. Sanctions, Money-Laundering and Terrorism Regulatory Matters.
(a)    No Sotheby Entity or any Affiliate of any Sotheby Entity, nor, to their knowledge, any of their respective officers or directors or any of their respective brokers, investors or other agents acting or benefiting in any capacity in connection with Loans, is a Prohibited Person.
(b)    No Sotheby Entity or any Affiliate of any Sotheby Entity, nor any of their respective officers or directors (i) to such Sotheby Entity’s knowledge, has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) to such Sotheby Entity’s knowledge, has dealt or will deal in, or otherwise has engaged or will engage in any transaction relating to, any Prohibited Person or any property or interests in property blocked pursuant to the Executive Order or (iii) to their knowledge, has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the requirements or prohibitions set forth in the Executive Order or the PATRIOT Act.

(c)    Each Sotheby Entity and its Affiliates, and, to their knowledge, their respective officers and directors are in full compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations, applicable orders and rules issued by, and recommendations of the U.S. Department of the Treasury and OFAC pursuant to IEEPA, and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act and (iii) other federal or state laws relating to “know your customer”, anti-money laundering, sanctions or terrorism rules and regulations and any executive orders related thereto. No part of the proceeds of any Loan or Letter of Credit will be used directly or indirectly for (x) any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, or any applicable anti-corruption laws in other jurisdictions or (y) business activities related to Cuba, Iran, Myanmar, North Korea, Sudan, Crimea Region of Ukraine and Syria, or that are subject to sanctions imposed or administered by one of the sanctions bodies enumerated in clause (e) of the definition of “Prohibited Person”.
(d)    Each Borrower has established an anti-money laundering and/or economic sanctions program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, without limitation, where applicable, the PATRIOT Act. Each Borrower applies its anti-money laundering program and/or procedures to all Art Loan Debtors and Extended Term Art Debtors.
(e)    Each Sotheby Entity has taken appropriate due diligence efforts to know, or has carried out appropriate customer due diligence in relation to, (i) each Art Loan Debtor to which it has advanced, or committed to advance, Art Loans and (ii) each Extended Term Art Debtor to which it has provided, or committed to provide, extended payment terms in connection with any Extended Term Art Receivable, in each case, including whether such Art Loan Debtor or Extended Term Art Debtor, as applicable, is a Prohibited Person. Each Sotheby Entity has taken appropriate due diligence efforts to know if any such Art Loan Debtor or Extended Term Art Debtor is a “Senior Foreign Political Figure” (as defined in the PATRIOT Act), a “Politically Exposed Person” (as defined in The Money Laundering Regulations 2007 of the United Kingdom) or a “politically exposed person” (as defined in The Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance of Hong Kong) and, to the extent that any Art Loan Debtor or Extended Term Art Debtor is a Senior Foreign Political Figure, a Politically Exposed Person or a politically exposed person (as aforementioned), has disclosed such information to the Administrative Agent.
(f)    Each Borrower does not believe, and after appropriate due diligence, has no reason to believe, that any of its Art Loan Debtors or Extended Term Art Debtors is a “Prohibited Foreign Shell Bank” (as defined in the PATRIOT Act), or is named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned person issued by the United States government and/or the government(s) of any jurisdiction(s) in which such Borrower is doing business.

(g)    Each Sotheby Entity has adopted reasonable procedures in accordance with applicable law as of the Restatement Effective Date to elicit information that substantiates the statements contained in this Section 3.25.

3.25	Lending and Auction Regulatory Matters.
(a)    Except as set forth in Disclosure Schedule (3.13(a)), each Credit Party that makes or owns Art Loans or Extended Term Art Receivables is in material compliance with, and each Art Loan and Extended Term Art Receivable has been made or generated, as applicable, and remains in material compliance with, all applicable provisions of federal, state, local and foreign laws imposed upon lenders with respect to consumer or commercial lending, usury or other limitations on interest, finance charges, or other charges, finance company or other lender licensing, consumer or commercial credit disclosure, consumer or commercial credit collection practices, and similar laws and regulations.
(b)    Sotheby’s, Inc. and each other Credit Party that conducts auctions in the City of New York is in material compliance with, and each employee thereof who conducts auction in New York City maintains a valid license under, the City of New York’s Auctioneer Rules (Title 20, Chapter 2, Subchapter 13) and any applicable similar laws of other jurisdictions. Sotheby’s U.K. and each other Credit Party which conducts auctions in the United Kingdom is in material compliance with, and maintains valid licenses (if required) under, all laws, regulations and auctioneer’s licensing requirements applicable in the United Kingdom, if any. Sotheby’s H.K. and each other Credit Party which conducts auctions in Hong Kong is in material compliance with, and maintains valid licenses (if required) under, all laws, regulations and auctioneer’s licensing requirements applicable in Hong Kong, if any.
4.    FINANCIAL STATEMENTS AND INFORMATION

4.1	Reports and Notices.
(a)    Each Credit Party hereby agrees that from and after the Restatement Effective Date and until the Termination Date, it shall deliver to the Administrative Agent, the Collateral Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.
(b)    Each Credit Party hereby agrees that, from and after the Restatement Effective Date and until the Termination Date, it shall deliver the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(A), Art Loan Receivables Reports in the form of Exhibit 4.1(B), Art Inventory Reports in the form of Exhibit 4.1(C) and Extended Term Art Receivables Reports in the form of Exhibit 4.1(D)) at the times, to the Persons and in the manner set forth in Annex F and Section 2.2(d).
5.    AFFIRMATIVE COVENANTS
Each Credit Party jointly and severally agrees as to all Sotheby Entities that from and after the date hereof and until the Termination Date:

5.1	Maintenance of Existence and Conduct of Business.
Each Sotheby Entity shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership, limited liability company or unlimited liability company existence and its material rights and franchises, except as otherwise permitted under Section 6.1; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

5.2	Payment of Charges.
(w)    Subject to Section 5.2(b), each Sotheby Entity shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, in each case, except where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $5,000,000.
(x)    Each Sotheby Entity may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Sotheby Entity, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (iv) such Sotheby Entity shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, if such contest is terminated or discontinued adversely to such Sotheby Entity.

5.3	Books and Records.
Each Sotheby Entity shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made. Parent shall keep adequate books and records with respect to the business activities of Parent and its Subsidiaries on a consolidated basis in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4	Insurance; Damage to or Destruction of Collateral.

(q)    The Sotheby Entities shall, at their sole cost and expense, maintain policies of insurance with financially sound and reputable insurance companies in such amounts, and covering such risks, as is consistent with sound business practice and customary for their industry. In the case of the Credit Parties, such policies of insurance (or the loss payable and additional insured endorsements delivered to the Collateral Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to the Collateral Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Sotheby Entity at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, any Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that such Agent deems advisable. Neither Agent shall have any obligation to obtain insurance for any Sotheby Entity or pay any premiums therefor. By doing so, neither Agent shall be deemed to have waived any Default or Event of Default arising from any Sotheby Entity’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to the applicable Agent and shall be additional Obligations hereunder secured by the Collateral.
(r)    If reasonably requested by any Agent, each Sotheby Entity shall deliver to such Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to such Agent, with respect to its insurance policies.
(s)    Each Credit Party shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, endorsements to (i) all “All Risk,” Lender Single Interest (“LSI”) and Fine Arts property policies of insurance (including, to the extent permitted under the York Avenue Lease Documents and York Avenue Loan Documents, the business interruption insurance of such Credit Party), in each case, naming the Collateral Agent, on behalf of itself and the other Secured Parties, as a lender loss payee, and (ii) all general, automotive, and umbrella liability policies of insurance, in each case, naming the Collateral Agent, on behalf of itself and the other Secured Parties, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints each Agent (and all officers, employees or agents designated by any Agent), so long as any Default or Event of Default has occurred and is continuing, as such Credit Party’s true and lawful agent and attorney in fact for the purpose of making, settling and adjusting claims under such “All Risk” property policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. No Agent shall have any duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify each Agent of any loss, damage, or destruction to the Collateral in the amount of $2,000,000 or more, whether or not covered by insurance. After deducting from the proceeds of insurance received with respect to any such loss, damage or destruction to the Collateral (i) the expenses incurred by any Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than the Secured Parties) having Permitted Encumbrances, the Agents (A) shall apply any such proceeds to the reduction of the Obligations (and cash collateralization of Letter of Credit Obligations) and the

“Obligations” (and cash collateralization of “Letter of Credit Obligations”) (in each case, as defined in the SFS Revolving Credit Agreement) in accordance with Section 1.3(d) or (e), as applicable, except to the extent that the applicable Credit Party has given notice of its intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of a Credit Party, within one hundred eighty (180) days after the date of receipt of such proceeds; provided that the Borrower Representative notifies Collateral Agent of such Credit Party’s intent to reinvest and of the completion of such reinvestment at the time such proceeds are received and when such reinvestment occurs, respectively and (B) shall, to the extent such proceeds are not required to be applied to prepay the Obligations (and cash collateralization of Letter of Credit Obligations) and the “Obligations” (and cash collateralization of “Letter of Credit Obligations”) (in each case, as defined in the SFS Revolving Credit Agreement) pursuant to Section 1.3(c), remit such proceeds to the applicable Credit Party.

5.5	Compliance with Laws.
Each Sotheby Entity shall comply with all federal, state, local and foreign laws, rules and regulations applicable to it, including those relating to ERISA, labor, money laundering, counter-terrorist financing, consumer or commercial lending (including, for the avoidance of doubt, the CCA and the rules and regulations from time to time in effect thereunder or in connection therewith), usury, limitations on interest, finance charges or other charges, finance company licensing, consumer or commercial credit disclosure, debt collection, auctioneers, Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6	Supplemental Disclosure.
From time to time as may be reasonably requested by the Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by the Agents and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Restatement Effective Date.

5.7	Intellectual Property.

Each Sotheby Entity will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8	Environmental Matters.
Each Sotheby Entity shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to or from any of its Real Estate in all material respects; (c) notify the Administrative Agent promptly after such Sotheby Entity becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to or from any Real Estate that is reasonably likely to result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect; and (d) promptly forward to the Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Sotheby Entity in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities that could reasonably be expected to have a Material Adverse Effect, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Sotheby Entity or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to or from any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Sotheby Entity shall, upon the Administrative Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as the Administrative Agent may from time to time reasonably request, subject to any leases, which shall be conducted by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent, and (ii) permit the Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as the Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse the Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9	Landlords’ Agreements, Bailee Letters and Real Estate Purchases.

With respect to each leased property indicated on Disclosure Schedule (3.6), each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, in form and substance reasonably satisfactory to the Administrative Agent, from the applicable lessor with respect to each such indicated locations. After the Restatement Effective Date, if any Credit Party proposes to lease during any Fiscal Year any real property locations or warehouse spaces (or renew an existing lease of any real property locations or warehouse spaces, or alter the use of any leased location to materially increase the Collateral stored or located at such location) where Collateral having a book value the Dollar Equivalent of which is greater than $1,000,000 in the aggregate will be stored or located, such Credit Party shall first notify the Administrative Agent thereof and, upon request of the Administrative Agent, provide to the Administrative Agent a landlord agreement or bailee letter, as appropriate, with respect to such location, in form and substance reasonably satisfactory to the Administrative Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Restatement Effective Date, such Credit Party shall first notify the Administrative Agent thereof and, upon request of the Administrative Agent, provide to the Administrative Agent a mortgage or deed of trust granting the Collateral Agent a first priority security interest on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), flood zone determinations, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

5.10	Lending and Auction Regulatory Matters.
(f)    Each Credit Party shall remain in material compliance with all applicable provisions of federal, state, local and foreign laws imposed upon lenders with respect to consumer or commercial lending, usury or other limitations on interest, finance charges or other charges, finance companies, finance company or other lender licensing, consumer or commercial credit disclosure, consumer or commercial credit collection practices, and similar laws and regulations.
(g)    Sotheby’s, Inc. and each other Credit Party that conducts auctions in the City of New York shall remain in material compliance with, and maintain a valid license under, the City of New York’s Auctioneer Rules (Title 20, Chapter 2, Subchapter 13) and any applicable similar laws of other jurisdictions. Sotheby’s U.K. and each other Credit Party that conducts auctions in the United Kingdom shall remain in material compliance with, and maintain valid licenses under, all laws, regulations and auctioneer’s licensing requirements applicable in the United Kingdom, if any. Sotheby’s H.K. and each other Credit Party that conducts auctions in Hong Kong shall remain in material compliance with, and maintain valid licenses under, all laws, regulations and auctioneer’s licensing requirements applicable in Hong Kong, if any.

5.11	Further Assurances.

Each Credit Party agrees that it shall and shall cause each other Sotheby Entity to, at such Credit Party’s expense and upon the reasonable request of any Agent, duly execute and deliver, or cause to be duly executed and delivered, to such Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.12	Art Loans, Art Inventory and Extended Term Art Receivables.
Each Borrower shall (a) in connection with the acquisition of each Work of Art as Art Inventory, conduct appropriate diligence with respect to such Work of Art (including, as applicable, searches of such Work of Art in the Art Loss Register) consistent with past practices and (b) in connection with each Art Loan made or to be made by it and in connection with each Extended Term Art Receivable generated or to be generated by it, (i) apply credit standards and loan to collateral value requirements, (ii) conduct appropriate diligence with respect to the applicable Work(s) of Art (including, as applicable, searches of such Work(s) of Art in the Art Loss Register), (iii) follow practices with respect to documentation, perfection and protection of security interests and (iv) follow practices with respect to classification of Art Loans and Extended Term Art Receivables as non-accrual, as such standards, requirements and practices are generally applied and followed in the Borrowers’ art lending business prior to the Restatement Effective Date.

5.13	Money-Laundering and Terrorism Regulatory Matters.
(f)    Each Sotheby Entity shall remain in compliance in all material respects with all applicable orders, rules and regulations applicable to it, including those issued by the U.S. Department of the Treasury and OFAC pursuant to IEEPA, the PATRIOT Act, other legal requirements relating to sanctions, money laundering or terrorism and any executive orders related thereto.
(g)    Each Sotheby Entity is advised that, by law, the Agents and the Lenders may be obligated to “freeze its account”, either by prohibiting additional Revolving Credit Advances or Letter of Credit Obligations, declining any withdrawal, redemption or transfer request(s) with respect to any deposit account under the control of either Agent or the Lenders and/or segregating assets, in compliance with government regulations, and the Agents and the Lenders may also be required to report such action to governmental or regulatory authorities, including OFAC.
(h)    Each Borrower shall maintain an anti-money laundering, counter-terrorist financing and/or economic sanctions program and/or procedures in accordance with all applicable laws, rules and regulations of its own jurisdiction including, without limitation, where applicable, the PATRIOT Act, the Money Laundering Regulations 2007 of the United Kingdom and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Cap. 615 of the laws of Hong Kong). Each Borrower shall apply its anti-money laundering and counter-terrorist financing program and/or procedures to all Art Loan Debtors and Extended Term Art Debtors and shall take appropriate steps in accordance with the laws of its own jurisdiction to ensure that all required relevant documentation is retained, including identification related to such Art Loan Debtors or Extended Term Art Debtors, as applicable, in accordance with its anti-money laundering, counter-terrorist financing and/or economic sanctions program. Each Borrower shall adopt appropriate policies, procedures and internal controls to be compliant in all material respects with any additional laws, rules or regulations relating to money laundering and/or counter-terrorist financing, including the PATRIOT Act, to which it may become subject.
(i)    Each Sotheby Entity shall take appropriate due diligence efforts to know, and appropriate customer due diligence in relation to, each Art Loan Debtor to which it shall advance, or commit to advance, Art Loans and each Extended Term Art Debtor to which it shall provide, or commit to provide, extended payment terms in connection with any Extended Term Art Receivable, including whether such Art Loan Debtor or Extended Term Art Debtor, as applicable, is a Prohibited Person. Each Sotheby Entity shall take appropriate due diligence efforts to know if any such Art Loan Debtor or Extended Term Art Debtor is a “Senior Foreign Political Figure” (as defined in the PATRIOT Act), a “Politically Exposed Person” (as defined in The Money Laundering Regulations 2007 of the United Kingdom) or a “politically exposed person” (as defined in The Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance of Hong Kong) and, to the extent that any investor is a Senior Foreign Political Figure, a Politically Exposed Person or a politically exposed person (as aforementioned), shall disclose such information to the Administrative Agent.
(j)    Each Sotheby Entity will notify or report unusual or suspicious activity to the extent required by the laws or requirements of its own jurisdiction including, where applicable, the PATRIOT Act.
(k)    Each Sotheby Entity shall deliver to the Agents any certification or other evidence requested from time to time by any Agent in its sole discretion, confirming such Sotheby Entity’s compliance with this Section 5.13 and the representations and warranties made by such Sotheby Entity pursuant to Section 3.25.

5.14	Subsidiary Loan Documents.
(a)    Subject to Sections 5.14(d) and 5.14(e), for each Person (other than a Disregarded Domestic Person) that is or becomes a direct Domestic Subsidiary of a Domestic Credit Party (which shall, for purposes of clarity, include all Domestic Subsidiaries (other than Disregarded Domestic Persons), whether direct or indirect, of a Domestic Credit Party, so long as such Domestic Subsidiaries are not direct or indirect Subsidiaries of one or more Foreign Subsidiaries of such Domestic Credit Party), within fifteen (15) days (or such later date as the Collateral Agent may agree to in its sole discretion) of becoming such a Domestic Subsidiary, (i) such Person shall become party to this Agreement as a Credit Party by executing a joinder agreement hereto, and shall execute joinder agreements to the Domestic Guaranty and Security Agreement and such further Collateral Documents as the Collateral Agent shall reasonably request, in each case pursuant to the terms of each such agreement, (ii) 100% of the outstanding Stock of such Person owned by such Domestic Credit Party shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, in support of the Secured Obligations of each of the

Domestic Borrowers and the Foreign Borrowers, pursuant to such Collateral Documents as the Collateral Agent shall reasonably request and (iii) such Person shall deliver such organizational and authorization documentation and legal opinions as the Collateral Agent shall reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent; provided, that, (x) so long as SPTC Delaware shall not create, incur, assume or permit to exist any Indebtedness or Guaranteed Indebtedness or any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired), SPTC Delaware shall not be required to execute or become a party to any Loan Documents and its outstanding Stock shall not be required to be pledged, and (y) the York Avenue Owner shall not be required to execute or become a party to any Loan Documents and its outstanding Stock shall not be required to be pledged.
(b)    Subject to Sections 5.14(d) and 5.14(e), for each Person that is or becomes a direct Foreign Subsidiary of any Credit Party and is organized under the laws of England or Hong Kong, within fifteen (15) days (or such later date as the Collateral Agent may agree to in its sole discretion) of becoming such a Foreign Subsidiary, (i) such Person shall become party to this Agreement as a Credit Party by executing a joinder agreement hereto, and shall execute each of a Guaranty with respect to the Secured Obligations of the Foreign Borrowers and such Collateral Documents as the Collateral Agent shall reasonably request in support of the Secured Obligations of the Foreign Borrowers, in each case pursuant to the terms of each such agreement, (ii) if such Person is a direct Foreign Subsidiary of a Foreign Credit Party, 100% of the outstanding Stock of such Person owned by such Foreign Credit Party shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, in support of the Secured Obligations of the Foreign Borrowers pursuant to such Collateral Documents as the Collateral Agent shall reasonably request, (iii) if such Person is a direct Foreign Subsidiary of a Domestic Credit Party, 65% of the outstanding Stock of such Person owned by such Domestic Credit Party shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, in support of the Secured Obligations of the Domestic Borrowers and the Foreign Borrowers (or, in the case of the outstanding Stock of York UK Holdco International Limited, the Secured Obligations of solely the Foreign Borrowers) pursuant to such Collateral Documents as the Collateral Agent shall reasonably request and (iv) such Person shall deliver such organizational and authorization documentation and legal opinions as the Collateral Agent shall reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent.
(c)    Subject to Sections 5.14(d) and 5.14(e), for each Person that is or becomes a direct Foreign Subsidiary of any Domestic Credit Party, and is organized under any jurisdiction other than England or Hong Kong, or is or becomes a direct Domestic Disregarded Person of a Domestic Credit Party, within fifteen (15) days (or such later date as the Collateral Agent may agree to in its sole discretion) of becoming such a Foreign Subsidiary or a Domestic Disregarded Person, (i) 65% of the outstanding Stock of such Person owned by such Domestic Credit Party shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, in support of the Secured Obligations, pursuant to such Collateral Documents as the Collateral Agent shall reasonably request and (ii) such Person shall deliver such organizational and authorization documentation and legal opinions as the Collateral Agent shall reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent.

(d)    Notwithstanding anything to the contrary contained herein or in any other Loan Document:
(v)    Subject to clause (iii) of this Section 5.14(d), no Person that is a direct Foreign Subsidiary of another Foreign Subsidiary organized under a jurisdiction other than England or Hong Kong, shall be required to become subject to a pledge of its outstanding Stock or otherwise become a party to the Collateral Documents.
(vi)    To the extent that the Collateral Agent determines in its sole discretion that (x) the cost is disproportionate to the benefit to be realized by the Collateral Agent and the other Secured Parties by obtaining a pledge of the outstanding Stock of any Person and/or a guarantee by, or security interest in, the assets of any Person or (y) the law of any jurisdiction prohibits (A) the outstanding Stock of any Person organized in such jurisdiction from becoming subject to a pledge thereof and/or (B) a guarantee by, or security interest in, the assets of any Person organized in such jurisdiction, such pledge of such Person’s outstanding Stock, such guarantee and/or such security interest shall not be required.
(vii)    Subject to clause (ii) of this Section 5.14(d), with respect to any Person listed on Schedule 5.14, such Person’s Stock shall be pledged to the Collateral Agent, a security interest shall be granted to the Collateral Agent in the assets of such Person, and such Person shall be required to provide a guarantee, in each case, in accordance with the terms and conditions set forth on Schedule 5.14.
(viii)    If any Guaranty or Collateral is required to be provided pursuant to the terms of the SFS Revolving Credit Agreement to secure the “Secured Obligations” of the “Domestic Credit Parties” under the SFS Revolving Credit Agreement, such Guaranty or Collateral, as applicable, shall also be provided under this Agreement to secure the Secured Obligations of the Domestic Credit Parties. If any Guaranty or Collateral is required to be provided pursuant to the terms of the SFS Revolving Credit Agreement to secure the “Secured Obligations” of the “Foreign Credit Parties” under the SFS Revolving Credit Agreement, such Guaranty or Collateral, as applicable, shall also be provided under this Agreement to secure the Secured Obligations of the Foreign Credit Parties. For the avoidance of doubt, notwithstanding the foregoing, the Foreign Borrowers shall have no liability, direct or indirect, for the Secured Obligations of the Domestic Borrowers or the other Domestic Credit Parties hereunder or under any of the other Loan Documents.
(e)    This Section 5.14 shall not apply to any Immaterial Subsidiary set forth on Disclosure Schedule (5.15) as of the Restatement Effective Date unless such Person shall have executed a Guaranty and such Collateral Documents as the Collateral Agent shall reasonably request.

5.15	Immaterial Subsidiaries.
Each Immaterial Subsidiary (i) as of the Restatement Effective Date, owns assets having a book value of which the Dollar Equivalent is less than $100,000 and (ii) had earnings during the 2013 Fiscal Year of which the Dollar Equivalent was less than $100,000.

5.16	York Avenue Transactions.
Except as set forth on Disclosure Schedule (5.16), the York Avenue Lender has no recourse to Parent or any of its Subsidiaries or any assets of Parent or any of its Subsidiaries pursuant to the York Avenue Loan Agreement or any other York Avenue Loan Document.

5.17	Auction Guaranties.
Each Sotheby Entity shall comply with the provisions of the Auction Guaranty Side Letter.

5.18	Data Protection Matters.
To the extent and at all times that any Data Protection Laws will be applicable as a result of any Credit Party’s performance hereunder, such Credit Party shall comply in all material respects with all such Data Protection Laws including, without limitation, having obtained valid consents where necessary from any Persons whose Personal Data is provided in performance of this Agreement for (a) such Personal Data to be processed for the purposes required by each Credit Party in performance of this Agreement; (b) such Personal Data to be disclosed to any Agent or any Lender, or any agent or subcontractor of any Agent or any Lender, and to be processed by any Agent or any Lender for the purposes required in performance of this Agreement; and (c) the transfer of such Personal Data to any Agent or any Lender in a country outside of the European Economic Area. The form of any data protection consent shall be subject to prior approval of the Administrative Agent, who may require such amendments as it may consider necessary in order to comply with Data Protection Laws and who may require, upon reasonable prior notice, such other reasonable actions be taken by each Credit Party, including entering into the European Union’s standard contractual clauses for the transfer of personal data to third countries, to ensure compliance with Data Protection Laws. Each Credit Party shall not, by any act or omission, place any Agent or any Lender in breach of any Data Protection Laws.
6.    NEGATIVE COVENANTS
Each Credit Party jointly and severally agrees as to all Sotheby Entities that from and after the date hereof until the Termination Date:

6.1	Mergers, Subsidiaries, Etc.
No Sotheby Entity shall directly or indirectly, by operation of law or otherwise, (a) acquire, liquidate or dissolve any Subsidiary or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Sotheby Entity may merge with another Sotheby Entity; provided, that (i) Borrower Representative shall be the survivor of any such merger to which it is a party, (ii) any Borrower shall be the survivor of any such merger with any Sotheby Entity that is not a Borrower and (iii) any Guarantor shall be the survivor of any such merger with any Sotheby

Entity that is not a Credit Party; provided, further, that any Sotheby Entity may dissolve or liquidate any Subsidiary thereof that is not a Borrower.

6.2	Investments; Loans and Revolving Credit Advances.
Except as otherwise expressly permitted by this Section 6, no Sotheby Entity shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that:
(a)     Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business consistent with past practices;
(b)     each Sotheby Entity may (i) maintain its existing investments in its Subsidiaries and joint ventures as of the Restatement Effective Date, (ii) make investments after the Restatement Effective Date in any Credit Party, or (iii) if such Sotheby Entity is not a Credit Party, make investments after the Restatement Effective Date in any other Sotheby Entity (other than any Immaterial Subsidiary);
(c)     (i) any Borrower may enter into Art Loan/Inventory Joint Ventures and (ii) the Sotheby Entities may make investments after the Restatement Effective Date in joint ventures (other than Art Loan/Inventory Joint Ventures) and other Sotheby Entities (other than any Immaterial Subsidiary) to the extent investments in such other Sotheby Entities are not permitted pursuant to the foregoing clause (b) or Section 6.3(a)(vii)); provided that, unless the Fixed Charge Coverage Ratio, as of the end of the most recently completed Fiscal Quarter for which the Agents and Lenders have received Financial Statements pursuant hereto, shall be equal to or greater than 1.15 to 1.00 (calculated on a pro forma basis as if such investments had occurred during such Fiscal Quarter), investments permitted pursuant to clause (ii) of this Section 6.2(c) shall not exceed the Dollar Equivalent of $20,000,000 in the aggregate at any time outstanding;
(d)     so long as the Collateral Agent has not delivered an Activation Notice with respect to any Blocked Account of a Sotheby Entity and no Default or Event of Default has occurred and is continuing, such Sotheby Entity may make investments in Cash Equivalent Investments;
(e)     subject to applicable regulatory authorizations, any Borrower may make, or commit to make, Art Loans and provide, or commit to provide, extended payment terms to Extended Term Art Debtors for purposes of generating Extended Term Art Receivables;
(f)     the Sotheby Entities may make investments in York Avenue Owner in an aggregate amount in any Fiscal Year not in excess of the sum of (i) the amount of Capital Expenditures permitted under paragraph (a) of Annex G for such Fiscal Year, less the aggregate amount of any Capital Expenditures made by Parent and its Subsidiaries (other than the York Avenue Owner) during such Fiscal Year plus (ii) additional amounts to purchase and upgrade a headquarters building;
(g)     the trustee of the grantor trust established for purposes of setting aside assets to meet obligations of Sotheby’s, Inc. under the Sotheby’s Deferred Benefits Compensation Plan may make investments in connection with such plan; and
(i)     the Sotheby Entities may make other investments (other than in any Immaterial Subsidiary or the York Avenue Owner) not exceeding the lesser of (x) $35,000,000 and (y) the sum of $20,000,000 plus the aggregate amount of investments made by the Sotheby Entities pursuant to this Section 6.2(i) during the period commencing on the Restatement Effective Date and ending on the first anniversary thereof.

6.3	Indebtedness.
(t)    No Sotheby Entity shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):
(i)    (A) the Senior Notes and (B) Indebtedness under the Specified Debt Facility;
(ii)    obligations (contingent or otherwise) in respect of (A) any Permitted U.K. Real Estate Financing in an aggregate principal amount not to exceed 65% of the fair market value of the Specified U.K. Real Estate subject to such Permitted U.K. Real Estate Financing at the time such Permitted U.K. Real Estate Financing is consummated (as reasonably determined by the Administrative Agent), and any refinancings, extensions, replacements or renewals thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof to an aggregate principal amount greater than 65% of the fair market value of the Specified U.K. Real Estate subject to such financing at the time of such refinancing, extension, replacement, renewal, amendment or modification (as reasonably determined by the Administrative Agent), and that are otherwise on terms and conditions no less favorable in any material respect to any Sotheby Entity, any Agent or any Lender, as reasonably determined by the Administrative Agent, than the terms of the Permitted U.K. Real Estate Financing being refinanced, extended, replaced, renewed, amended or modified and (B) any Rate Management Transaction entered into in connection therewith; provided, that such Rate Management Transaction is entered into in the ordinary course of business and not for purposes of speculation;
(iii)    obligations (contingent or otherwise) under (A) the York Avenue Loan Documents and any refinancings, extensions, replacements or renewals thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof to an aggregate principal amount greater than 65% of the fair market value of the real property subject to such financing at the time of such refinancing, extension, replacement, renewal, amendment or modification (as reasonably determined by the Administrative Agent)

and that are otherwise on terms and conditions no less favorable in any material respect to any Sotheby Entity, any Agent or any Lender, as reasonably determined by the Administrative Agent, than the terms of the York Avenue Loan Documents being refinanced, extended, replaced, renewed, amended or modified and (B) any Rate Management Transaction entered into in connection therewith; provided, that such Rate Management Transaction is entered into in the ordinary course of business and not for purposes of speculation;
(iv)    Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(e);
(v)    the Loans and the other Secured Obligations;
(vi)    existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or reducing the average life thereof and that are otherwise on terms and conditions no less favorable in any material respect to any Sotheby Entity, any Agent or any Lender, as determined by the Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified;
(vii)    Indebtedness consisting of intercompany loans and advances made by any Sotheby Entity to any other Sotheby Entity (other than any Immaterial Subsidiary); provided, that: (A) in the case of any intercompany loan or advance owing to any Credit Party, any Sotheby Entity receiving the proceeds of such loan or advance shall have executed and delivered to the applicable Credit Party within fifteen (15) days (or such later date as the Administrative Agent may agree to in its sole discretion) after receiving the proceeds thereof, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Sotheby Entity, which Intercompany Notes shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Collateral Agent pursuant to the applicable Collateral Document as additional collateral security for the applicable Secured Obligations; (B) each Sotheby Entity shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to the Administrative Agent; (C) the obligations of each Credit Party under any such intercompany loans and advances shall be subordinated to the Obligations of such Credit Party hereunder and under the other Loan Documents in a manner reasonably satisfactory to the Administrative Agent; (D) with respect to any intercompany loan or advance made after the Restatement Effective Date, at the time any such intercompany loan or advance is made by any Sotheby Entity to any other Sotheby Entity and after giving effect thereto, (i) each such Sotheby Entity shall be Solvent or (ii)(x) such intercompany loan or advance shall be made in the ordinary course of business, (y) if the Sotheby Entity making such intercompany loan or advance is a Credit Party, such Credit Party shall be Solvent and (z) the Sotheby Entity receiving such intercompany loan or advance shall have no Funded Debt (except as permitted hereby) other than intercompany loans or advances outstanding to other Sotheby Entities; and (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or advance;

(viii)    Indebtedness arising in respect of surety bonds, guaranties and letters of credit with respect to obligations of the Foreign Subsidiaries incurred in the ordinary course of business that are not Funded Debt;
(ix)    Indebtedness arising under Rate Management Transactions; provided, that such Rate Management Transactions are (or were) entered into in the ordinary course of such Sotheby Entity’s business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, earnings or properties held or reasonably anticipated by such Sotheby Entity and not for purposes of speculation;
(x)    Indebtedness arising under overdraft credit lines extended to various Sotheby Entities in the ordinary course of business, which indebtedness arising under overdraft credit lines extended to the Credit Parties shall not at any time exceed, in the aggregate at any one time outstanding, the lesser of (A) $15,000,000 and (B) the aggregate amount of overdraft credit lines extended to the Credit Parties at such time; and
(xi)    Other Indebtedness in an aggregate principal amount not exceeding $15,000,000 at any one time outstanding.
(u)    No Sotheby Entity shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8; (iii) Indebtedness permitted by Section 6.3(a)(vi) upon any refinancing thereof in accordance with Section 6.3(a)(vi); (iv) Indebtedness incurred pursuant to repayment by any Sotheby Entity of intercompany loans and advances outstanding to any Sotheby Entity, (v) so long as (x) no Default or Event of Default has occurred and is continuing or would occur as a result thereof, and (y) Parent shall have provided to the Administrative Agent prior to the date thereof pro forma financial statements demonstrating that the Fixed Charge Coverage Ratio, as of the end of the most recently completed Fiscal Quarter for which the Agents and Lenders have received Financial Statements pursuant hereto, shall be equal to or greater than 1.15 to 1.00 (calculated on a pro forma basis as if such purchase had occurred during such Fiscal Quarter), purchases, redemptions, defeasances or prepayments of the Senior Notes by Parent; (vi) so long as no Revolving Loans are outstanding hereunder and no “Revolving Loans” are outstanding under the SFS Revolving Credit Agreement as of the date of any such transaction, any purchases, redemptions, defeasances or prepayments of the Senior Notes or Indebtedness under the Specified Debt Facility; and (vii) purchases, redemptions, defeasances or prepayments of Indebtedness under the Specified Debt Facility, (x) with the proceeds of any sale or other disposition of any asset (including (A) commissions on such sale or disposition or (B) proceeds of any such asset arising as a result of casualty or condemnation) subject to a Lien securing Indebtedness under the Specified Debt Facility on a first priority basis or (y) to the extent that, both immediately before and after giving pro forma effect thereto, (A) no Event of Default shall have occurred and be continuing and (B) the Liquidity Amount shall be at least $175,000,000.

6.4	Employee Loans and Affiliate Transactions.

(a)    Except as disclosed in Disclosure Schedule 6.4(a), no Sotheby Entity shall enter into or be a party to any transaction with any other Sotheby Entity or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Sotheby Entity’s business and, in the case of any transaction with any Affiliate thereof (other than another Sotheby Entity), upon fair and reasonable terms that are no less favorable to such Sotheby Entity than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Sotheby Entity.
(b)    No Sotheby Entity shall enter into any lending or borrowing transaction with any employees of any Sotheby Entity, except (i) loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing, up to a maximum of a Dollar Equivalent of $2,500,000 in the aggregate at any one time outstanding, (ii) Art Loans to employees of any Sotheby Entity in the ordinary course of business pursuant to fair and reasonable terms that are no less favorable to such Sotheby Entity making such Art Loan than would be obtained in a comparable arm’s length transaction with a Person not an employee of, or otherwise affiliated with, any Sotheby Entity, up to a maximum of a Dollar Equivalent of $25,000,000 in the aggregate at any one time outstanding and (iii) other loans to its respective employees, up to a maximum of a Dollar Equivalent of $7,500,000 in the aggregate at any one time outstanding.

6.5	Capital Structure and Business.
If all or part of a Sotheby Entity’s Stock is pledged to the Collateral Agent, that Sotheby Entity shall not issue additional Stock unless, upon issuance thereof, such Stock is immediately pledged (and any related security certificates delivered) by the holder thereof to the Collateral Agent pursuant to the applicable Collateral Documents. No Sotheby Entity shall amend its charter or bylaws in a manner that would adversely affect any Agent or any Lender or such Sotheby Entity’s duty or ability to repay the Obligations. No Sotheby Entity shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.6	Guaranteed Indebtedness.
No Sotheby Entity shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Sotheby Entity, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Sotheby Entity if the primary obligation with respect thereto is not prohibited by this Agreement.

6.7	Liens.
No Sotheby Entity shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for:

(a) Permitted Encumbrances;
(b) Liens created pursuant to the York Avenue Loan Documents or on properties or assets not constituting Collateral and securing the obligations permitted under Section 6.3(a)(iii);
(c) Liens (i) in existence on the date hereof, (ii) if such property or assets are owned by a Credit Party, summarized on Disclosure Schedule (6.7) and (iii) securing the Indebtedness described on Disclosure Schedule (6.3) and refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided, that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property;
(d) Liens securing payment of obligations described in Section 6.3(a)(iv); provided, that such Liens shall not attach to any property other than cash on deposit with, or under the control of, the holder of such Indebtedness;
(e) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Sotheby Entity in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than a Dollar Equivalent of $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within forty-five (45) days following such purchase and does not exceed 100% of the purchase price of the subject assets);
(f) Liens securing Indebtedness permitted pursuant to Section 6.3(a)(ix); provided, that such obligations are secured solely with cash and Cash Equivalent Investments;
(g) licenses and sublicenses permitted pursuant to Section 6.8(g);
(h) Liens not otherwise permitted above on (i) cash and Cash Equivalents or (ii) assets not constituting Collateral, in each case, so long as the aggregate amount of obligations secured by such Liens does not exceed $20,000,000; and
(i) Liens on any Specified U.K. Real Estate or other properties or assets not constituting Collateral and securing Indebtedness permitted pursuant to clause (ii) of Section 6.3(a);
provided that, except as set forth in clause (i) of this Section 6.7, no Foreign Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Real Estate other than Permitted Encumbrances described in clauses (a), (g) or (h) of the definition thereof. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action after the Restatement Effective Date that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Collateral Agent, on behalf of itself and the other Secured Parties, as additional collateral for the applicable Secured Obligations, except (x) agreements entered into in connection with any Permitted U.K. Real Estate Financing that prohibit Liens upon any Specified U.K. Real Estate subject to such Permitted U.K. Real Estate Financing, (y) as set forth in the Specified Debt Facility Documents and (z) operating leases, Capital Leases, Licenses or agreements relating to purchase money Indebtedness which prohibit Liens upon the assets that are subject thereto.

6.8	Sale of Stock and Assets.
No Sotheby Entity shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by a Sotheby Entity of Equipment or Fixtures that are obsolete or no longer used or useful in such Sotheby Entity’s business and having a book value not exceeding the Dollar Equivalent of $4,000,000 in the aggregate in any Fiscal Year; (c) the sale or other disposition of other assets having a book value not exceeding the Dollar Equivalent of $5,000,000 in the aggregate in any Fiscal Year; (d) the sale or other disposition of any asset by a Credit Party to any other Credit Party; (e) the sale or other disposition of any asset by any Sotheby Entity that is not a Credit Party to any other Sotheby Entity; (f) licenses or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Sotheby Entities or (ii) secure any Indebtedness; (g) the disposition of any Specified U.K. Real Estate pursuant to a Permitted U.K. Real Estate Financing; and (h) the sale or other disposition of any asset (including the proceeds of any such asset arising as a result of casualty or condemnation) subject to a Lien securing Indebtedness under the Specified Debt Facility on a first priority basis.

6.9	ERISA.
No Sotheby Entity shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 430 of the IRC or Section 303 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $5,000,000 in the aggregate.

6.10	Financial Covenants.
Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.11	Hazardous Materials.
No Sotheby Entity shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to or from any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits, except as could not reasonably be expected to have a Material

Adverse Effect or (b) otherwise materially adversely impact the value or marketability of any of the Real Estate or any of the Collateral.

6.12	Sale Leasebacks.
No Sotheby Entity shall engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets, except any Permitted U.K. Real Estate Financing.

6.13	Restricted Payments.
No Sotheby Entity shall make any Restricted Payment, except:
(a) intercompany loans and advances between Sotheby Entities to the extent permitted by Sections 6.2 and 6.3;
(b) dividends and distributions by Subsidiaries of any Sotheby Entity paid to such Sotheby Entity;
(c) employee loans permitted under Section 6.4(b);
(d) payments of principal and interest of intercompany loans and advances made in accordance with Section 6.3;
(e) if (i) no Event of Default has occurred and is continuing or would occur as a result thereof, (ii) either (A) so long as no Revolving Loans are outstanding hereunder and no “Revolving Loans” are outstanding under the SFS Revolving Credit Agreement as of the date of any Repurchase, both before and after giving effect thereto or (B) Parent has provided to the Administrative Agent, prior to the date that any Repurchase Period is announced (which notice shall be delivered to the Administrative Agent no earlier than thirty (30) days prior to the commencement of such Repurchase Period, and no later than three (3) Business Days prior to the commencement of such Repurchase Period), a written notice setting forth (1) the proposed start and end dates of such Repurchase Period (which shall not exceed eighteen (18) months), (2) the aggregate maximum Dollar amount to be paid in consideration of all Repurchases to occur during such Repurchase Period, and (3) pro forma financial statements demonstrating that the Fixed Charge Coverage Ratio, calculated for the four Fiscal Quarter period which, as of the date of such notice to the Administrative Agent, is most recently completed and for which the Agents and Lenders have received Financial Statements pursuant hereto, shall be equal to or greater than 1.15 to 1.00 (calculated on a pro forma basis as if such aggregate maximum Dollar amount of Repurchases to occur during such Repurchase Period had occurred during such period), and (iii) after giving effect to each Repurchase, Margin Stock shall not constitute more than 25% of the assets of the Credit Parties, Parent may make Repurchases during such Repurchase Period; provided that, if clause (ii)(A) of this Section 6.13(e) is inapplicable, such Repurchases shall be conducted in accordance with the notice delivered pursuant to clause (ii)(B) of this Section 6.13(e);

(f) if no Event of Default has occurred and is continuing or would occur as a result thereof, Parent may make dividends or distributions on its Stock in an aggregate amount (the “Maximum Distribution Amount”) not to exceed, in any Fiscal Quarter, the lesser of (i) $0.15 per share of Stock and (ii) $13,400,000; provided that, if Parent shall have provided to the Administrative Agent prior to the date thereof pro forma financial statements demonstrating that the Fixed Charge Coverage Ratio, as of the end of the most recently completed Fiscal Quarter for which the Agents and Lenders have received Financial Statements pursuant hereto, shall be equal to or greater than the level specified in paragraph (b) of Annex G with respect to such Fiscal Quarter (calculated on a pro forma basis as if such dividend or distribution had occurred during such Fiscal Quarter; provided that to the extent such pro forma calculation would otherwise include dividends or distributions made by Parent in five Fiscal Quarters, such pro forma calculation shall only include dividends or distributions made by Parent in the four Fiscal Quarters in which the highest aggregate amount of dividends or distributions were made), Parent may make dividends or distributions on its Stock in excess of the Maximum Distribution Amount;
(g) Parent may make Repurchases and pay other dividends or distributions on its Stock so long as, both before and after giving effect thereto, (i) no Event of Default has occurred and is continuing, (ii) the Aggregate Borrowing Availability equals or exceeds $100,000,000 and (iii) the Liquidity Amount equals or exceeds $200,000,000; provided that, if no Revolving Loans are outstanding hereunder and no “Revolving Loans” are outstanding under the SFS Revolving Credit Agreement, Parent may make Repurchases and pay dividends or distributions on its Stock so long as, both before and after giving effect thereto, (i) no Event of Default has occurred and is continuing and (ii) the Liquidity Amount equals or exceeds $200,000,000;
(h) Parent may declare and make dividend payments or other distributions payable solely in its Stock; and
(i) Parent may, from time to time on or prior to the fifth anniversary of the Restatement Effective Date, make Repurchases in an aggregate amount for all Repurchases made in reliance on this subsection (i) not to exceed $150,000,000, so long as (i) the aggregate amount of such Repurchases made during any Fiscal Year does not exceed $40,000,000 and (ii) both before and after giving effect to any such Repurchase, no Event of Default has occurred and is continuing.

6.14	Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year.
No Domestic Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office or principal place of business or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its jurisdiction of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case, without at least thirty (30) days (or such shorter period as the Administrative Agent shall consent to in writing) prior written notice to the Administrative Agent and after the Administrative Agent’s written acknowledgment that any reasonable action requested by the Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of the Secured Parties, in any Collateral, has been completed or taken; provided, that any such new location shall be in the continental United States. No Foreign Borrower shall change its jurisdiction of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case, without at least thirty (30) days (or such shorter period as the Administrative Agent shall consent to in writing) prior written notice to the Administrative Agent and after the Administrative Agent’s written acknowledgment that any reasonable action requested by the Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of the Secured Parties, in any Collateral, has been completed or taken. No Sotheby Entity shall change its Fiscal Year.

6.15	No Impairment of Intercompany Transfers.
No Sotheby Entity shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Sotheby Entity to any Sotheby Entity or between Sotheby Entities.

6.16	Real Estate Purchases.
No Credit Party shall purchase or acquire or commit to purchase or acquire a fee simple or freehold ownership interest in real estate (a) with an aggregate purchase price in excess of the Dollar Equivalent of $50,000,000 or (b) that would cause the purchase prices of all such purchases by all Credit Parties since the Restatement Effective Date to exceed, in aggregate, the Dollar Equivalent of $100,000,000.

6.17	Changes Relating to Material Contracts.
No Sotheby Entity shall (a) change or amend the terms of the Senior Notes or the Senior Note Indenture in a manner materially adverse to the Lenders, (b) change or amend any York Avenue Lease Document in a manner adverse to the interests of any Agent or any Lender in any material respect or (c) except as set forth on Disclosure Schedule (5.16), permit the York Avenue Lender to have recourse to Parent or any of its Subsidiaries, or any assets of Parent or any of its Subsidiaries, pursuant to the York Avenue Loan Agreement or any other York Avenue Loan Document; provided that, no change or amendment described in the foregoing clause (a) shall: (i) increase the interest rate on the Senior Notes; (ii) accelerate the dates upon which payments of principal or interest are due under the Senior Notes; (iii) increase the principal amount of the Senior Notes above the original principal amount thereof; (iv) change any event of default, in a manner adverse to the Credit Parties, or add or make more restrictive any covenant with respect to the Senior Notes or (v) change the redemption or prepayment provisions of the Senior Notes.

6.18	Use of Proceeds.
No Sotheby Entity shall use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock (other than Stock of Parent, to the extent it constitutes Margin Stock, repurchased in accordance with Section 6.13) or repay or otherwise refinance Indebtedness of any Sotheby Entity or others incurred to purchase or carry Margin Stock. No Sotheby Entity shall own any Margin Stock (other than Stock of Parent, to the extent it constitutes Margin Stock, in an amount that does not exceed 25% of the assets of the Credit Parties).
7.    TERM

7.1	Termination.
The financing arrangements contemplated hereby shall be in effect until the Auction Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2	Survival of Obligations Upon Termination of Financing Arrangements.
Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of the Agents and the Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Incremental Commitment Termination Date and the Auction Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of each Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.16 and 1.17, and the indemnities contained in the Loan Documents shall survive the Termination Date.
8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1	Events of Default.
The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(v)    Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse any Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following the Administrative Agent’s demand for such reimbursement or payment of expenses.
(w)    Any Sotheby Entity fails or neglects to perform, keep or observe any of the provisions of Section 1.4, 1.9, 1.15, 5.4(a), 5.17 or 6, or any of the provisions set forth in Annex C or G, respectively.
(x)    Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) Business Days or more.
(y)    Any Sotheby Entity fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.
(z)    A default or breach occurs under any Material Indebtedness Contract that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness evidenced by such Material Indebtedness Contract, or (ii) causes, or permits any holder of Indebtedness or Guaranteed Indebtedness evidenced by such Material Indebtedness Contract or a trustee to cause, Indebtedness or Guaranteed Indebtedness evidenced by such Material Indebtedness Contract to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such right is exercised, by such holder or trustee.
(aa)    Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $5,000,000 (or, if such inaccuracy results from a single error with respect to an individual Art Loan, individual item of Art Inventory or individual Extended Term Art Receivable, $10,000,000) in the aggregate in any Borrowing Base Certificate, (ii) errors understating either Borrowing Base or (iii) inadvertent errors occurring when Aggregate Borrowing Availability continues to exceed $15,000,000 after giving effect to the correction of such errors), or any representation or warranty herein or in any Loan Document or in any written statement, report, Financial Statement or certificate (other than a Borrowing Base Certificate) made or delivered to any Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.
(bb)    A case or proceeding is commenced against any Sotheby Entity (other than an Immaterial Subsidiary) seeking a decree or order in respect of such Sotheby Entity (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, administrator, liquidator, assignee, trustee or sequestrator (or similar official) for such Sotheby Entity or for any substantial part of any such

Sotheby Entity’s assets, or (iii) ordering the winding up or liquidation of the affairs of such Sotheby Entity, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.
(cc)    Any Sotheby Entity (other than an Immaterial Subsidiary) (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, administrator, liquidator, assignee, trustee or sequestrator (or similar official) for such Sotheby Entity or for any substantial part of any such Sotheby Entity’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.
(dd)    A final judgment or judgments for the payment of money in excess of a Dollar Equivalent of $20,000,000 in the aggregate at any time are outstanding against one or more of the Sotheby Entities (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days (or, in the case of any Sotheby Entity that is not Parent, a Domestic Subsidiary or a Foreign Subsidiary organized under the laws of England, sixty (60) days) after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
(ee)    Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Sotheby Entity shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.
(ff)    Any Change of Control occurs.
(gg)    Any Sotheby Entity or the York Avenue Owner violates any of the covenants contained in the York Avenue Loan Documents relating to the single purpose entity status of the York Avenue Owner or its corporate separateness from Parent and its Subsidiaries and such violation results in recourse liability to Parent or any Subsidiary thereof.

8.2	Remedies.
(c)    If any Event of Default has occurred and is continuing, the Administrative Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in the Administrative Agent’s sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing; or (ii) reduce the Auction Commitment or Incremental Commitment from time to time.
(d)    If any Event of Default has occurred and is continuing, any Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Auction Commitment or Incremental Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to such Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(g) or (h), the Auction Commitments and Incremental Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

8.3	Waivers by Credit Parties.
Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, (b) all rights to notice and a hearing prior to any Agent’s taking possession or control of, or to any Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing any Agent to exercise any of its remedies, except as may be required by applicable law, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.
9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1	Assignment and Participations.
(e)    Subject to the terms of this Section 9.1, any Lender may make an assignment to an assignee of, or sell participations in, at any time or times, the Loan Documents, the Loans, the Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of the Administrative Agent (which consent shall not be required in the case of a Qualified Assignee and shall not be unreasonably withheld or delayed) and the execution of (x) an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, the Administrative Agent and (y) a counterpart to the CAM Agreement; (ii) after giving effect to any such partial assignment, require the assignee Lender to have Commitments in an amount at least equal to $5,000,000 and the assigning Lender to retain Commitments in an amount at least equal to $5,000,000; (iii) include a payment to the Administrative Agent of an assignment fee of $3,500; (iv) to the extent such assignment is an assignment of the Auction Revolving Loan or any Auction Commitments, also require an assignment of a ratable interest in, and the assignee Lender shall be required to be assigned a ratable share in the “Loans” and “Commitments” under, the SFS Revolving Credit Agreement and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed and shall be deemed to have been given unless an objection is delivered to the Administrative Agent within ten (10) Business Days after notice of such proposed assignment is delivered to Borrower Representative; provided that (x) no such consent shall be required for an assignment to a Qualified Assignee and (y) the Borrower Representative’s refusal to consent to an assignment to any Person that constitutes a vulture fund, distressed debt purchaser or similar institution whose primary business consists of purchasing or investing in Persons that are highly financially distressed and insolvent or imminently insolvent shall not be deemed to be unreasonable. No Agent shall have any responsibility for ensuring that minimum Commitment amounts described in clause (ii) of the immediately preceding sentence are maintained or for determining whether an assignee of any Lender is a Qualified Assignee. In addition, no Agent shall have any liability in the event any Loans or Commitments (or any interest therein) are assigned to a Qualified Assignee without the consent of the Borrower Representative. Lenders shall be required at all times to maintain equal Pro Rata Shares of Auction Commitments hereunder and the “Commitments” under the SFS Revolving Credit Agreement. Notwithstanding anything herein to the contrary, no Lender may assign or otherwise transfer all or any part of its interest in the Obligations to any natural person or to any Borrower or any of its Affiliates. The Agents’ refusal to consent to an assignment by a Non-Funding Lender who is a Non-Funding Lender due to clause (a) of the definition of Non-Funding Lender (unless in connection with such assignment, such Non-Funding Lender cures, or causes the cure of, its Non-Funding Lender status as contemplated in Section 9.9(d)(v)) shall not be deemed to be unreasonable. The Agents’ refusal to consent to an assignment by any Lender to any Person that would be a Non-Funding Lender or an Impacted Lender, or the imposition of conditions or limitations (including limitations on voting) upon assignments to such Persons, shall not be deemed to be unreasonable. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans or purchase participation interests therein hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event any Agent or any Lender assigns or otherwise transfers all or any part of its interest in the Obligations, any such Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of such Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge its interest in the Obligations and such Lender’s rights under this Agreement and the other Loan Documents to

(A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent, (B) any central bank having authority over such Lender, with notice to the Administrative Agent or (C) any holder of, or trustee for the benefit of the holders of, such Lender’s Indebtedness or equity securities, with notice to the Administrative Agent; provided, however, that no such federal reserve bank, central bank, holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with the other provisions of this Section 9.1), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder or under any other Loan Document. In addition, notwithstanding the foregoing provisions of this Section 9.1(a), any Lender that is an investment fund may assign its interest in the Obligations and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor.
(f)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at its address referred to in Annex I a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, the Agents and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(g)    Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of the Collateral Agent’s Lien on all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Each of the Borrowers agrees that each participant shall be entitled to the benefits of Sections 1.14, 1.16 (as it applied in relation to U.S. tax only), 1.17 and 9.8 (subject to the requirements and limitations therein, including the requirements under Section 1.16 (it being understood that the documentation required in order to constitute a Qualifying Lender and the documentation required under Section 1.16 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such participant shall not be entitled to receive any greater payment under Section 1.16, with respect to any participation, than its participating Lender would have been entitled to receive. Except as set forth in the preceding sentence no Credit Party shall have any obligation or duty to any participant. Neither any Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.
(h)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than the Administrative Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Agent shall have any responsibility for maintaining a Participant Register.
(i)    Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or the Agents and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.
(j)    Each Credit Party shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by the Administrative Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party shall certify the correctness, completeness and accuracy of all descriptions of the Sotheby Entities and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that the Projections shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(b).
(k)    Any Lender may furnish any information concerning Sotheby Entities in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that, except in the case of a Lender that pledges its interest in the Obligations and such Lender’s rights under this Agreement and the other Loan Documents pursuant to Section 9.1(a)(A) or Section 9.1(a)(B), such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.
(l)    So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitment to a potential

Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.17(a), increased costs under Section 1.17(b), an inability to fund LIBOR Loans under Section 1.17(c), or withholding taxes in accordance with Section 1.16(a).
(m)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to the Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and the Administrative Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(i) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

9.2	Appointment of the Administrative Agent and the Collateral Agent.
GE Capital is hereby appointed to act on behalf of all Secured Parties as the Administrative Agent and the Collateral Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of the Agents and the other Secured Parties and no Sotheby Entity nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Agent shall act solely as an agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Sotheby Entity or any other Person. Each Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Except as expressly set forth in the Foreign Collateral Documents, the duties of each Agent shall be mechanical and administrative in nature and no Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Secured Party. Except as expressly set forth in this Agreement and the other Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Sotheby Entity or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither any Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Secured Party for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.
If any Agent shall request instructions from Requisite Lenders, the Majority in Interest of any class of Lenders, the Supermajority in Interest of any class of Lenders, the Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders, the Majority in Interest of any class of Lenders, the Supermajority in Interest of any class of Lenders, the Supermajority Lenders, or all affected Lenders, as the case may be, and such Agent shall not incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any Agent as a result of any Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, the Majority in Interest of any class of Lenders, the Supermajority in Interest of any class of Lenders, the Supermajority Lenders or all affected Lenders, as applicable.
In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents in accordance with the terms thereof. Subject to Section 9.8, each Lender agrees that no Secured Party (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties.

9.3	Agents’ Reliance, Etc.

Neither any Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Without limiting the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to such Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4	GE Capital and Affiliates.
With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Sotheby Entity, any of their Affiliates and any Person who may do business with or own securities of any Sotheby Entity or any such Affiliate, all as if GE Capital were not an Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Sotheby Entity for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as the Administrative Agent and the Collateral Agent.

9.5	Lender Credit Decision.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Sotheby Entities and its own decision to enter into this Agreement.

Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6	Indemnification.
Lenders agree to indemnify the Agents (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by any Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that any such Agent is not reimbursed for such expenses by Credit Parties.
9.7    Successor Agents. Any Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender (if a Lender is willing to accept such appointment), or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Agent, hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents.

9.8	Setoff and Sharing of Payments.
In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(g), each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than the Agents, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to such Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Credit Party against and on account of any of the Obligations that are not paid when due; provided, that (i) the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights, and (ii) any balances, properties or assets of a Foreign Credit Party shall be offset, appropriated or applied only to or against the Obligations of the Foreign Credit Parties. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.14, 1.16 or 1.17). Each Auction Dollar Tranche Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Auction Dollar Tranche Swing Line Loan under Section 1.1. Each Auction Multicurrency Tranche Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Auction Multicurrency Tranche Swing Line Loan under Section 1.1. Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. If a Non-Funding Lender receives any payment described in the second sentence of this Section 9.8, such Lender shall turn over such payments to the Collateral Agent in an amount that would satisfy the cash collateral requirements set forth in Section 9.9(d).

9.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.
(l)    Revolving Credit Advances; Payments.
(i)    Auction Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii), (iv) and (v) of Section 1.1(c). If (i) the Swing Line Lender declines to make a Swing Line Advance, (ii) the Auction Dollar Tranche Swing Line Availability is zero, (iii) the Auction Multicurrency Tranche Swing Line Availability is zero or (iv) the Administrative Agent shall receive a Notice of Revolving Credit Advance in respect of a Revolving Credit Advance to be made as a LIBOR Loan, the Administrative Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission.
(ii)    In the case of any Auction Dollar Tranche Revolving Credit Advance, each Auction Dollar Tranche Lender shall make the amount of such Lender’s Pro Rata Share of such Auction Dollar Tranche Revolving Credit Advance available to the Administrative Agent in same day funds in Dollars by wire transfer to the Administrative Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. In the case of any Auction Multicurrency Tranche Revolving Credit Advance, each Auction Multicurrency Tranche Lender shall make the amount of such Lender’s Pro Rata Share of such Auction Multicurrency Tranche Revolving Credit Advance available to the Administrative Agent in same day funds in the currency in which such Auction Multicurrency Tranche Revolving Credit Advance is denominated by wire transfer to the Administrative Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. In the case of any Incremental Revolving Credit Advance, each Incremental Lender shall make the amount of such Lender’s Pro Rata Share of such Incremental Revolving Credit Advance available to the Administrative Agent in same day funds in Dollars by wire transfer to the Administrative Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Administrative Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, the Administrative Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Lender pursuant to this Section 9.9(a) shall be made without setoff, counterclaim or deduction of any kind.

(iii)    On each Business Day (each, a “Settlement Date”), the Administrative Agent shall advise each Lender by telephone or telecopy of the amount to be disbursed to such Person in accordance with this Section 9.9(a)(iii). Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, the Administrative Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees received by the Administrative Agent from the Borrowers on such Settlement Date (or, in the case of amounts denominated in a Foreign Currency, (x) with respect to principal, on the date one Business Day prior to such Settlement Date and (y) with respect to all other amounts, on the date two (2) Business Days prior to such Settlement Date) (as determined in accordance with Section 1.11) for the benefit of Lenders with respect to each applicable Loan. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 5:00 p.m. (New York time) on each Settlement Date.
(m)    Availability of Lender’s Pro Rata Share. The Administrative Agent may assume that, on each funding date, (i) each Auction Dollar Tranche Lender will make its Pro Rata Share of each Auction Dollar Tranche Revolving Credit Advance being funded on such funding date available to the Administrative Agent, (ii) each Auction Multicurrency Tranche Lender will make its Pro Rata Share of each Auction Multicurrency Tranche Revolving Credit Advance being funded on such funding date available to the Administrative Agent and (iii) each Incremental Lender will make its Pro Rata Share of each Incremental Revolving Credit Advance being funded on such funding date available to the Administrative Agent. If such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender, without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to the Administrative Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require any Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments or obligations hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that any Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, such Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.
(n)    Return of Payments.
(i)    If any Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such Agent from Borrowers and such related payment is not received by such Agent, then such Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)    If any Agent determines at any time that any amount received by such Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to each Agent on demand any portion of such amount that such Agent has distributed to such Lender, together with interest at such rate, if any, as such Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.
(o)    Non-Funding Lenders.
(i)    Responsibility. The failure of any Non-Funding Lender to make any Revolving Credit Advance, Letter of Credit Obligation or any payment required by it, or to make any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan, fund the purchase of any such participation, or make any other payment required hereunder on such date, and neither any Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan, fund the purchase of a participation or make any other payment required hereunder.
(ii)    Reallocation.
(A)    If any Auction Dollar Tranche Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Auction Dollar Tranche Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit), and reimbursement obligations with respect to Auction Dollar Tranche Swing Loans shall, at the Administrative Agent’s election at any time or upon any L/C Issuer’s or the Swing Line Lender’s written request delivered to the Administrative Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed or funded by the Auction Dollar Tranche Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Shares of the aggregate Auction Dollar Tranche Commitments of all Lenders (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share of the Auction Dollar Tranche Commitments had been increased proportionately); provided, that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Auction Dollar Tranche Revolving Credit Advances, outstanding Auction Dollar Tranche Letter of Credit Obligations, amounts of its participations in Auction Dollar Tranche Swing Line Advances, and its pro rata share of unparticipated amounts in Auction Dollar Tranche Swing Line Advances to exceed its Auction Dollar Tranche Commitments. At any time any Auction Dollar Tranche Lender is a Non-Funding Lender, at the Administrative Agent’s election at any time or upon any L/C Issuer’s or the Swing Line Lender’s written request delivered to the Administrative Agent (whether before or after the occurrence of any Default or Event of Default), participating interests in any newly made Auction Dollar Tranche Swing Line Loan or any newly issued or modified Auction Dollar Tranche Letter of Credit will be allocated among Non-Funding Lenders that constitute Auction Dollar Tranche Lenders in a manner consistent with this Section 9.9(d)(ii)(A).
(B)    If any Auction Multicurrency Tranche Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Auction Multicurrency Tranche Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit), and reimbursement obligations with respect to Auction Multicurrency Tranche Swing Loans shall, at the Administrative Agent’s election at any time or upon any L/C Issuer’s or the Swing Line Lender’s written request delivered to the Administrative Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed or funded by the Auction Multicurrency Tranche Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Shares of the aggregate Auction Multicurrency Tranche Commitments of all Lenders (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share of the Auction Multicurrency Tranche Commitments had been increased proportionately); provided, that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Auction Multicurrency Tranche Revolving Credit Advances, outstanding Auction Multicurrency Tranche Letter of Credit Obligations, amounts of its participations in Auction Multicurrency Tranche Swing Line Advances, and its pro rata share of unparticipated amounts in Auction Multicurrency Tranche Swing Line Advances to exceed its Auction Multicurrency Tranche Commitments. At any time any Auction Multicurrency Tranche Lender is a Non-Funding Lender, at the Administrative Agent’s election at any time or upon any L/C Issuer’s or the Swing Line Lender’s written request delivered to the Administrative Agent (whether before or after the occurrence of any Default or Event of Default), participating interests in any newly made Auction Multicurrency Tranche Swing Line Loan or any newly issued or modified Auction Multicurrency Tranche Letter of Credit will be allocated among Non-Funding Lenders that constitute Auction Multicurrency Tranche Lenders in a manner consistent with this Section 9.9(d)(ii)(B).
(iii)    Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 9.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans, participations and Commitments, included in the determination of “Requisite Lenders,” “Majority in Interest,” “Supermajority in Interest,” “Supermajority Lenders” or “Lenders directly affected” pursuant to Section 11.2) for any voting or consent rights under or with respect to any Loan Document; provided, that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Requisite Lenders, Majority in Interest of any class of Lenders, Supermajority in Interest of any class of Lenders, or Supermajority Lenders, the Loans, participations and Commitments held by Non-Funding Lenders shall be excluded from the total Loans, participations and Commitments outstanding.
(iv)    Borrower Payments to a Non-Funding Lender. Each Agent shall be authorized to use all payments received by such Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties. Following such payment in full of the Aggregate Excess Funding Amount, the Collateral Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Commitment and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, the Agents shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender’s failure to fund Auction Dollar Tranche Revolving Credit Advances or purchase participations in Auction Dollar Tranche Letters of Credit or Auction Dollar Tranche Letter of Credit Obligations, any amounts applied by any Agent to satisfy such funding shortfalls shall be deemed to constitute an Auction Dollar Tranche Revolving Credit Advance or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Auction Dollar Tranche Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Auction Dollar Tranche Revolving Credit Advances or participation interests from the other Auction Dollar Tranche Lenders until such time as the aggregate amount of the Auction Dollar Tranche Revolving Credit Advances and participations in Auction Dollar Tranche Letters of Credit and Auction Dollar Tranche Letter of Credit Obligations are held by the Auction Dollar Tranche Lenders in accordance with their Pro Rata Shares of the aggregate Auction Dollar Tranche Commitments of the Lenders. With respect to such Non-Funding Lender’s failure to fund Auction Multicurrency

Tranche Revolving Credit Advances or purchase participations in Auction Multicurrency Tranche Letters of Credit or Auction Multicurrency Tranche Letter of Credit Obligations, any amounts applied by any Agent to satisfy such funding shortfalls shall be deemed to constitute an Auction Multicurrency Tranche Revolving Credit Advance or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Auction Multicurrency Tranche Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Auction Multicurrency Tranche Revolving Credit Advances or participation interests from the other Auction Multicurrency Tranche Lenders until such time as the aggregate amount of the Auction Multicurrency Tranche Revolving Credit Advances and participations in Auction Multicurrency Tranche Letters of Credit and Auction Multicurrency Tranche Letter of Credit Obligations are held by the Auction Multicurrency Tranche Lenders in accordance with their Pro Rata Shares of the aggregate Auction Multicurrency Tranche Commitments of the Lenders. With respect to such Non-Funding Lender’s failure to fund Incremental Revolving Credit Advances, any amounts applied by any Agent to satisfy such funding shortfalls shall be deemed to constitute an Incremental Revolving Credit Advance and, if necessary to effectuate the foregoing, the other Incremental Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Incremental Revolving Credit Advances from the other Incremental Lenders until such time as the aggregate amount of the Incremental Revolving Credit Advances are held by the Incremental Lenders in accordance with their Pro Rata Shares of the aggregate Incremental Commitments of the Lenders. Any amounts owing by a Non-Funding Lender to any Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Index Rate Loans. In the event that any Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, such Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agents, L/C Issuers, Swing Line Lender and other Lenders under the Loan Documents, including such Lender’s pro rata share of (x) if such Lender is an Auction Dollar Tranche Lender, all Auction Dollar Tranche Revolving Credit Advances, Auction Dollar Tranche Letter of Credit Obligations and Auction Dollar Tranche Swing Line Loans, (y) if such Lender is an Auction Multicurrency Tranche Lender, all Auction Multicurrency Tranche Revolving Credit Advances, Auction Multicurrency Tranche Letter of Credit Obligations and Auction Multicurrency Tranche Swing Line Loans or (z) if such Lender is an Incremental Lender, all Incremental Revolving Credit Advances plus, without duplication, (B) all amounts of such Non-Funding Lender’s Commitment reallocated to other Lenders pursuant to Section 9.9(d)(ii).
(v)    Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to the Administrative Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Credit Advance required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi)    Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrowers shall not be required to pay, such Lender’s portion of the Fee set forth in Section 1.10(b) during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 9.9(d)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Auction Dollar Tranche Lenders or Auction Multicurrency Tranche Lenders, as applicable, based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Lenders.
(p)    [Reserved].
(q)    Dissemination of Information. The Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by the Administrative Agent from, or delivered by the Administrative Agent to, any Credit Party, with notice of any Event of Default of which the Administrative Agent has actually become aware and with notice of any action taken by the Administrative Agent following any Event of Default; provided, that the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that the Administrative Agent shall have no duty to provide the same to Lenders.
(r)    Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Agents and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Agents or Requisite Lenders.
(s)    Procedures. The Administrative Agent is hereby authorized by each Credit Party and each other Secured Party to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.
9.10    Release of Guarantors or Collateral. Each Lender hereby authorizes the Collateral Agent to release the following:
(a)    any Subsidiary of any Sotheby Entity from its guaranty of any Obligation of any Credit Party if all of the Stock of such Subsidiary owned by any Credit Party is sold in a sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such sale, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Documents; and
(b)    any Lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold by a Credit Party in a sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), and (ii) all of the Collateral and all Loan Parties, upon satisfaction of the conditions for such release pursuant to Section 11.2(f).
Each Lender hereby authorizes the Collateral Agent, and the Collateral Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.10.
10.    SUCCESSORS AND ASSIGNS

10.1	Successors and Assigns.
This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, the Agents, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Agents and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of the Agents and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, the Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.
11.    MISCELLANEOUS

11.1	Complete Agreement; Modification of Agreement.
The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and any Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2	Amendments and Waivers.
(c)    Except for actions expressly permitted to be taken by any Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Borrowers, and by Requisite Lenders, Supermajority in Interest of a class of Lenders, Supermajority Lenders and/or all affected Lenders, as applicable. Except as set forth in clauses (b), (c) and (d) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.
(d)    No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement or any other Loan Document shall: (i) increase the percentage advance rates set forth in the definition of “Domestic Auction Borrowing Base” or “Foreign Auction Borrowing Base,” unless in writing and signed by the Administrative Agent and the Supermajority Lenders, (ii) increase the percentage advance rates set forth in the definition of “Domestic Incremental Borrowing Base” or “Foreign Incremental Borrowing Base,” unless in writing and signed by the Administrative Agent, the Supermajority in Interest of the Auction Lenders, and the Supermajority in Interest of the Incremental Lenders, (iii) modify any criteria set forth in Section 1.6, 1.7 or 1.8 in a manner that has the effect of increasing any applicable Borrowing Availability, unless in writing and signed by the Administrative Agent and the Supermajority Lenders or (iv) increase the Foreign Borrower Subfacility Limit, unless in writing and signed by the Administrative Agent and the Supermajority Lenders.
(e)    No amendment, modification, termination or waiver with respect to any provision of this Agreement or any other Loan Document shall, unless in writing and signed by the Administrative Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment; (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender (except that (A) any amendment or modification of any financial covenant in this Agreement (or defined terms used in such financial covenant in this Agreement) or (B) any amendment modifying the definition of “Default Rate” (or amendment modifying Section 1.5(d) for purposes of modifying the definition of “Default Rate”) or any waiver of any obligation of the Credit Parties to pay interest or Letter of Credit Fees at the Default Rate shall not, in either case, constitute a reduction in the rate of interest or Fees for purposes of this clause (ii)); (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Sections 1.3(b)(iii) and (iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release all or substantially all the value of any Guaranty (other than in connection with any sale of assets by a Sotheby Entity (A) permitted pursuant to Section 6.8 or (B) consented to by Requisite Lenders or Supermajority Lenders, as applicable, pursuant to this Section 11.2) or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders and the L/C Issuer); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive Section 1.12(a); (viii) amend or waive this Section 11.2 or the definitions of the terms “Majority in Interest,” “Supermajority in Interest,” “Requisite Lenders” or “Supermajority Lenders” insofar as such definitions affect the substance of this Section 11.2, (ix) amend the definition of “Pro Rata Share” or (x) designate a new “Borrower” hereunder. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent, the Collateral Agent or L/C Issuer under this Agreement or any other Loan Document, including any release of any Guaranty or Collateral requiring a writing signed by all Lenders and, in the case of the L/C Issuer, any increase in the L/C Sublimit, shall be effective unless in writing and signed by the Administrative Agent, the Collateral Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for any Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Sotheby Entity in any case shall entitle such Sotheby Entity or any other Sotheby Entity to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.
(f)    No amendment, modification or waiver of this Agreement or any Loan Document resulting in any Bank Product and Hedging Obligations becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof) shall be effective without the written consent of such holder of Bank Product and Hedging Obligations or, in the case of Bank Product and Hedging Obligations provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital.
(g)    If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):
(i)    requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and (iii) below being referred to as a “Non-Consenting Lender”);
(ii)    requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained; or
(iii)    requiring the consent of Supermajority in Interest of any class of Lenders, the consent of the Majority in Interest of such class of Lenders is obtained, but the consent of Supermajority in Interest of such class of Lenders is not obtained;
then, so long as neither Agent is a Non-Consenting Lender, at Borrower Representative’s request, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.
(h)    Upon (i) payment in full in cash and performance of all of the Obligations and Bank Product and Hedging Obligations, but excluding contingent Obligations, (ii) termination of the Commitments, (iii) deposit of cash collateral (or, as an alternative to cash collateral in the case of any Letter of Credit Obligation, receipt by the Collateral Agent of a back-up letter of credit) with respect to all contingent Obligations (excluding contingent Obligations (other than Letter of Credit Obligations) as to which no claim has been asserted), in amounts and on terms and conditions and with parties reasonably satisfactory to the Collateral Agent and each Indemnified Person that is or may be owed such Obligations and (iv) a release of all claims against the Agents and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Collateral Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3	Fees and Expenses.
Borrowers shall reimburse (i) each Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) each Agent (and, with respect to clauses (b), (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:
(a)    any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;
(b)    any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Sotheby Entity or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Sotheby Entities or any other Person that may be obligated to any Agent or any Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than the Agents, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction;

(c)    any attempt to enforce any remedies of any Agent against any or all of the Credit Parties or any other Person that may be obligated to any Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than the Agents, such reimbursement shall be limited to one counsel for all such Lenders;
(d)    any workout or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than the Agents, such reimbursement shall be limited to one counsel for all such Lenders; and
(e)    efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Sotheby Entities or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;
including, as to each of clauses (a) through (e) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to the Agents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4	No Waiver.
Any Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Sotheby Entities of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of such Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Sotheby Entity contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Sotheby Entity shall be deemed to have been suspended or waived by any Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of applicable Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5	Remedies.
The Agents’ and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6	Severability.
Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7	Conflict of Terms.
Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8	Confidentiality.
(f)    Confidential Information. Each Agent, each L/C Issuer, and each Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent, such L/C Issuer or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Sotheby Entities and designated as confidential for a period of two (2) years following receipt thereof, except that any Agent, any L/C Issuer and any Lender may disclose such information (i) to Persons employed or engaged by such Agent, such L/C Issuer or such Lender, or such Agent’s, L/C Issuer’s or Lender’s Affiliates; (ii) to any bona fide assignee or participant or potential assignee or participant that has agreed to be bound by provisions substantially similar to the provisions of this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (i) above); (iii) as required or requested by any Governmental Authority or reasonably believed by such Agent, such L/C Issuer or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (iv) as, on the advice of such Agent’s, such L/C Issuer’s or such Lender’s counsel, is required by law; (v) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent, such L/C Issuer or such Lender is a party; or (vi) that ceases to be confidential through no fault of any Agent, any L/C Issuer or any Lender. Furthermore, each Credit Party releases any Agent, any L/C Issuer and any Lender from the applicable banking secrecy obligations with regard to the Loan Documents and to any information directly or indirectly relating to the credit relations described in this Agreement to the extent as required for the execution, performance and administration of the Loan Documents, and/or for due exercise of the respective rights or fulfillment of the respective obligations by any Agent, any L/C Issuer or any Lender and authorizes the respective party to forward data within its respective jurisdiction and abroad.
(g)    Tombstones; League Tables. Each Credit Party consents to the publication by any Agent or any Lender of any press releases, tombstones, advertising or other promotional materials (including, without limitation, via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, logo or trademark. Such Agent or such Lender shall provide a draft of any such press release, advertising or other material to Borrower Representative for review and comment prior to the publication thereof. Each Lender hereby consents to the disclosure by each Agent, each Lead Arranger and each Bookrunner of information necessary or customary for inclusion in league table measurements.
(h)    Distribution of Materials to Lenders and L/C Issuers. The Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, any Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on an E-System. The Credit Parties authorize each Agent to download copies of their logos from its website and post copies thereof on an E-System.

11.9	GOVERNING LAW.
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, THE AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE AGENTS, THE LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE

COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10	Notices.
(e)    Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be, (i) in the case of the Borrowers and the Agents addressed to the applicable address(es) set forth on Annex I and (ii) in the case of the Lenders, addressed to the applicable address(es) set forth on the applicable signature page hereto, or addressed to such other address as shall be notified in writing (A) in the case of the Borrower Representative, the Agents and the Swing Line Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and the Administrative Agent. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.
(f)    Delivery. All notices and other communications required or expressly authorized to be made by this Agreement shall be delivered in writing. For purposes of this Agreement, “writing” shall include any Electronic Transmission (including posting such notice to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing such notice to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, or posting or submitting such notice via any other E-System approved by or set up by or at the direction of the Administrative Agent). Notwithstanding anything herein to the contrary, transmissions made by Electronic Transmission shall be permitted only if such transmission is delivered in compliance with procedures of the Administrative Agent applicable at the time and previously communicated to the Borrower Representative.

(g)    Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile or E-Fax, upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by Electronic Transmission (other than an E-Fax), on the later of the date of transmission thereof and the date access to such Electronic Transmission is given to the recipient thereof in accordance with the standard procedures applicable to the relevant E-System; provided, however, that no communications to the Administrative Agent pursuant to Article I shall be effective until received by the Administrative Agent.
(h)    Electronic Transmissions; E-Systems. Each of the Agents, the Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. All uses of an E-System shall be governed by and subject to, in addition to this Section 11.10, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by the Administrative Agent and Credit Parties in connection with the use of such E-System. Each of the Borrowers, the other Credit Parties and the Secured Parties agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete in all material respects except as expressly noted in such communication or E-System.
(i)    LIMITATION ON LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE AGENTS, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY THE AGENTS, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E‑SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.

(j)    Signatures. Subject to the provisions of this Section 11.10, no Electronic Transmission shall be denied legal effect merely because it is made electronically, each E‑Signature on any such Electronic Transmission shall be deemed sufficient to satisfy any requirement for a “signature” and each such Electronic Transmission shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each such Electronic Transmission that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Electronic Transmission, an E-Signature, upon which the Agents, each other Secured Party and each Credit Party may rely and assume the authenticity thereof. Each such Electronic Transmission containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any Electronic Transmission or E-Signature on any such Electronic Transmission under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any Electronic Transmission or E-Signature has been altered after transmission.

11.11	Section Titles.
The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12	Counterparts; Facsimile Signature.
This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.13	WAIVER OF JURY TRIAL.
BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO

RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE AGENTS, THE LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14	Press Releases and Related Matters.
Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement or the other Loan Documents without the prior written consent of GE Capital (not to be unreasonably withheld) unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Borrower’s name, logo or trademark. Each Agent consents to the disclosure by the Credit Parties in their public securities filings and Financial Statements of the identity and role of such Agent under this Agreement. Each Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15	Reinstatement.
This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16	Advice of Counsel.
Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17	No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.18	PATRIOT Act.
Each Lender that is subject to the PATRIOT Act and each Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or such Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act.  Each Borrower shall, promptly following a request by any Agent or any Lender, provide all documentation and other information that such Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

11.19	Creditor-Debtor Relationship.
Any Agent, any Lender or any of their respective Affiliates may have economic interests that conflict with those of the Credit Parties, their equity holders and/or their Affiliates. The relationship between each Agent, each Lender, and each L/C Issuer, on the one hand, and the Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

11.20
Restatement. The parties to this Agreement agree that, upon the satisfaction or waiver of each of the conditions precedent set forth in Section 2.1 hereof, on the Restatement Effective Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. Upon the effectiveness of this Agreement, all loans made and obligations incurred under the Existing Credit Agreement which are outstanding on the Restatement Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the Existing Credit Agreement shall be deemed to refer to this Agreement, (b) Letters of Credit which remain outstanding on the Restatement Effective Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Restatement Effective Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Secured Obligations (and all filings with any Governmental Authority in connection therewith) are in all respects continuing and in full force and effect with respect to all Secured Obligations, (e) the Administrative Agent shall, in consultation with the Borrower Representative, make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in the judgment of the Administrative Agent in order that each such Lender’s Loans hereunder reflect such Lender’s Pro Rata Share of the Loans on the Restatement Effective Date, (f) the Credit Parties hereby agree to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any LIBOR Loans and such reallocation described above, in each case on the terms and in the manner set forth in Section 1.14(b) of the Existing Credit Agreement and (g) each of the Credit Parties reaffirms the terms and conditions of the Loan Documents executed by it and acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby ratified, reaffirmed and confirmed.

11.21
New Borrowers. Each of the New Borrowers hereby accedes to this Agreement as a Borrower and agrees to be bound by all of the terms, provisions and conditions of this Agreement (including, without limitation, the provisions of Section 12 hereto).

12.    CROSS-GUARANTY

12.1	Cross-Guaranty.
Each Domestic Borrower hereby agrees that such Domestic Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Agents and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations owed or hereafter owing to the Agents and Lenders by each other Domestic Borrower and each Foreign Borrower. Each Foreign Borrower hereby agrees that such Foreign Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Agents and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Secured Obligations owed or hereafter owing to the Agents and Lenders by each other Foreign Borrower; it being understood that the Foreign Borrowers shall have no liability, direct or indirect, for the Secured Obligations of the Domestic Borrowers or the other Domestic Credit Parties hereunder or under any of the Loan Documents. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Secured Obligations (in the case of any Domestic Borrower) or the Secured Obligations of the Foreign Borrowers (in the case of any Foreign Borrower) has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,
(i)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;
(j)    the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by the Agents and Lenders with respect to any of the provisions thereof;
(k)    the existence, value or condition of, or failure to perfect its Lien against, any security for the Secured Obligations or any action, or the absence of any action, by the Agents and Lenders in respect thereof (including the release of any such security);
(l)    the insolvency of any Sotheby Entity; or
(m)    any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.
Each Domestic Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations guaranteed hereunder. Each Foreign Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Secured Obligations of the other Foreign Borrower guaranteed hereunder.

12.2	Waivers by Borrowers.
Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agents or Lenders to marshal assets or to proceed in respect of the Secured Obligations guaranteed hereunder by such Borrower against any other Credit Party, any other party or against any security for the payment and performance of such Secured Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, the Agents and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, the Agents and Lenders would decline to enter into this Agreement.

12.3	Benefit of Guaranty.
Each Borrower agrees that the provisions of this Section 12 are for the benefit of the Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Agents or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4	Waiver of Subrogation, Etc.
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in the Domestic Guaranty and Security Agreement, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit the Agents and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that the Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5	Subordination by Credit Parties.
Each Credit Party agrees that any and all claims of such Credit Party against any other Borrower or any Guarantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations of (i) in the case of the Foreign Credit Parties, such Obligors that are Foreign Credit Parties and (ii) in the case of the Domestic Credit Parties, the Borrowers and the Guarantors, in each case now existing or hereafter arising, including, without limitation, all such Secured Obligations arising after the filing of a petition in bankruptcy under the Bankruptcy Code, regardless of whether or not allowed under such case or proceeding; provided, however, that Intercompany Indebtedness may be repaid in the ordinary course of the Credit Parties’ businesses; provided, further, however, that following the occurrence and continuance of an Event of Default and the Collateral Agent’s notice to the Credit Parties of the Collateral Agent’s exercise of its rights under this paragraph, all such payments with respect to the Intercompany Indebtedness shall be paid directly to the Collateral Agent for application to the Secured Obligations in accordance with the terms of the Loan Documents. Notwithstanding any right of any Credit Party to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Credit Party, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Agents and the Lenders in those assets, it being understood and agreed that the Agents and the Lenders shall have no right to use assets of an Obligor that constitutes a Foreign Credit Party in support of Secured Obligations of the Domestic Credit Parties. No Credit Party shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, until the Termination Date (in the case of the assets of any Obligor that is a Domestic Credit Party) or the Foreign Obligations Termination Date (in the case of the assets of any Obligor that is a Foreign Credit Party). If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any analogous procedure or step in any jurisdiction or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Credit Party (“Intercompany Indebtedness”) shall be paid or delivered directly to the Collateral Agent for application to the Secured Obligations in accordance with the Loan Documents (but limited, in the case of any Foreign Credit Party, to the Secured Obligations of the Foreign Borrowers). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Credit Party upon or with respect to such Intercompany Indebtedness after any Insolvency Event and prior to the Termination Date (in the case of any Intercompany Indebtedness of a Domestic Credit Party) or the Foreign Obligations Termination Date (in the case of any Intercompany Indebtedness of a Foreign Credit Party), such Credit Party shall receive and hold the same in trust, as trustee, for the benefit of the Agents and the Lenders and shall forthwith deliver the same to the Collateral Agent in precisely the form received (except for the endorsement or assignment of such Credit Party where necessary), for application to the Secured Obligations in accordance with the Loan Documents (but limited, in the case of any Foreign Credit Party, to the Secured Obligations of the Foreign Borrowers), and, until so delivered, the same shall be held in trust by such Credit Party as the property of the Agents and the Lenders. If any such Credit Party fails to make any such endorsement or assignment to any Agent, such Agent or any of its officers or employees is irrevocably authorized to make the same. Each Credit Party agrees that until the Termination Date (in the case of any claim against an Obligor that is a Domestic Credit Party) or the Foreign Obligations Termination Date (in the case of any claim against an Obligor that is a Foreign Credit Party), such Credit Party will not assign or transfer to any Person (other than the Collateral Agent, a Credit Party or another Guarantor in accordance with the terms of the Loan Documents) any claim such Credit Party has or may have against any Obligor. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Section 12.5, no Foreign Credit Party shall have any obligation to any Agent or any Lender with respect to any Secured Obligations of any Domestic Credit Party.

12.6	Election of Remedies.
If any Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, such Agent or such Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, any Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by such Agent or such Lender and waives any claim based upon such action, even if such action by such Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by such Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Secured Obligations guaranteed hereunder by such Borrower. In the event any Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Agent or such Lender may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by such Agent or such Lender but shall be credited against the Secured Obligations. The amount of the successful bid at any such sale, whether any Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed by the applicable Borrowers under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.7	Liability Cumulative.
The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to the Agents and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Secured Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

SOTHEBY’S, a Delaware corporation	OATSHARE LIMITED

By: /s/ Michael L. Gillis	By: /s/ Clive Lord
Name: Michael L. Gillis	Name: Clive Lord
Title: Vice President and Treasurer	Title: Director

SOTHEBY’S, INC.	SOTHEBY’S, a company registered in England

By: /s/ Michael L. Gillis	By: /s/ Clive Lord
Name: Michael L. Gillis	Name: Clive Lord
Title: Vice President and Treasurer	Title: Director

SOTHEBY’S FINANCIAL SERVICES, INC.	SOTHEBY’S HONG KONG LIMITED
SOTHEBY’S FINANCIAL SERVICES CALIFORNIA, INC.
OBERON, INC.	By: /s/ Henry Li
SOTHEBY’S VENTURES, LLC	Name: Henry Li
SOTHEBY’S FINANCIAL SERVICES LIMITED	Title: Director

By: /s/ Michael L. Gillis
Name: Michael L. Gillis
Title: Vice President and Treasurer

Signature Page to Amended and Restated Credit Agreement
(Auction Revolving Credit Facility)

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, and a Lender

By: /s/ Dritar Vinca
Dritar Vinca
Duly Authorized Signatory

Signature Page to Amended and Restated Credit Agreement
(Auction Revolving Credit Facility)

[OTHER LENDERS], as a Lender

By:
Name:
Title:

Address for notices:

Attn:
Facsimile:
Lending office:

Signature Page to Amended and Restated Credit Agreement
(Auction Revolving Credit Facility)

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

SOTHEBY’S FINE ART HOLDINGS, INC.

SOTHEBY’S RES, INC.
SPTC, INC.
SOTHEBY PARKE BERNET, INC.
YORK AVENUE DEVELOPMENT, INC.
SOTHEBY’S THAILAND, INC.
SOTHEBY’S HOLDINGS INTERNATIONAL, INC.
SOTHEBY’S NEVADA, INC.
SOTHEBYS.COM LLC
SOTHEBYS.COM AUCTIONS, INC.
SIBS, LLC
72ND AND YORK, INC.
THETA, INC.
CATALOGUE DISTRIBUTION COMPANY LIMITED
NOORTMAN MASTER PAINTINGS LTD.
SOTHEBY’S SHIPPING LIMITED YORK UK HOLDCO INTERNATIONAL LIMITED YORK HOLDINGS INTERNATIONAL, INC.

By: /s/ Michael L. Gillis
Name: Michael L. Gillis
Title: Vice President and Treasurer

SOTHEBY’S WINE HONG KONG LIMITED

By: /s/ Henry Li
Name: Henry Li
Title: Director

Signature Page to Amended and Restated Credit Agreement
(Auction Revolving Credit Facility)

ANNEX A (Recitals)
to
CREDIT AGREEMENT

DEFINITIONS
Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:
“Acceptable Cash Equivalents” has the meaning ascribed to it in Annex B.
“Account Debtor” means any Person who may become obligated to any Sotheby Entity under, with respect to, or on account of, an Account (including, without limitation, an Art Loan or Extended Term Art Receivable), Chattel Paper or General Intangibles (including a payment intangible).
“Accounting Changes” has the meaning ascribed thereto in Annex G.
“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account under the Code), (b) all of each Sotheby Entity’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Sotheby Entity’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Sotheby Entity for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Sotheby Entity or in connection with any other transaction (whether or not yet earned by performance on the part of such Sotheby Entity), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.
“Activation Event” shall mean, as of any date when the aggregate Revolving Loan then outstanding and the aggregate Swing Line Loan then outstanding, in the aggregate, shall be greater than zero, the occurrence of either of the following: (i) an Event of Default shall have occurred and shall have been continuing for at least three (3) Business Days as of such date or (ii) the Liquidity Amount shall be less than $133,500,000 as of such date.
“Activation Notice” means a notice from the Collateral Agent given to a Relationship Bank on or after the occurrence of an Activation Event pursuant to a Blocked Account Agreement, under which Blocked Account Agreement such Relationship Bank shall have agreed to honor instructions solely received from the Collateral Agent concerning the related Blocked Account(s) upon the receipt of such notice.
“Administrative Agent” means GE Capital, in its capacity as Administrative Agent, or its successor appointed pursuant to Section 9.7(a).
“Advance” means any Auction Dollar Tranche Revolving Credit Advance, Auction Multicurrency Tranche Revolving Credit Advance, Incremental Revolving Credit Advance, Auction Dollar Tranche Swing Line Advance or Auction Multicurrency Tranche Swing Line Advance, as the context may require.
“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or Controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that Controls, is Controlled by or is under common Control with such Person, (c) each of such Person’s executive officers (as such term is defined in the rules of the Securities and Exchange Commission), directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower; provided, however, that the term “Affiliate” shall specifically exclude each Agent and each Lender.
“Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Agreement” means the Amended and Restated Credit Agreement, dated as of the Restatement Effective Date, by and among the Borrowers, the other Sotheby Entities party thereto, GE Capital, as the Administrative Agent, the Collateral Agent and a Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Aggregate Borrowing Availability” means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Auction Amount plus the Maximum Incremental Amount plus the “Maximum Amount” under the SFS Revolving Credit Agreement minus (ii) the sum of the aggregate Revolving Loan then outstanding plus the aggregate “Revolving Loan” then outstanding under the SFS Revolving Credit Agreement minus (iii) the sum of the aggregate Swing Line Loan then outstanding plus the aggregate “Swing Line Loan” then outstanding under the SFS Revolving Credit Agreement and (b) an amount equal to the sum of (i) the Domestic Auction Borrowing Availability as of such date plus (ii) the Domestic Incremental Borrowing Availability as of such date plus (iii) the Foreign Auction Borrowing Availability as of such date plus (iv) the Foreign Incremental Borrowing Availability as of such date plus (v) the “Domestic Borrowing Availability” as of such date under the SFS Revolving Credit Agreement plus (vi) the “Foreign Borrowing Availability” as of such date under the SFS Revolving Credit Agreement.
“Alternative Art Loan Currency” means any currency approved by the Administrative Agent (other than Dollars, Canadian Dollars, Hong Kong Dollars, Sterling, Euros or Swiss Francs); provided, that no currency shall be an Alternative Art Loan Currency if it is not freely transferable and freely convertible into Dollars, Hong Kong Dollars and Sterling in the London foreign exchange market as determined by the Administrative Agent.
“Alternative L/C Currency” means any currency approved by the L/C Issuer with respect to the incurrence of Letter of Credit Obligations in such currency (other than Dollars, Hong Kong Dollars, Sterling, Euros or Swiss Francs); provided, that no currency shall be an Alternative L/C Currency if it is not freely transferable and freely convertible into Dollars, Sterling and Hong Kong Dollars in the London foreign exchange market as determined by the L/C Issuer.
“Amendment No. 1 Effective Date” means June 15, 2015.
“Appendices” has the meaning ascribed to it in the recitals to the Agreement.
“Applicable Auction Dollar Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Dollar Index Rate applicable to the Auction Revolving Loan, as determined by reference to Section 1.5(a).
“Applicable Auction Dollar Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the Dollar LIBOR Rate applicable to the Auction Revolving Loan, as determined by reference to Section 1.5(a).
“Applicable Auction Unused Line Fee Margin” means the per annum fee from time to time in effect and payable with respect to unused available funds in accordance with Section 1.10(b), as such fee is determined by reference to Section 1.5(a).
“Applicable Euro Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Euro Index Rate applicable to the Auction Revolving Loan, as determined by reference to Section 1.5(a).
“Applicable Euro Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the Euro LIBOR Rate applicable to the Auction Revolving Loan, as determined by reference to Section 1.5(a).
“Applicable Hong Kong Dollar Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Hong Kong Dollar Index Rate applicable to Swing Line Loans, as determined by reference to Section 1.5(a).
“Applicable Hong Kong Dollar Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the Hong Kong Dollar LIBOR Rate applicable to the Auction Revolving Loan, as determined by reference to Section 1.5(a).
“Applicable Incremental Dollar Revolver Index Margin” means the per annum interest rate margin payable in addition to the Dollar Index Rate applicable to the Incremental Revolving Credit Advances, as set forth in Section 1.5(a).

“Applicable Incremental Dollar Revolver LIBOR Margin” means the per annum interest rate payable in addition to the Dollar LIBOR Rate applicable to the Incremental Revolving Credit Advances, as set forth in Section 1.5(a).
“Applicable Incremental Unused Line Fee Margin” means the per annum fee payable with respect to unused available funds in accordance with Section 1.10(b), as set forth in Section 1.5(a).
“Applicable L/C Margin” means the per annum fee from time to time in effect and payable with respect to outstanding Letter of Credit Obligations, as determined by reference to Section 1.5(a).
“Applicable Margins” means collectively the Applicable L/C Margin, the Applicable Auction Unused Line Fee Margin, the Applicable Incremental Unused Line Fee Margin, the Applicable Auction Dollar Revolver Index Margin, the Applicable Auction Dollar Revolver LIBOR Margin, the Applicable Incremental Dollar Revolver Index Margin, the Applicable Incremental Dollar Revolver LIBOR Margin, the Applicable Sterling Revolver Index Margin, the Applicable Sterling Revolver LIBOR Margin, the Applicable Euro Revolver Index Margin, the Applicable Euro Revolver LIBOR Margin, the Applicable Hong Kong Dollar Revolver Index Margin and the Applicable Hong Kong Dollar Revolver LIBOR Margin.
“Applicable Sterling Revolver Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Sterling Index Rate applicable to Swing Line Loans, as determined by reference to Section 1.5(a).
“Applicable Sterling Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the Sterling LIBOR Rate applicable to the Auction Revolving Loan, as determined by reference to Section 1.5(a).
“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is administered or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.
“Art Inventory” means all Inventory of Borrowers consisting of Works of Art.
“Art Inventory Report” means a report to be delivered from time to time by Borrowers in the form attached to the Agreement as Exhibit 4.1(C).
“Art Loan Debtor” means an Account Debtor liable on an Art Loan.

“Art Loan/Inventory Joint Ventures” means any joint ventures, profit/loss sharing arrangements, or similar contractual arrangements entered into by any Borrower in the ordinary course of business in connection with any Art Inventory or Art Loan.
“Art Loan Receivables Report” means a report to be delivered from time to time by the Borrowers in the form attached to the Agreement as Exhibit 4.1(B).
“Art Loans” shall mean loans made by the Borrowers to customers of Parent and its Subsidiaries to finance the purchase or carrying of, or in anticipation of the potential sale of, or secured by, Works of Art.
“Art Loss Register” means The Art Loss Register, a computerized international database which captures information about lost and stolen art, antiques and collectibles.
“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).
“Auction Advances” means, collectively, Auction Dollar Tranche Advances and Auction Multicurrency Tranche Advances.
“Auction Commitments” means, collectively, the Auction Dollar Tranche Commitments and the Auction Multicurrency Tranche Commitments.
“Auction Commitment Termination Date” means the earliest of (a) August 22, 2020, (b) the date of termination of the Auction Lenders’ obligations to make Auction Advances and to incur Letter of Credit Obligations or permit existing Auction Advances and Letter of Credit Obligations to remain outstanding pursuant to Section 8.2(b), (c) the date of (i) indefeasible prepayment in full by Borrowers of the Auction Loans and all other outstanding Obligations and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B and (ii) the permanent reduction of all Auction Commitments to zero dollars ($0) and (d) the “Commitment Termination Date” (as defined in the SFS Revolving Credit Agreement).
“Auction Dollar Tranche Advance” means any Auction Dollar Tranche Revolving Credit Advance or Auction Dollar Tranche Swing Line Advance, as the context may require.
“Auction Dollar Tranche Commitments” means (a) as to any Lender, the commitment of such Lender to make Auction Dollar Tranche Revolving Credit Advances, incur Auction Dollar Tranche Letter of Credit Obligations or purchase participations therein as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender (including without duplication the Swing Line Lender’s Auction Dollar Tranche Swing Line Commitment as a subset of its Auction Dollar Tranche Commitment) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Auction Dollar Tranche Revolving Credit Advances, incur Auction Dollar Tranche Letter of Credit Obligations or purchase participations therein (including without duplication the Swing Line Lender’s Auction Dollar Tranche Swing Line Commitment as a subset of its Auction Dollar Tranche Commitment), which aggregate commitment shall be Two Hundred Million Dollars ($200,000,000) on the Amendment

No. 1 Effective Date, in each case, as such amount may be reduced or adjusted from time to time in accordance with the Agreement.
“Auction Dollar Tranche Lenders” means, as of any date, Lenders having an Auction Dollar Tranche Commitment as of such date or, if the Auction Dollar Tranche Commitments have terminated or expired, Lenders holding any Auction Dollar Tranche Loans as of such date.
“Auction Dollar Tranche Letter of Credit Obligations” means all outstanding obligations incurred by the Administrative Agent and Auction Dollar Tranche Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Auction Dollar Tranche Letters of Credit by GE Capital or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Auction Dollar Tranche Letter of Credit. The amount of such Auction Dollar Tranche Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by the Auction Dollar Tranche Lenders thereupon or pursuant thereto.
“Auction Dollar Tranche Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower (and any Subsidiary thereof that may be a co-applicant on any such Letter of Credit) by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which the Administrative Agent and Auction Dollar Tranche Lenders have incurred Auction Dollar Tranche Letter of Credit Obligations.
“Auction Dollar Tranche Loans” means the Auction Dollar Tranche Revolving Loan and the Auction Dollar Tranche Swing Line Loan.
“Auction Dollar Tranche Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).
“Auction Dollar Tranche Revolving Loan” and “Auction Dollar Tranche Revolving Loan Outstandings” mean, at any time, the sum of (i) the aggregate amount of Auction Dollar Tranche Revolving Credit Advances outstanding to the Borrowers plus (ii) the aggregate Auction Dollar Tranche Letter of Credit Obligations incurred on behalf of the Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Auction Dollar Tranche Revolving Loan shall include the outstanding balance of Auction Dollar Tranche Letter of Credit Obligations.
“Auction Dollar Tranche Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).
“Auction Dollar Tranche Swing Line Availability” means, as of any date of determination, the least of (a) the Auction Dollar Tranche Swing Line Commitment, (b) an amount equal to (i) the Maximum Dollar Tranche Amount minus (ii) the aggregate Auction Dollar Tranche Revolving Loan then outstanding and (c) an amount equal to (i) the Domestic Auction Borrowing Base as of such date minus (ii) the aggregate outstanding principal balance of the Auction Revolving Credit Advances made to the Domestic Borrowers as of such date minus (iii) the aggregate principal balance of Auction Multicurrency Tranche Swing Line Advances outstanding to the Borrowers minus (iv) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred on behalf of the Domestic Borrowers as of such date.
“Auction Dollar Tranche Swing Line Commitment” means the commitment of the Swing Line Lender to make Auction Dollar Tranche Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Auction Dollar Tranche Commitment.
“Auction Dollar Tranche Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Auction Dollar Tranche Swing Line Advances outstanding to any Borrower or to all Borrowers.
“Auction Guaranty Side Letter” shall mean that certain amended and restated letter agreement, by and among the Administrative Agent, the “Administrative Agent” under the SFS Revolving Credit Agreement and the Credit Parties, dated as of the Restatement Effective Date, relating to auction guaranties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Auction Lenders” means, collectively, the Auction Dollar Tranche Lenders and the Auction Multicurrency Tranche Lenders.
“Auction Loans” means the Auction Revolving Loan and the Swing Line Loan.
“Auction Multicurrency Tranche Advance” means any Auction Multicurrency Tranche Revolving Credit Advance or Auction Multicurrency Tranche Swing Line Advance, as the context may require.
“Auction Multicurrency Tranche Commitments” means (a) as to any Lender, the commitment of such Lender to make Auction Multicurrency Tranche Revolving Credit Advances, incur Auction Multicurrency Tranche Letter of Credit Obligations or purchase participations therein as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender (including without duplication the Swing Line Lender’s Auction Multicurrency Tranche Swing Line Commitment as a subset of its Auction Multicurrency Tranche Commitment) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Auction Multicurrency Tranche Revolving Credit Advances, incur Auction Multicurrency Tranche Letter of Credit Obligations or purchase participations therein (including without duplication the Swing Line Lender’s Auction Multicurrency Tranche Swing Line Commitment as a subset of its Auction Multicurrency Tranche Commitment), which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Amendment No. 1 Effective Date, in each case, as such amount may be reduced or adjusted from time to time in accordance with the Agreement.
“Auction Multicurrency Tranche Lenders” means, as of any date, Lenders having an Auction Multicurrency Tranche Commitment as of such date or, if the Auction Multicurrency

Tranche Commitments have terminated or expired, Lenders holding any Auction Multicurrency Tranche Loans as of such date.
“Auction Multicurrency Tranche Letter of Credit Obligations” means all outstanding obligations incurred by the Administrative Agent and Auction Multicurrency Tranche Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Auction Multicurrency Tranche Letters of Credit by GE Capital or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Auction Multicurrency Tranche Letter of Credit. The amount of such Auction Multicurrency Tranche Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by the Auction Multicurrency Tranche Lenders thereupon or pursuant thereto.
“Auction Multicurrency Tranche Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower (and any Subsidiary thereof that may be a co-applicant on any such Letter of Credit) by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which the Administrative Agent and Auction Multicurrency Tranche Lenders have incurred Auction Multicurrency Tranche Letter of Credit Obligations.
“Auction Multicurrency Tranche Loans” means the Auction Multicurrency Tranche Revolving Loan and the Auction Multicurrency Tranche Swing Line Loan.
“Auction Multicurrency Tranche Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).
“Auction Multicurrency Tranche Revolving Loan” and “Auction Multicurrency Tranche Revolving Loan Outstandings” mean, at any time, the sum of (i) the Dollar Equivalent of the aggregate amount of Auction Multicurrency Tranche Revolving Credit Advances outstanding to the Borrowers plus (ii) the Dollar Equivalent of the aggregate Auction Multicurrency Tranche Letter of Credit Obligations incurred on behalf of the Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Auction Multicurrency Tranche Revolving Loan shall include the outstanding balance of Auction Multicurrency Tranche Letter of Credit Obligations.
“Auction Multicurrency Tranche Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).
“Auction Multicurrency Tranche Swing Line Availability” means, as of any date of determination, the least of (a) the Auction Multicurrency Tranche Swing Line Commitment, (b) an amount equal to (i) the Maximum Multicurrency Tranche Amount minus (ii) the aggregate Auction Multicurrency Tranche Revolving Loan then outstanding and (c) an amount equal to (i) the Domestic Auction Borrowing Base as of such date minus (ii) the aggregate outstanding principal balance of the Auction Revolving Credit Advances made to the Domestic Borrowers as of such date minus (iii) the aggregate principal balance of Auction Dollar Tranche Swing Line Advances outstanding to the Borrowers minus (iv) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred on behalf of the Domestic Borrowers as of such date.

“Auction Multicurrency Tranche Swing Line Commitment” means the commitment of the Swing Line Lender to make Auction Multicurrency Tranche Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Auction Multicurrency Tranche Commitment.
“Auction Multicurrency Tranche Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Auction Multicurrency Tranche Swing Line Advances outstanding to any Borrower or to all Borrowers.
“Auction Revolving Credit Advance” means an Auction Dollar Tranche Revolving Credit Advance or an Auction Multicurrency Tranche Revolving Credit Advance.
“Auction Revolving Loan” and “Auction Revolving Loan Outstandings” mean, at any time, the sum of the Auction Dollar Tranche Revolving Loan plus the Auction Multicurrency Tranche Revolving Loan.
“Auction Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).
“Automobile Work of Art” means Work of Art that constitutes one or more automobiles.
“Automobile Work of Art Component” means the sum of, without duplication, of:
(i)    (A) to the extent included in the product of the calculation of clause (a) of the definition of “Domestic Auction Borrowing Base,” the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans secured by Automobile Works of Art plus (B) to the extent included in the product of the calculation of clause (a) of the definition of “Domestic Borrowing Base” in the SFS Revolving Credit Agreement, the Dollar Equivalent of the aggregate outstanding principal balance of all “Eligible Art Loans” (as defined in the SFS Revolving Credit Agreement) secured by “Automobile Works of Art” (as defined in the SFS Revolving Credit Agreement), plus
(ii)    (A) to the extent included in the product of the calculation of clause (a) of the definition of “Foreign Auction Borrowing Base,” the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans secured by Automobile Works of Art plus (B) to the extent included in the product of the calculation of clause (a) of the definition of “Foreign Borrowing Base” in the SFS Revolving Credit Agreement, the Dollar Equivalent of the aggregate outstanding principal balance of all “Eligible Art Loans” (as defined in the SFS Revolving Credit Agreement) secured by “Automobile Works of Art” (as defined in the SFS Revolving Credit Agreement) plus
(iii)    to the extent included in the product of the calculation thereof, the Domestic Eligible Art Inventory Component attributable to Automobile Works of Art plus
(iv)    to the extent included in the product of the calculation thereof, the Foreign Auction Art Inventory Component attributable to Automobile Works of Art plus

(v)    to the extent included in the product of the calculation thereof, the Domestic Incremental Art Inventory Component attributable to Automobile Works of Art plus
(vi)    to the extent included in the product of the calculation thereof, the Foreign Incremental Art Inventory Component attributable to Automobile Works of Art plus
(vii)    to the extent included in the product of the calculation thereof, the Domestic Eligible Extended Term Art Component attributable to the Extended Term Art Purchase Price in respect of Automobile Works of Art plus
(viii)    to the extent included in the product of the calculation thereof, the Foreign Eligible Extended Term Art Component attributable to the Extended Term Art Purchase Price in respect of Automobile Works of Art.
“Available Domestic Art Loan Balance” means the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by Domestic Borrowers minus (a) the amount, if any, by which the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Venture Loans owned by Domestic Borrowers, collectively with the Dollar Equivalent of the aggregate outstanding principal balance of all “Eligible Venture Loans” owned by the “Domestic Borrowers” under the SFS Revolving Credit Agreement, exceeds $60,000,000 minus (b) the amount, if any, by which the Dollar Equivalent of the outstanding principal balance of Unhedged Domestic Art Loans exceeds 25% of the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by the Domestic Borrowers.
“Available Foreign Art Loan Balance” means the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by Foreign Borrowers minus (a) the amount, if any, by which the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Venture Loans owned by Foreign Borrowers, collectively with the Dollar Equivalent of the aggregate outstanding principal balance of all “Eligible Venture Loans” owned by the “Foreign Borrowers” under the SFS Revolving Credit Agreement, exceeds an amount equal to $60,000,000 less the Dollar Equivalent of the outstanding principal balance of Eligible Venture Loans included in the Available Domestic Art Loan Balance minus (b) the amount, if any, by which the Dollar Equivalent of the sum of the outstanding principal balance of Unhedged Hong Kong Art Loans and Unhedged U.K. Art Loans exceeds 25% of the Dollar Equivalent of the aggregate outstanding principal balance of all Eligible Art Loans owned by the Foreign Borrowers.
“Average Monthly Usage” means, as of any date of determination, average daily Usage for the immediately preceding calendar month.
“Bank Product and Hedging Obligations” means any and all obligations of any Sotheby Entity, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), to any Lender or any affiliate of any Lender under or in respect of (i) any and all Rate Management Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions and (iii) any and all Bank Products; provided that, notwithstanding the foregoing, Excluded Hedging Obligations shall not constitute Bank Product and Hedging Obligations.
“Bank Products” means any of the following services provided to any Sotheby Entity: (i) commercial credit card services, (ii) cash management and other treasury management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, and interstate depository network services) and (iii) foreign exchange related services.
“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.
“Blocked Accounts” has the meaning ascribed to it in Annex C.
“Blocked Account Agreement” has the meaning ascribed to it in Annex C.
“Borrower Representative” means Parent, in its capacity as Borrower Representative pursuant to the provisions of Sections 1.1(d) and 1.2.
“Borrowers” has the meaning ascribed thereto in the preamble to the Agreement.
“Borrowing Availability” means any of the Domestic Auction Borrowing Availability, the Domestic Incremental Borrowing Availability, the Foreign Auction Borrowing Availability or the Foreign Incremental Borrowing Availability, as the context may require.
“Borrowing Base” means any of the Domestic Auction Borrowing Base, Domestic Incremental Borrowing Base, the Foreign Auction Borrowing Base or the Foreign Incremental Borrowing Base, as the context may require.
“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by the Borrowers in the form attached to the Agreement as Exhibit 4.1(A).
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.
“CAM Agreement” means the Collection Allocation Mechanism Agreement, dated as of the date hereof, among the Administrative Agent, each Auction Lender and each “Lender” under the SFS Revolving Credit Agreement, it being understood and agreed that no Credit Party shall be a party to such agreement or have any rights or obligations thereunder, nor shall the consent of any Credit Party be required with respect to any aspect thereof.
“Canadian Dollars” means the lawful currency of Canada.
“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.
“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.
“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.
“Cash Collateral Account” has the meaning ascribed to it in Annex B.
“Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof or, in the case of any Foreign Subsidiary, guaranteed by any other member country of O.E.C.D. or any agency thereof, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper or other marketable debt securities maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by (A) any Lender or (B) any commercial banks incorporated under the laws of the United States of America or, in the case of any Foreign Subsidiary, under the laws of any other member country of O.E.C.D., each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by an internationally recognized rating agency or an equivalent rating from a nationally recognized rating agency of the country in which such commercial bank is incorporated (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with (A) any Lender or (B) A Rated Banks, (v) mutual funds that invest primarily in one or more of the investments described in clauses (i) through (iv) above and currently have an investment grade rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc. and (vi) time deposits maturing no more than thirty (30) days from the date of creation thereof with any commercial bank, so long as such deposits are fully-insured by the Federal Deposit Insurance Corporation on terms reasonably acceptable to the Administrative Agent.
“Cash Management Systems” has the meaning ascribed to it in Section 1.9.
“CCA” has the meaning ascribed to it in Section 3.1(b).
“Certificate of Title” means, with respect to any Automobile Work of Art, the related certificate of title, certificate of registration, and/or other document issued by any applicable Governmental Authority evidencing title for such Automobile Work of Art.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the IRC.
“Change of Control” means either of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the aggregate ordinary voting power represented by all of the issued and outstanding shares of capital Stock of Parent; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the Stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.
“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Sotheby Entity, (d) any Sotheby Entity’s ownership or use of any properties or other assets, or (e) any other aspect of any Sotheby Entity’s business.
“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Sotheby Entity.
“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.
“Closing Date” means February 13, 2014.
“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Domestic Collateral Documents and the Foreign Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations.
“Collateral Agent” means GE Capital, in its capacity as Collateral Agent for the Secured Parties, or its successor appointed pursuant to Section 9.7(a).
“Collateral Documents” means the Domestic Collateral Documents, the Foreign Collateral Documents and the Specified Debt Facility Intercreditor Agreement.
“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.
“Collection Account” means (i) with respect to payments in Dollars, that certain account of the Administrative Agent, account number 50279513 in the name of the Administrative Agent at Deutsche Bank Trust Company Americas in New York, New York ABA No. 021 001 033, (ii) with respect to payments in Sterling, account number 00282596 in the name of the Administrative Agent at Barclays Bank plc in London, (iii) with respect to payments in Euro, account number 1766039 in the name of the Administrative Agent at Deutsche Bank AG in Frankfurt, Germany or (iv) with respect to payments in Hong Kong Dollars, account number 502110182002 in the name of the Administrative Agent at HSBC Bank plc in Hong Kong, or in each case such other account as may be specified in writing by the Administrative Agent as the “Collection Account” for the applicable payments.
“Commitments” means (a) as to any Lender, the commitment of such Lender to make Auction Revolving Credit Advances, make Incremental Revolving Credit Advances, incur Letter of Credit Obligations or purchase participations therein as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender (including without duplication the Swing Line Lender’s Auction Dollar Tranche Swing Line Commitment as a subset of its Auction Dollar Tranche Commitment and the Swing Line Lender’s Auction Multicurrency Tranche Swing Line Commitment as a subset of its Auction Multicurrency Tranche Commitment) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Auction Revolving Credit Advances, make Incremental Revolving Credit Advances, incur Letter of Credit Obligations or purchase participations therein (including without duplication the Swing Line Lender’s Auction Dollar Tranche Swing Line Commitment as a subset of its Auction Dollar Tranche Commitment and the Swing Line Lender’s Auction Multicurrency Tranche Swing Line Commitment as a subset of its Auction Multicurrency Tranche Commitment), which aggregate commitment shall be Three Hundred Million Dollars ($300,000,000) on the Amendment No. 1 Effective Date, as such amount may be reduced or adjusted from time to time in accordance with the Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning ascribed to it in Annex E.
“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Sotheby Entity may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.
“Contribution Notice” means a notice issued by the Pensions Regulator in accordance with section 38 of the Pensions Act 2004 (as amended) of the United Kingdom.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Copyright License” means any and all rights now owned or hereafter acquired by any Sotheby Entity under any written agreement granting any right to use any Copyright or Copyright registration.
“Copyright Security Agreements” means the Copyright Security Agreements made in favor of the Collateral Agent, on behalf of itself and the other Secured Parties, by each applicable Credit Party.
“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Sotheby Entity: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
“Credit Party” means any Borrower or any Guarantor, and “Credit Parties” shall mean all such Persons, collectively.
“Current Fiscal Year” has the meaning ascribed to it in Annex G.
“Data Protection Laws” means any applicable data protection or privacy laws or regulations including all laws and regulations implementing in the United Kingdom the European Union’s Data Protection Directive 95/46/EC and the European Union's Privacy and Electronic Communications Directive 2002/58/EC.
“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.
“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.
“Direction” has the meaning ascribed to it in Section 1.16(a).
“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the table of contents to the Agreement.
“Disregarded Domestic Person” means any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes, substantially all of the assets of which consist of the Stock of one or more Foreign Subsidiaries or other such disregarded entities holding such assets.
“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.
“Dollar Equivalent” means, with respect to any amount denominated in Dollars, such amount of Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount of Dollars, as of any date of determination, into which such other currency (as the context may require) can be converted in accordance with Section 1.19.
“Dollar Index Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) the Dollar LIBOR Rate, as defined herein, calculated for each such day based on a LIBOR Period of three months determined two (2) Business Days prior to such day plus (y) the excess of the Applicable Dollar Revolver LIBOR Margin over the Applicable Dollar Revolver Index Margin, in each instance, as of such day. Any change in the Dollar Index Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate or the Dollar LIBOR Rate for a LIBOR Period of three months.
“Dollar LIBOR Rate” means for each LIBOR Period with respect to a LIBOR Loan denominated in Dollars, the offered rate per annum for deposits of Dollars for such LIBOR Period that appears on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period. If the offered rate described in the foregoing sentence does not exist, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for a LIBOR Period of the applicable duration for the applicable principal amount on such date of determination. Notwithstanding the foregoing, the “Dollar LIBOR Rate” shall be deemed to be zero if the rate otherwise calculated pursuant to this definition would result in a rate less than zero.
“Dollars” or “$” means lawful currency of the United States of America.
“Domestic Auction Borrowing Availability” means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Auction Amount minus (ii) the aggregate Auction Revolving Loan then outstanding minus (iii) the aggregate Swing Line Loan then outstanding and (b) an amount equal to (i) the Domestic Auction Borrowing Base as of such date minus (ii) the aggregate outstanding principal balance of the Auction Revolving Credit Advances and Swing Line Advances made to Domestic Borrowers as of such date minus (iii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred for the benefit of the Domestic Borrowers as of such date.
“Domestic Auction Borrowing Base” means, as of any date of determination, an amount equal to (a) 85% of the Available Domestic Art Loan Balance as of such date plus (b) the Domestic Eligible Art Inventory Component as of such date plus (c) the Domestic Eligible Extended Term Art Component as of such date plus (d) the Domestic Auction Trademark Component as of such date minus (e) Reserves established by the Administrative Agent at such time; provided that, in no event shall the Automobile Work of Art Component exceed $50,000,000.
“Domestic Auction Trademark Component” means, as of any date of determination, an amount specified by the Borrower Representative in the most recent Borrowing Base Certificate as the “Domestic Auction Trademark Component”; provided that, in no event shall the sum of (a) the Domestic Auction Trademark Component as of such date plus (b) the Foreign Auction Trademark Component as of such date plus (c) the “Domestic Trademark Component” (as defined in the SFS Revolving Credit Agreement) as of such date plus (d) the “Foreign Trademark Component” (as defined in the SFS Revolving Credit Agreement) as of such date exceed the lesser of (i) the Maximum Trademark Component and (ii) $100,000,000.
“Domestic Borrowers” has the meaning ascribed to it in the preamble to the Agreement.
“Domestic Collateral Documents” means the Domestic Guaranty and Security Agreement, the Trademark Security Agreements, the Copyright Security Agreements, all Local Law Collateral Documents and all similar agreements entered into by the Domestic Credit Parties or First-Tier Foreign Subsidiaries guaranteeing payment of the Obligations or granting a Lien upon property as security for payment of the Secured Obligations.

“Domestic Credit Parties” means each Domestic Borrower and each Domestic Subsidiary Guarantor.
“Domestic Eligible Art Inventory Component” means, as of any date of determination, an amount equal to 50% of the value of Eligible Art Inventory of the Domestic Borrowers as of such date, valued at the lower of cost and market value (determined in accordance with GAAP).
“Domestic Eligible Extended Term Art Component” means, as of any date of determination, an amount equal to the lesser of (a) 75% of the Extended Term Art Purchase Price (to the extent any buyer’s premium or any taxes are included in the calculation thereof, net of any buyer’s premium and any taxes (including, without limitation, VAT)) with respect to Eligible Extended Term Art Receivables of the Domestic Borrowers as of such date and (b) an amount equal to (i) $150,000,000 minus (ii) the Foreign Eligible Extended Term Art Component as of such date.
“Domestic Guaranty and Security Agreement” means that certain Amended and Restated Guaranty and Security Agreement, dated as of the Restatement Effective Date, executed by each Domestic Credit Party in favor of the Collateral Agent, for the benefit of the Secured Parties.
“Domestic Incremental Art Inventory Component” means, as of any date of determination, an amount equal to 20% of the value of Eligible Art Inventory of the Domestic Borrowers as of such date, valued at the lower of cost and market value (determined in accordance with GAAP).
“Domestic Incremental Borrowing Availability” means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Incremental Amount minus (ii) the aggregate outstanding principal amount of Incremental Revolving Credit Advances and (b) an amount equal to (i) the Domestic Incremental Borrowing Base as of such date minus (ii) the aggregate outstanding principal amount of Incremental Revolving Credit Advances made to Domestic Borrowers as of such date.
“Domestic Incremental Borrowing Base” means, as of any date of determination, an amount equal to (a) the Domestic Incremental Art Inventory Component as of such date plus (b) the Domestic Incremental Trademark Component as of such date minus (c) Reserves established by the Administrative Agent at such time; provided that, in no event shall the Automobile Work of Art Component exceed $50,000,000.
“Domestic Incremental Trademark Component” means, as of any date of determination, an amount specified by the Borrower Representative in the most recent Borrowing Base Certificate as the “Domestic Incremental Trademark Component”; provided that, in no event shall the sum of (a) the Domestic Incremental Trademark Component as of such date plus (b) the Foreign Incremental Trademark Component as of such date exceed the lesser of (i) the Maximum Trademark Component and (ii) $10,000,000.

“Domestic Subsidiary” means any Subsidiary of Parent incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Domestic Subsidiary Guarantor” means a Domestic Subsidiary that does not constitute a Domestic Borrower or an Immaterial Subsidiary, and is a Credit Party on the Restatement Effective Date or is required to become, and becomes, a Credit Party pursuant to Section 5.14 of the Agreement.
“Due-to-Consignor Amount” means, on any date of determination, the aggregate amount of cash received and held by all Sotheby Entities that is payable to consignors as of such day as a result of the sale of such consignors’ Works of Art by a Sotheby Entity (net of the aggregate outstanding amount of all principal, accrued interest and other related amounts as of such day with respect to any Art Loans secured by such Works of Art).
“Due-to-Consignor Disbursement Account” means such account as Borrower Representative and the Administrative Agent may agree upon from time to time pursuant to a written agreement.
“Due-to-Consignor Reserve” means, at any time, a reserve equal to the SFS/Auction Ratable Share of the positive difference, if any, of (a) 100% of the amounts payable to consignors in respect of consigned items sold to third parties by the Sotheby Entities at such time minus (b) an amount equal to, without duplication (i) the aggregate balance of accounts receivable (other than any account receivable included in any Borrowing Base or any “Borrowing Base” under the SFS Revolving Credit Agreement) of the Sotheby Entities (determined in accordance with GAAP) at such time plus (ii) the aggregate amount of cash of the Sotheby Entities (as determined in accordance with GAAP) at such time minus (iii) the amount of such cash subject to a Lien (or held in a deposit or securities account subject to a Lien) in favor of any Person other than (x) the Collateral Agent or (y) a consignor to whom such cash is due to be paid in respect of the sale of a Work of Art consigned by such Person to the Sotheby Entities for sale minus (iv) without duplication of the foregoing clause (b)(iii), the amount of such cash subject to any restriction on withdrawal from the deposit or securities account in which such cash is held minus (v) the aggregate amount of any dividends or distributions publicly declared, but not yet made, by Parent at such time.
“Due-to-Consignor Statement” has the meaning ascribed to it in Annex E.
“EBITDA” means, with respect to Parent and its Subsidiaries, on a consolidated basis, for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Persons for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) gain from extraordinary items for such period and (iii) any non-recurring non-cash gains, in each case, to the extent included in the calculation of consolidated net income of such Persons for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) the provision for income taxes with respect to such fiscal period, (ii) Interest Expense (plus, without duplication, any interest expense of the “Borrowers” under the SFS Revolving Credit Agreement characterized as operating expense under GAAP) with respect to such period, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) the amount of any deduction to consolidated net income as a result of any grant of any Stock (including restricted stock and stock options), (vi) fees, premiums, expenses and other transaction costs incurred in connection with the Specified Debt Facility Documents, and (vii) other non-recurring expenses which either (A) do not represent a cash item in such fiscal period or any future period (in each case, of or by Parent and its Subsidiaries for such fiscal period) or (B) do not exceed $25,000,000 (or, solely for the period commencing on the Restatement Effective Date and ending on the first anniversary thereof, $40,000,000) in the aggregate (when added to all other amounts determined under this subclause (B)), in each case, to the extent included in the calculation of consolidated net income of such Persons for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of such Persons: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, any such Person or any of such Persons’ Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which any such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of any such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any net gain from the collection of the proceeds of life insurance policies; (5) any net gain or loss arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of any such Person; (6) in the case of a successor to any such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (7) any deferred credit representing the excess of equity in any Subsidiary of any such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.
“E-Fax” means any system used to receive or transmit faxes electronically.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Eligible Art Loan” has the meaning ascribed to it in Section 1.6.
“Eligible Art Loan Collateral” shall mean, with respect to any Art Loan of any Borrower, a Work of Art:
(a) in which such Borrower has a first priority security interest securing repayment of such Art Loan that is perfected in each applicable jurisdiction (i) by the filing of a financing statement pursuant to the UCC, (ii) by physical possession of such Work of Art by such Borrower or its agent at all times or (iii) solely in the case of Automobile Work of Art registered in the United States of America (or any state thereof), by notation of such Borrower’s security interest on the “certificate of title” (as defined in Section 9-102(a)(10) of the UCC) for such Automobile Work of Art;
(b) unless otherwise agreed to by the Administrative Agent, with respect to which, if such Borrower has a security interest in such Work of Art that is perfected by physical possession by a Person acting as an agent of such Borrower (which Person may be another Sotheby Entity) or otherwise in the physical possession of any Person other than such Borrower, (i) such Person has executed a bailee letter or similar agreement in form and substance reasonably acceptable to the Administrative Agent, (ii) Reserves satisfactory to the Administrative Agent have been established, or (iii) other arrangements have been entered into, in form and substance reasonably acceptable to the Administrative Agent;
(c) that is (i) (x) located in a Permitted Art Loan Country or (y) in transport between such countries and (ii) if located in a Permitted Art Loan Country, such Borrower shall have taken all actions reasonably required by the Collateral Agent with respect to such Work of Art in order to protect the interests of such Borrower and the Agents therein under the laws of such Permitted Art Loan Country;
(d) that, if held by such Borrower, is held (i) at a location owned by a Sotheby Entity, or (ii) unless Reserves satisfactory to Agent have been established (A) at a location in which a Sotheby Entity has obtained a leasehold interest with respect to which, unless otherwise agreed by Agent, the lessor has executed a landlord waiver, in form and substance reasonably acceptable to Agent, or (B) at a warehouse, storage facility or other third-party location (including, without limitation, the Geneva free port, but not including the location of any agent described in paragraph (b) of this definition) with respect to which, unless otherwise agreed by Agent, such third party has executed a bailee letter or similar agreement in form and substance reasonably acceptable to Agent;
(e) that is (i) in the physical possession of such Borrower, (ii) in the physical possession of an agent described in paragraph (b) of this definition or (iii) in the case of Work of Art physically located in the United States, unless Reserves satisfactory to Agent have been established, in the actual physical possession of the applicable Art Loan Debtor at a location owned by such Art Loan Debtor;
(f) that is (i) adequately insured by such Borrower or the applicable Art Loan Debtor and (ii) if such Work of Art is insured by the applicable Art Loan Debtor, subject to a valid loss payable endorsement in favor of such Borrower with respect to such Work of Art;
(g) with respect to which the applicable Art Loan Debtor is not the original artist or creator;
(h) with respect to which the validity, enforceability, perfection or priority of such Borrower’s security interest in such Work of Art is not subject to any litigation, other than litigation with respect to which (i) such Borrower has notified Agent of such litigation, and (ii) Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not have a material risk of being determined adversely to such Borrower;
(i) with respect to which the rights of the related Art Loan Debtor in such Work of Art are not subject to litigation, unless (i) such Borrower notifies the Administrative Agent of such litigation, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not have a material risk of being determined adversely to such Borrower;

(j) that does not constitute Work of Art (i) securing any “Art Loan” included in any “Borrowing Base” under the SFS Revolving Credit Agreement or (ii) in respect of any Extended Term Art Receivable included in any Borrowing Base;
(k) if the value of such Work of Art exceeds $250,000, has been the subject of a search by such Borrower in the Art Loss Register (if applicable) and is not listed in the Art Loss Register; and
(m) to the extent constituting Automobile Work of Art, with respect to which such Borrower or any other Credit Party shall have in its possession the original Certificate of Title for such Automobile Work of Art (unless no Certificate of Title has been, or is required to be, issued with respect to such Automobile Work of Art by any applicable Governmental Authority).
“Eligible Art Inventory” has the meaning ascribed to it in Section 1.7.
“Eligible Extended Term Art Receivables” has the meaning ascribed to it in Section 1.8.
“Eligible Extended Term Art Collateral” shall mean, with respect to any Extended Term Art Receivable of any Borrower, a Work of Art:
(a) if the related Extended Term Art Documentation is governed under the laws of the State of New York, for which any one of the following is satisfied: (i) such Borrower has title to such Work of Art, free and clear of any Liens (other than those in favor of the Collateral Agent, those in favor of the related Extended Term Art Debtor pursuant to the related Extended Term Art Documentation, or Permitted Encumbrances described in clause (e)(ii) of the definition thereof), (ii) such Borrower has a first priority security interest in such Work of Art securing repayment of such Extended Term Art Receivable, which security interest is perfected in each applicable jurisdiction or (iii) the related Extended Term Art Consignor has title to such Work of Art, free and clear of any Liens (other than those in favor of the Collateral Agent, those in favor of the related Extended Term Art Debtor pursuant to the related Extended Term Art Documentation, or Permitted Encumbrances described in clause (e)(ii) of the definition thereof) and, in the case of this clause (iii), such Borrower has the right, without consent or other action of such Extended Term Art Consignor, to exercise (to the extent of the principal amount of such Extended Term Art Receivable) any and all rights of such Extended Term Art Consignor against the related Extended Term Art Debtor, including, without limitation, the right to transfer title (on behalf of such Extended Term Art Consignor) to a third-party purchaser upon default of such Extended Term Art Debtor free and clear of any Liens;
(b) if the Extended Term Art Documentation is governed under the laws of England and Wales or Hong Kong, for which such Borrower has title, free and clear of any Liens (other than those in favor of the Collateral Agent, those in favor of the related Extended Term Art Debtor pursuant to the related Extended Term Art Documentation, or Permitted Encumbrances described in clause (e)(ii) of the definition thereof);
(c) that is in the physical possession of such Borrower or its agent at all times;

(d) that, if in the physical possession of such Borrower, is held (i) at a location owned by a Sotheby Entity or (ii) unless Reserves satisfactory to the Administrative Agent have been established (A) at a location in which a Sotheby Entity has obtained a leasehold interest with respect to which, unless otherwise agreed by the Administrative Agent, the lessor has executed a landlord waiver, in form and substance reasonably acceptable to the Administrative Agent, or (B) at a warehouse, storage facility or other third-party location (including, without limitation, the Geneva free port, but not including the location of any agent described in paragraph (e) of this definition) with respect to which, unless otherwise agreed by the Administrative Agent, such third party has executed a bailee letter or similar agreement in form and substance reasonably acceptable to the Administrative Agent;
(e) unless otherwise agreed to by the Administrative Agent, if such Work of Art is in the physical possession of such Borrower’s agent, (i) such agent has executed a bailee letter or similar agreement in form and substance reasonably acceptable to the Administrative Agent, (ii) Reserves satisfactory to the Administrative Agent have been established or (iii) other arrangements have been entered into, in form and substance reasonably acceptable to the Administrative Agent;
(f) that is (i) (x) located in a Permitted Extended Term Art Country or (y) in transport between such countries and (ii) if located in a Permitted Extended Term Art Country, such Borrower shall have taken all actions reasonably required by the Collateral Agent with respect to such Work of Art in order to protect the interests of such Borrower and the Agents therein under the laws of such Permitted Extended Term Art Country;
(g) that is adequately insured by such Borrower;
(h) with respect to which the applicable Extended Term Art Debtor is not the original artist or creator;
(i) if the Extended Term Art Documentation is governed under the laws of the State of New York and such Borrower has a security interest in such Work of Art, with respect to which the validity, enforceability, perfection or priority of such Borrower’s security interest in such Work of Art is not subject to any litigation, other than litigation with respect to which (i) such Borrower has notified the Administrative Agent of such litigation, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not have a material risk of being determined adversely to such Borrower;
(j) with respect to which the rights, if any, of the related Extended Term Art Consignor or Extended Term Art Debtor in such Work of Art are not subject to litigation, unless (i) such Borrower notifies the Administrative Agent of such litigation, and (ii) the Administrative Agent has determined in its reasonable judgment, pursuant to a written notice to such Borrower (not to be unreasonably withheld or delayed), that such litigation does not have a material risk of being determined adversely to such Borrower;

(k) that does not constitute Work of Art securing any Art Loan included in any Borrowing Base or any “Borrowing Base” under the SFS Revolving Credit Agreement;
(l) if the value of such Work of Art exceeds $250,000, has been the subject of a search by such Borrower in the Art Loss Register (if applicable) and is not listed in the Art Loss Register; and
(m) to the extent constituting Automobile Work of Art, with respect to which such Borrower or any other Credit Party shall have in its possession the original Certificate of Title for such Automobile Work of Art (unless no Certificate of Title has been, or is required to be, issued with respect to such Automobile Work of Art by any applicable Governmental Authority).
“Eligible Venture Loan” means a Venture Loan that is an Eligible Art Loan.
“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.
“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under or from any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required for the operations of any Sotheby Entity by any Governmental Authority under any Environmental Laws.
“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Sotheby Entity, any trade or business (whether or not incorporated) that, together with such Sotheby Entity, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.
“ERISA Event” means, with respect to any Sotheby Entity or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Sotheby Entity or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Sotheby Entity or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Sotheby Entity or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.
“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Estimated Value” means, as of any date of determination, with respect to any Work of Art, the most recent estimate of value of such Work of Art, as determined from time to time by the applicable Borrower in accordance with Section 5.12.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system approved by the Administrative Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“Euro” means the single currency of the Participating Member States.
“Euro Index Rate” means, for any day, the higher of (a) a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” for the Eurozone (or, if The Wall Street Journal ceases quoting a rate of the type described, the prime rate for Euro generally posted by the Eurozone’s largest banks) and (b) 1.00% per annum. Each change in any interest rate provided for in the Agreement based upon the Euro Index Rate shall take effect at the time of such change in the Euro Index Rate.
“Euro LIBO Rate” means for each LIBOR Period with respect to a LIBOR Loan denominated in Euro, the offered rate per annum for deposits of Euro for such LIBOR Period that appears on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro in the London interbank market) as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period. If the offered rate described in the foregoing sentence does not exist, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Euro in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for a LIBOR Period of the applicable duration for the applicable principal amount on such date of determination. Notwithstanding the foregoing, the “Euro LIBO Rate” shall be deemed to be zero if the rate otherwise calculated pursuant to this definition would result in a rate less than zero.
“Event of Default” has the meaning ascribed to it in Section 8.1.
“Excluded Accounts” means, collectively, any Due-to-Consignor Disbursement Accounts, payroll accounts, zero balance accounts and Deposit Accounts of the Credit Parties with aggregate balances that do not collectively exceed $200,000 for more than seven (7) consecutive Business Days at any time.
“Excluded Hedging Obligation” means, with respect to any Guarantor, any Guaranty Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Guaranty Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Guaranty Hedging Obligation. If a Guaranty Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Guaranty Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.
“Existing Credit Agreement” has the meaning assigned to it in the recitals to the Agreement.
“Extended Term Art Consignor” has the meaning assigned to such term in the definition of “Extended Term Art Receivables”.
“Extended Term Art Debtor” has the meaning assigned to such term in the definition of “Extended Term Art Receivables”.
“Extended Term Art Documentation” means, with respect to any Extended Term Art Receivable, collectively, the related consignment agreement, conditions of business for buyers (if applicable), conditions of business for sellers (if applicable), conditions of sale and terms of guarantee (if applicable), and extended payment term agreements.
“Extended Term Art Purchase Price” means, with respect to any Extended Term Art Receivable, the total purchase price for the underlying Work of Art that is agreed upon by the related Extended Term Art Debtor.
“Extended Term Art Receivable” means a receivable payable by a buyer arising from the auction sale of consigned Works of Art (such buyer, an “Extended Term Art Debtor”), which receivable is owing to a Borrower pursuant to extended payment terms offered by such Borrower to such Extended Term Art Debtor after such Borrower’s payment of the related Extended Term Art Purchase Price (net of any amounts owed to such Borrower) to the consignor of such Work of Art (such consignor, an “Extended Term Art Consignor”).

“Extended Term Art Receivables Report” means a report to be delivered from time to time by the Borrowers in the form attached to the Agreement as Exhibit 4.1(D).
“Extended Term Auction Procedural Requirements” means, with respect to any Extended Term Art Receivable of a Borrower, collectively, the following requirements:
(a) under the terms of the related conditions of business for buyers or conditions of sale and terms of guarantee, as applicable, and the other related Extended Term Art Documentation, title to the underlying Work of Art must not transfer to the winning bidder unless such Borrower has received the Extended Term Art Purchase Price in cleared funds;
(b) if the related Extended Term Art Documentation is governed under the laws of the State of New York, (i) under the terms of the related consignment agreement (x) if such Borrower pays any portion of the net sale proceeds for the related Work of Art to the related Extended Term Art Consignor and such Borrower has not collected payment of such amount that such Borrower paid to such Extended Term Art Consignor, simultaneously with such payment made by such Borrower to such Extended Term Art Consignor, such Extended Term Art Consignor shall have assigned any and all rights it has against the related Extended Term Art Debtor (to the extent of such payment) to such Borrower and (y) the related Extended Term Art Consignor shall be required to execute any document such Borrower reasonably requests to evidence such assignment and (ii) the related conditions of sale and terms of guarantee must be (x) printed on the back of the sale catalogue for the related auction and (y) included in the pre-sale announcement;
(c) if the related Extended Term Art Documentation is governed under the laws of England and Wales or Hong Kong, (i) the conditions of business for buyers must be (x) displayed in a reasonably conspicuous manner in the applicable sale location or (y) made available to the related Extended Term Art Debtor in a manner approved by the Administrative Agent in writing and (ii) under the terms of the conditions of business for sellers, if the related Extended Term Art Debtor fails to pay the applicable Extended Term Art Purchase Price but such Borrower agrees to remit to the related Extended Term Art Consignor an amount equal to the applicable Extended Term Art Purchase Price (net of amounts owed to such Borrower), ownership of the related Work of Art shall have passed to such Borrower, and such Borrower shall have the benefit of all of such Extended Term Art Consignor’s representations, warranties and indemnities set out in such conditions of business for sellers; and
(d) the related Extended Term Art Debtor must have agreed, pursuant to a paddle registration form, absentee/telephone bidding form and/or online registration form, as applicable, to be bound by the related conditions of business of buyers or the conditions of sale and terms of guarantee, as applicable.
“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any intergovernmental agreements entered into pursuant thereto.
“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Fees” means any and all fees payable to any Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.
“Financial Covenant Compliance Period” means each period (i) commencing on any date on which (a)(1) the average daily Aggregate Borrowing Availability for the previous thirty (30) consecutive Business Days shall be less than $133,500,000 and (2) the average daily Liquidity Amount for the previous thirty (30) consecutive Business Days shall be less than $235,000,000, or (b) Aggregate Borrowing Availability shall be less than $110,000,000 on such date (unless the outstanding principal balance of the Revolving Loan shall be zero on such date) and (ii) continuing until the first date occurring at least thirty (30) Business Days after the commencement of such period that does not satisfy any of the criteria set forth in the foregoing clause (i).
“Financial Covenants” means the financial covenants set forth in Annex G.
“Financial Officer” means, with respect to any Person, the Chief Financial Officer, Treasurer or Controller thereof or another officer thereof of similar seniority and responsibility.
“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.
“Financial Support Direction” means a direction issued by the Pensions Regulator in accordance with section 43 of the Pensions Act 2004 (as amended) of the United Kingdom.
“First-Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Domestic Credit Parties directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Stock.
“Fiscal Month” means any of the monthly accounting periods of Parent.

“Fiscal Quarter” means any of the quarterly accounting periods of Parent ending on March 31, June 30, September 30 or December 31 of each year.
“Fiscal Year” means any of the annual accounting periods of Parent ending on December 31 of each year.
“Fixed Charges” means, with respect to Parent and its Subsidiaries, on a consolidated basis, for any fiscal period, an amount equal to (a) the aggregate of all Interest Expense with respect to such period plus (b) scheduled payments of principal with respect to Indebtedness during such period, other than (i) any balloon, bullet or similar principal payment payable on the maturity date under the Specified Debt Facility Documents that repays the outstanding principal amount thereunder in full and (ii) any principal payments of any Incremental Revolving Credit Advances payable on the Incremental Maturity Date (and any principal payments made to any Non-Extending Incremental Lenders on any Non-Extending Incremental Maturity Date), plus (c) dividends and distributions on the Stock of Parent paid in cash, payments with respect to purchases of any Senior Notes and Repurchases, in each case, during such period (other than any special dividends or distributions permitted under Section 6.13(j) of the Agreement), minus (d) (i) discounts and any upfront fees on the Senior Notes and (ii) the amounts owed under the York Avenue Loan Agreement or the Specified Debt Facility Documents, in each case, to the extent included as Interest Expense during such period on a non-cash basis minus (e) amounts included in Interest Expense for such period in respect of amortization of (i) closing fees incurred in conjunction with this Agreement and (ii) interest accrued on amounts payable on the unfunded senior management benefit plan of Parent and its Subsidiaries, in each case, of or by Parent and its Subsidiaries on a consolidated basis for such period.
“Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries, on a consolidated basis, for any four Fiscal Quarter period, the ratio of (I) the sum of (a) EBITDA for each of such four Fiscal Quarters minus (b) Capital Expenditures during such four Fiscal Quarters minus (c) cash income taxes paid during such Fiscal Quarters net of income tax refunds to (II) the aggregate Fixed Charges for such four Fiscal Quarters.
“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity.
“Foreign Auction Art Inventory Component” means, as of any date of determination, an amount equal to 50% of the value of Eligible Art Inventory of the Foreign Borrowers as of such date, valued at the lower of cost and market value (determined in accordance with GAAP).
“Foreign Auction Borrowing Availability” means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Auction Amount minus (ii) the aggregate Auction Revolving Loan then outstanding minus (iii) the aggregate Swing Line Loan then outstanding and (b) an amount equal to (i) the lesser of (x) an amount equal to the Foreign Borrower Subfacility Limit minus the SFS Foreign Borrower Obligations and (y) the Foreign Auction Borrowing Base as of such date minus (ii) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances and Swing Line Advances

made to Foreign Borrowers as of such date minus (iii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers as of such date.
“Foreign Auction Borrowing Base” means, as of any date of determination, an amount equal to (a) 85% of the Available Foreign Art Loan Balance as of such date plus (b) the Foreign Auction Art Inventory Component as of such date plus (c) the Foreign Eligible Extended Term Art Component as of such date plus (d) the Foreign Auction Trademark Component as of such date minus (e) Reserves established by the Administrative Agent at such time; provided that, in no event shall the Automobile Work of Art Component exceed $50,000,000.
“Foreign Auction Trademark Component” means, as of any date of determination, an amount specified by the Borrower Representative in the most recent Borrowing Base Certificate as the “Foreign Auction Trademark Component”; provided that, in no event shall the sum of (a) the Domestic Auction Trademark Component as of such date plus (b) the Foreign Auction Trademark Component as of such date plus (c) the “Domestic Trademark Component” (as defined in the SFS Revolving Credit Agreement) as of such date plus (d) the “Foreign Trademark Component” (as defined in the SFS Revolving Credit Agreement) as of such date exceed the lesser of (i) the Maximum Trademark Component and (ii) $100,000,000.
“Foreign Borrowers” has the meaning ascribed to it in the preamble to the Agreement.
“Foreign Borrower Subfacility Limit” means $200,000,000, as such amount may be reduced pursuant to Section 1.3(a).
“Foreign Collateral Documents” means the deeds of assignment and charge and charges over shares executed by the Foreign Credit Parties, and all similar agreements entered into by the Foreign Credit Parties guaranteeing payment of the Obligations of the Foreign Borrowers, or granting a Lien upon property as security for payment of the Secured Obligations of the Foreign Credit Parties.
“Foreign Credit Parties” means the Foreign Borrowers and the Foreign Subsidiary Guarantors.
“Foreign Currency” means Sterling, Euro and Hong Kong Dollars.
“Foreign Eligible Extended Term Art Component” means, as of any date of determination, an amount equal to the lesser of (a) 75% of the Extended Term Art Purchase Price (to the extent any buyer’s premium or any taxes are included in the calculation thereof, net of any buyer’s premium and any taxes (including, without limitation, VAT)) with respect to Eligible Extended Term Art Receivables of the Foreign Borrowers as of such date and (b) $150,000,000, or such lower amount as shall be specified by the Borrower Representative in the most recent Borrowing Base Certificate.
“Foreign Incremental Art Inventory Component” means, as of any date of determination, an amount equal to 20% of the value of Eligible Art Inventory of the Foreign

Borrowers as of such date, valued at the lower of cost and market value (determined in accordance with GAAP).
“Foreign Incremental Borrowing Availability” means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Incremental Amount minus (ii) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances as of such date and (b) an amount equal to (i) the Foreign Incremental Borrowing Base as of such date minus (ii) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances made to Foreign Borrowers as of such date.
“Foreign Incremental Borrowing Base” means, as of any date of determination, an amount equal to (a) the Foreign Incremental Art Inventory Component as of such date plus (b) the Foreign Incremental Trademark Component as of such date minus (c) Reserves established by the Administrative Agent at such time; provided that, in no event shall the Automobile Work of Art Component exceed $50,000,000.
“Foreign Incremental Trademark Component” means, as of any date of determination, an amount specified by the Borrower Representative in the most recent Borrowing Base Certificate as the “Foreign Incremental Trademark Component”; provided that, in no event shall the sum of (a) the Domestic Incremental Trademark Component as of such date plus (b) the Foreign Incremental Trademark Component as of such date exceed the lesser of (i) the Maximum Trademark Component and (ii) $10,000,000.
“Foreign Obligations Termination Date” means the date on which (a) all Loans to the Foreign Borrowers have been indefeasibly repaid in full, (b) all other Obligations of the Foreign Borrowers have been completely discharged, (c) all Letter of Credit Obligations incurred on behalf of the Foreign Borrowers have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B and (d) the Auction Commitment Termination Date shall have occurred.
“Foreign Subsidiary” means any Subsidiary of Parent that is not a Domestic Subsidiary.
“Foreign Subsidiary Guarantors” means, collectively, (a) each Subsidiary of Parent organized under the laws of England that is not a Foreign Borrower or an Immaterial Subsidiary and (b) each Sotheby Entity organized under the laws of Hong Kong that is not a Foreign Borrower or an Immaterial Subsidiary and is a direct Subsidiary of any Credit Party, in each case, that is a Credit Party on the Restatement Effective Date or is required to become, and becomes, a Credit Party pursuant to Section 5.14.
“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.
“GAAP” means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.
“GE Capital” means General Electric Capital Corporation, a Delaware corporation.
“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, including all right, title and interest that such Sotheby Entity may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Sotheby Entity or any computer bureau or service company from time to time acting for such Sotheby Entity.
“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Sotheby Entity, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (including, without limitation, any obligation described in Section 6.3(a)(vii)) (the “primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.
“Guaranties” means, collectively, the guaranty of the Domestic Subsidiary Guarantors in the Domestic Guaranty and Security Agreement and any other guaranty executed by any Guarantor in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all or a portion of the Obligations.
“Guarantors” means the Domestic Subsidiary Guarantors, the Foreign Subsidiary Guarantors and each other Person, if any, that executes a guaranty or other similar agreement in favor of the Collateral Agent, for the benefit of the Secured Parties, in connection with the transactions contemplated by the Agreement and the other Loan Documents.
“Guaranty Hedging Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Hong Kong Dollar Equivalent” means, with respect to any amount denominated in Hong Kong Dollars, such amount of Hong Kong Dollars, and with respect to any amount denominated in a currency other than Hong Kong Dollars, the amount of Hong Kong Dollars, as of any date of determination, into which such other currency (as the context may require) can be converted in accordance with Section 1.19.
“Hong Kong Dollars” or “HK$” means the lawful currency of Hong Kong.

“Hong Kong Dollars Index Rate” means, for any day, the higher of (a) a floating rate equal to the prime rate for Hong Kong Dollars quoted by The Hongkong and Shanghai Banking Corporation Limited or such other financial institution as may be selected by the Administrative Agent in consultation with the Borrower Representative from time to time and (b) 1.00% per annum.
“Hong Kong Dollars LIBOR Rate” means, for each LIBOR Period with respect to a LIBOR Loan denominated in Hong Kong Dollars, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the displayed rates for such LIBOR Period) for such LIBOR Period appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” on page HKABHIBOR on Thomson Reuters Services (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Hong Kong Dollars in the Hong Kong interbank market).  If the offered rate described in the foregoing sentence does not exist, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Hong Kong Dollars in immediately available funds are offered at 11:00 A.M. (Hong Kong time) on the first day of such LIBOR Period by major financial institutions reasonably satisfactory to the Administrative Agent in the Hong Kong interbank market for a LIBOR Period of the applicable duration for the applicable principal amount on such date of determination. Notwithstanding the foregoing, the “Hong Kong Dollars LIBOR Rate” shall be deemed to be zero if the rate otherwise calculated pursuant to this definition would result in a rate less than zero.
“IEEPA” means the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq.
“Immaterial Subsidiary” means (a) any Domestic Subsidiary or any Foreign Subsidiary organized under the laws of England, in each case listed on Disclosure Schedule (5.15), unless such entity shall have executed a Guaranty and such Collateral Documents as the Administrative Agent shall reasonably request or (b) for purposes of Section 8.1(g) or (h), any Sotheby Entity that (i) is not a Credit Party, (ii) owns assets having a book value of which the Dollar Equivalent is less than $100,000 and (iii) had earnings during the most recently completed Fiscal Year of which the Dollar Equivalent was less than $100,000.
“Impacted Lender” means any Lender that fails to provide the Administrative Agent, within three (3) Business Days following the Administrative Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.
“Incremental Commitments” means (a) as to any Lender, the commitment of such Lender to make Incremental Revolving Credit Advances as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Incremental Revolving Credit

Advances, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Amendment No. 1 Effective Date, in each case, as such amount may be reduced from time to time in accordance with the Agreement.
“Incremental Commitment Termination Date” means the earliest of (a) Incremental Maturity Date, (b) the Auction Commitment Termination Date, (c) the date of termination of the Incremental Lenders’ obligations to make Incremental Revolving Credit Advances and (d) the date of (i) indefeasible prepayment in full by Borrowers of the outstanding Incremental Revolving Credit Advances and all other outstanding Obligations owing to the Incremental Lenders and (ii) the permanent reduction of all Incremental Commitments to zero dollars ($0).
“Incremental Lenders” means, as of any date, Lenders having an Incremental Commitment as of such date or, if the Incremental Commitments have terminated or expired, Lenders holding any Incremental Revolving Credit Advances as of such date.
“Incremental Maturity Date” means August 22, 2016, or such later date to which the Incremental Maturity Date may be extended from time to time in accordance with Section 1.22 of the Agreement.
“Incremental Revolving Note” has the meaning ascribed to it in Section 1.1(b)(ii).
“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Dollar Index Rate as in effect on the Restatement Effective Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.
“Indemnified Liabilities” has the meaning ascribed to it in Section 1.14.

“Indemnified Person” has the meaning ascribed to in Section 1.14.
“Index Rate Loan” means the Swing Line Loan or any portion of the Revolving Loan bearing interest by reference to the Dollar Index Rate, the Euro Index Rate, the Sterling Index Rate or the Hong Kong Index Rate, as applicable.
“Insolvency Event” has the meaning ascribed to in Section 12.5.
“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.
“Intercompany Indebtedness” has the meaning ascribed to in Section 12.5.
“Interest Expense” means, with respect to any Person for any fiscal period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (excluding capitalized interest) or in connection with the deferred purchase price of the assets, in each case, to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, in each case, of or by Parent and its Subsidiaries for such fiscal period.
“Interest Income” means, with respect to Parent and its Subsidiaries, on a consolidated basis, for any fiscal period, an amount equal to the consolidated interest income of such Persons for such period, determined in accordance with GAAP.
“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; provided, further, that, in addition to the foregoing, each of (i) the date upon which all of the Commitments have been terminated and the Loans have been paid in full, (ii) the Auction Commitment Termination Date, (iii) solely with respect to interest that has then accrued in respect of Incremental Revolving Credit Advances, the date upon which all of the Incremental Commitments have been terminated and the Incremental Revolving Credit Advances have been paid in full, (iv) solely with respect to interest that has then accrued in respect of Incremental Revolving Credit Advances, the Incremental Commitment Termination Date and (v) solely with respect to interest that has then accrued in respect of Incremental Revolving Credit Advances made by Non-Extending Incremental Lenders, the applicable Non-Extending Incremental Maturity Date, in each case, shall be deemed to be an “Interest Payment Date” under the Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Sotheby Entity for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Sotheby Entity’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.
“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Sotheby Entity, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Sotheby Entity, including the rights of any Sotheby Entity to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Sotheby Entity; (iv) all commodity contracts of any Sotheby Entity; and (v) all commodity accounts held by any Sotheby Entity.
“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.
“IRS” means the Internal Revenue Service.
“Judgment Conversion Date” has the meaning ascribed to it in Section 1.20(a).
“Judgment Currency” has the meaning ascribed to it in Section 1.20(a).
“L/C Issuer” has the meaning ascribed to it in Annex B.
“L/C Sublimit” means, at any time, the sum of the Auction Dollar Tranche L/C Sublimit at such time plus the Auction Multicurrency Tranche L/C Sublimit at such time.
“Lenders” means, collectively, the Auction Lenders and Incremental Lenders.
“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto or to the applicable Assignment Agreement, or such other office or offices of such Lender as it may from time to time notify the Borrower Representative and the Administrative Agent.
“Letters of Credit” means, collectively, Auction Dollar Tranche Letters of Credit and Auction Multicurrency Tranche Letters of Credit.
“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means, collectively, the Auction Dollar Tranche Letter of Credit Obligations and the Auction Multicurrency Tranche Letter of Credit Obligations.
“Letter of Credit Request” has the meaning ascribed to it in Annex B.
“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, including rights to payment or performance under a letter of credit, whether or not such Sotheby Entity, as beneficiary, has demanded or is entitled to demand payment or performance.
“LIBOR Business Day” means a Business Day on which banks in the City of London (and, in the case of LIBOR Loans denominated in Hong Kong Dollars, in Hong Kong) are generally open for interbank or foreign exchange transactions (and, in the case of LIBOR Loans denominated in Euro, on which the TARGET2 payment system is open for the settlement of payments in Euro).
“LIBOR Loan” means any portion of the Revolving Loan bearing interest by reference to a Dollar LIBOR Rate, a Euro LIBO Rate, a Sterling LIBOR Rate or a Hong Kong Dollars LIBOR Rate, as applicable.
“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative’s irrevocable notice to the Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:
(a)    if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
(b)    any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;
(c)    any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and
(d)    Borrower Representative shall select LIBOR Periods so that there shall be no more than fifteen (15) separate LIBOR Loans in existence at any one time.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Sotheby Entity.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).
“Liquidity Amount” means, as of any date of determination, the sum of (a) the Aggregate Borrowing Availability as of such date and (b) the Unrestricted Cash Amount as of such date.
“Litigation” has the meaning ascribed to it in Section 3.13(a).
“Loan Account” has the meaning ascribed to it in Section 1.13.
“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, the Auction Guaranty Side Letter, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, any Agent or any Lenders and including all other fee letters, pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to any Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loans” means the Revolving Loan and the Swing Line Loan.
“Local Law Collateral Documents” means, in respect of any property or asset owned by the Borrowers or any other Credit Party, in each case contemplated to be pledged by the terms of the Loan Documents for the benefit of the Secured Parties, all documents reasonably necessary to grant and perfect, under the laws of the jurisdiction of organization of such Credit Party (or a First-Tier Foreign Subsidiary), the security interest granted or contemplated to be granted, pursuant to the Loan Documents, together with an opinion of local counsel qualified in such jurisdiction of organization or registration, as applicable, in form and substance reasonably satisfactory to the Agents.
“Majority in Interest” means, at any time, (a) in the case of Auction Lenders, Lenders having, in the aggregate, greater than 50% of the sum of the Auction Commitments of all Lenders plus the “Commitments” of all Lenders under the SFS Revolving Credit Agreement (or, if the Auction Commitment Termination Date has occurred, Lenders holding in the aggregate, greater than 50% of the sum of the aggregate outstanding amount of all Auction Loans held by the Lenders plus the aggregate outstanding amount of all “Loans” held by the “Lenders”

under the SFS Revolving Credit Agreement), (b) in the case of Auction Dollar Tranche Lenders, Lenders having, in the aggregate, greater than 50% of the sum of the Auction Dollar Tranche Commitments of all Lenders (or, if the Auction Commitment Termination Date has occurred, Lenders holding in the aggregate, greater than 50% of the aggregate outstanding amount of all Auction Dollar Tranche Loans held by the Lenders), (c) in the case of Auction Multicurrency Tranche Lenders, Lenders having, in the aggregate, greater than 50% of the sum of the Auction Multicurrency Tranche Commitments of all Lenders (or, if the Auction Commitment Termination Date has occurred, Lenders holding in the aggregate, greater than 50% of the sum of the aggregate outstanding amount of all Auction Multicurrency Tranche Loans held by the Lenders) and (d) in the case of Incremental Lenders, Lenders having, in the aggregate, greater than 50% of the Incremental Commitments of all Lenders (or, if the Incremental Commitment Termination Date has occurred, Lenders holding in the aggregate, greater than 50% of the aggregate outstanding amount of all Incremental Revolving Credit Advances held by the Lenders).
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Master Documentary Agreement” means the Amended and Restated Master Agreement for Documentary Letters of Credit dated as of the Restatement Effective Date among Borrowers, as applicants, and GE Capital, as issuer.
“Master Standby Agreement” means the Amended and Restated Master Agreement for Standby Letters of Credit dated as of the Restatement Effective Date among Borrowers, as applicants, and GE Capital, as issuer.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial or other condition of the Sotheby Entities considered as a whole, (b) any Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral (including Works of Art securing repayment of Art Loans) or the Collateral Agent’s Liens, on behalf of itself and the other Secured Parties, on the Collateral or the priority of such Liens, or (d) any Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents.
“Material Indebtedness Contracts” means, collectively, (a) the SFS Revolving Credit Agreement, (b) the Senior Note Indenture and the Senior Notes, (c) the Specified Debt Facility Documents, (d) the York Avenue Loan Agreement and (e) any other contract, agreement or other instrument to which any Sotheby Entity is a party evidencing any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of such Sotheby Entity having a Dollar Equivalent in excess of $20,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements).
“Maximum Auction Amount” means, as of any date of determination, the sum of the Maximum Auction Dollar Tranche Amount as of such date plus the Maximum Auction Multicurrency Tranche Amount as of such date.

“Maximum Auction Borrowing Availability” means, as of any date of determination, the lesser of (a) an amount equal to (i) the Maximum Auction Amount minus (ii) the aggregate Auction Revolving Loan then outstanding minus (iii) the aggregate Swing Line Loan then outstanding and (b) an amount equal to the sum of (i) the Domestic Auction Borrowing Availability as of such date plus (ii) the Foreign Auction Borrowing Availability as of such date.
“Maximum Auction Dollar Tranche Amount” means, as of any date of determination, an amount equal to the Auction Dollar Tranche Commitments of all Lenders as of such date.
“Maximum Auction Multicurrency Tranche Amount” means, as of any date of determination, an amount equal to the Auction Multicurrency Tranche Commitments of all Lenders as of such date.
“Maximum Distribution Amount” has the meaning assigned to it in Section 6.13(g).
“Maximum Incremental Amount” means, as of any date of determination, an amount equal to the Incremental Commitments of all Lenders as of such date.
“Maximum Lawful Rate” has the meaning assigned to it in Section 1.5(f).
“Maximum Trademark Component” means, as of any date of determination, an amount equal to 85% of the appraised distressed fair market value of all Trademarks of the Credit Parties on a consolidated basis, as determined by the Administrative Agent based on the most recent Trademark appraisal ordered by the Administrative Agent.
“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Sotheby Entity or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.
“New Borrowers” means, collectively, SFS Inc., SFS California, Oberon, Ventures LLC, and SFS Ltd.
“New Lender” has the meaning ascribed to it in Section 1.16(a)(ix).
“Non-Extending Incremental Lender” has the meaning set forth in the definition of “Non-Extending Incremental Maturity Date” in this Annex A.
“Non-Extending Incremental Maturity Date” means, if any Existing Incremental Maturity Date is extended in accordance with Section 1.22 but one or more Incremental Lenders have rejected (or deemed to have rejected) the Borrower Representative’s request for such extension (such Incremental Lenders, the “Non-Extending Incremental Lenders”), such Existing Incremental Maturity Date without giving effect to such extension.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes) unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding specified in such notice has not been satisfied, (b) given written notice (and the Administrative Agent has not received a revocation in writing), to a Borrower, any Agent, any Lender, or any L/C Issuer or has otherwise publicly announced (and the Administrative Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities or (c) any Lender that has (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for clause (c), the Administrative Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.
“Notes” means, collectively, the Auction Revolving Notes, the Incremental Revolving Notes and the Swing Line Notes.
“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).
“Notice of Auction Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).
“Notice of Incremental Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(b)(i).
“Notice of Revolving Credit Advance” means a Notice of Auction Revolving Credit Advance or a Notice of Incremental Revolving Credit Advance, as the context may imply.
“Oatshare” has the meaning ascribed to it in the preamble to the Agreement.
“Oberon” has the meaning ascribed to it in the preamble to the Agreement.
“Obligation Currency” has the meaning ascribed to it in Section 1.20(a).
“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent, any Lender or any L/C Issuer, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents. This term does not include any Bank Product and Hedging Obligations.
“Obligor” has the meaning ascribed to it in Section 12.5.
“O.E.C.D.” means the Organisation for Economic Co-operation and Development as contemplated by the Convention on the Organisation for Economic Co-operation and Development of December 14, 1960, as amended from time to time.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Asset Control.
“Overadvance” has the meaning ascribed to it in Section 1.1(a)(iii).
“Parent” has the meaning ascribed to it in the preamble to the Agreement.
“Participant Register” has the meaning ascribed to it in Section 9.1(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patent License” means rights under any written agreement now owned or hereafter acquired by any Sotheby Entity granting any right with respect to any invention on which a Patent is in existence.
“Patents” means all of the following in which any Sotheby Entity now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations in part or extensions thereof.
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Art Loan Country” means (a) the United States of America, (b) England, (c) Wales, (d) Hong Kong and (e) any other country with respect to which the Collateral Agent, in its sole discretion in consultation with the Lenders, shall have determined (and notified the Borrowers in writing) that Works of Art securing repayment of an Art Loan may be located in such country without causing such Works of Art to fail to constitute Eligible Art Loan Collateral pursuant to clause (c) of the definition thereof, it being understood that the Collateral Agent may withdraw such determination at any time in its sole discretion with respect to any country (other than the United States of America, England, Wales and Hong Kong) and thereafter such country shall not constitute a Permitted Art Loan Country.
“Permitted Consignment” means a “consignment” (as defined in Section 9-102(a)(20) of the UCC) governed under the laws of the United States of America (or any State thereof) of Art Inventory by a Borrower to a Person, with respect to which consignment, such Borrower has taken all of the following actions:
(i)    conducted UCC searches against such Person in all applicable jurisdictions;
(j)    filed a UCC-1 financing statement in the applicable jurisdiction, naming such Borrower as consignor and such Person as consignee, and providing an adequate description of such Art Inventory for the collateral description;
(k)    if applicable, taken all actions required pursuant to, and otherwise satisfied the requirements set forth in, Section 9-324(b) of the UCC in order to maintain a security interest in such Art Inventory that has priority over all conflicting security interests in such Art Inventory;
(l)    provided evidence to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, of such Borrower’s completion of the actions described in clauses (a) through (c), as applicable, of this definition; and
(m)    taken any additional actions reasonably requested by the Administrative Agent from time to time with respect to such Art Inventory within ten (10) Business Days (or such later date as the Administrative Agent shall consent to in writing) of the Administrative Agent’s request therefor in order to protect the interests of the Collateral Agent therein under all applicable laws.
“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Sotheby Entity is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e)(i)

carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of a Dollar Equivalent of $2,500,000 at any time, so long as such Liens attach only to Inventory or (ii) solely for purposes of Sections 1.6, 1.7, 1.8, 3.6 and 6.7 and the definition of “Eligible Extended Term Art Collateral,” Liens securing Indebtedness under the Specified Debt Facility, so long as such Liens are subject to an intercreditor agreement (the “Specified Debt Facility Intercreditor Agreement”) entered into between the Agents and the administrative agent under the Specified Debt Facility and in form and substance reasonably satisfactory to the Agents, which shall provide that the Liens securing Indebtedness under the Specified Debt Facility shall be junior in priority to the Liens securing the Secured Obligations, except with respect to any Collateral which is purchased or financed solely with the proceeds of the Specified Debt Facility, in which case the Liens securing Indebtedness under the Specified Debt Facility may be senior to the Liens securing the Secured Obligations solely with respect to the Collateral so purchased or financed; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Sotheby Entity is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(i); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) any Lien in favor of a consignor on a segregated deposit account established for the benefit of such consignor and into which only proceeds of Works of Art consigned by such consignor to a Sotheby Entity for sale (including such Sotheby Entity’s commissions on such sales) are deposited; provided, that if such consignor is an Art Loan Debtor, such Lien shall constitute a “Permitted Encumbrance” only if an agreement among the applicable Borrower, such consignor and the applicable account bank expressly states that amounts received in such deposit account shall be transferred first, without any further consent of any Person, to the applicable Borrower until the related Art Loan is repaid in full prior to any such amounts being transferred to such consignor; (j) presently existing or hereafter created Liens in favor of the Collateral Agent, on behalf of Secured Parties, pursuant to the Loan Documents and the “Loan Documents” under the SFS Revolving Credit Agreement; (k) other than with respect to any Blocked Account or Cash Collateral Account, any lien or banker’s right of set-off or combination of accounts arising by operation of law or in accordance with standard terms of banking; (l) Liens expressly permitted under clauses (c) and (d) of Section 6.7 of the Agreement, and (m) Liens arising in the ordinary course of business in favor of consignors securing Works of Art of such consignors that are consigned to a Sotheby Entity for sale.
“Permitted Extended Term Art Country” means (a) the United States of America, (b) England, (c) Wales, (d) Hong Kong and (e) any other country with respect to which the Collateral Agent, in its sole discretion in consultation with Lenders, shall have determined (and notified the Borrowers in writing) that Works of Art with respect to Extended Term Art Receivables may be located in such country without causing such Works of Art to fail to constitute Eligible Extended Term Art Collateral pursuant to clause (f) of the definition thereof, it being understood that the Collateral Agent may withdraw such determination at any time in its sole discretion with respect to any country (other than the United States of America, England, Wales and Hong Kong) and thereafter such country shall not constitute a Permitted Extended Term Art Country.

“Permitted Inventory Country” means (a) the United States of America, (b) England, (c) Wales, (d) Hong Kong and (e) any other country with respect to which the Collateral Agent, in its sole discretion in consultation with Lenders, shall have determined (and notified the Borrowers in writing) that Art Inventory may be located in such country without causing such Art Inventory to fail to constitute Eligible Art Inventory pursuant to Section 1.7(c), it being understood that the Collateral Agent may withdraw such determination at any time in its sole discretion with respect to any country (other than the United States, England, Wales and Hong Kong) and thereafter such country shall not constitute a Permitted Inventory Country.
“Permitted U.K. Real Estate Financing” means any mortgage financing, sale leaseback, synthetic lease or similar transaction in respect of any Specified U.K. Real Estate.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
“Personal Data” shall have the same meaning set forth in the Data Protection Laws.
“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, that any Sotheby Entity or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Sotheby Entity or ERISA Affiliate. “Plan” shall not include any pension or retirement plan or arrangement operating in the United Kingdom.
“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Sotheby Entity from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Sotheby Entity from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Sotheby Entity against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Sotheby Entity against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Prohibited Person” means any Person:
(a)    listed in the Annex to, or otherwise subject to the provisions of, the Executive Order;
(b)    that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(c)    with whom any Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the PATRIOT Act and the Executive Order;
(d)    that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;
(e)    that is named as a “specifically designated national (SDN)” on the most current list published by OFAC at its official website (http://www.treas.gov.ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or is named on any other U.S. or foreign government or regulatory list (including, without limitation, any sanctions list administered by the United Nations (“UN”), the European Union (“EU”), the State Secretariat for Economic Affairs of Switzerland (“SECO”), the Swiss Directorate of International Law (“DIL”), the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), Her Majesty’s Treasury of the United Kingdom (“HMT”), the Hong Kong Monetary Authority (“HKMA”) or the Monetary Authority of Singapore (“MAS”));
(f)    that is covered by IEEPA, OFAC or any other law, regulation or executive order relating to the imposition of economic sanctions against any country, region or individual pursuant to United States law or United Nations resolution, including any entity located in such a country or region or an individual who is a citizen or resident of, or located in such a country or region; or
(g)    that is an affiliate (including any principal, officer, immediate family member or close associate) of a person or entity described in one or more of clauses (a) – (f) of this definition.
“Projections” means Parent’s forecasted consolidated: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, in each case prepared on a basis consistent with the historical Financial Statements of Parent, together with appropriate supporting details and a statement of underlying assumptions.
“Pro Rata Share” means with respect to all matters relating to any Lender:
(a) in respect of the Auction Dollar Tranche Commitment, (i) prior to the Auction Commitment Termination Date, the percentage obtained by dividing (x) the

Auction Dollar Tranche Commitment of that Lender by (y) the aggregate Auction Dollar Tranche Commitments of all Lenders, and (ii) on and after the Auction Commitment Termination Date, the percentage obtained by dividing (x) the sum of (A) the aggregate outstanding principal balance of the Auction Dollar Tranche Revolving Loan held by that Lender by (y) the outstanding principal balance of the Auction Dollar Tranche Revolving Loan held by all Lenders;
(b) in respect of the Auction Multicurrency Tranche Commitment, (i) prior to the Auction Commitment Termination Date, the percentage obtained by dividing (x) the Auction Multicurrency Tranche Commitment of that Lender by (y) the aggregate Auction Multicurrency Tranche Commitments of all Lenders, and (ii) on and after the Auction Commitment Termination Date, the percentage obtained by dividing (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Auction Multicurrency Tranche Revolving Loan held by that Lender by (y) the Dollar Equivalent of the outstanding principal balance of the Auction Multicurrency Tranche Revolving Loan held by all Lenders;
(c) in respect of the Auction Commitment, (i) prior to the Auction Commitment Termination Date, the percentage obtained by dividing (x) the Auction Commitment of that Lender by (y) the aggregate Auction Commitments of all Lenders, and (ii) on and after the Auction Commitment Termination Date, the percentage obtained by dividing (x) the Dollar Equivalent of the aggregate outstanding principal balance of the Auction Revolving Loan held by that Lender by (y) the Dollar Equivalent of the outstanding principal balance of the Auction Revolving Loan held by all Lenders;
(d) in respect of the Incremental Commitment, (i) prior to the Incremental Commitment Termination Date, the percentage obtained by dividing (x) the Incremental Commitment of that Lender by (y) the aggregate Incremental Commitments of all Lenders, and (ii) on and after the Incremental Commitment Termination Date, the percentage obtained by dividing (x) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by that Lender by (y) the outstanding principal balance of the Incremental Revolving Credit Advances held by all Lenders; and
(e) in respect of all Commitments or all Obligations, (i) prior to the Incremental Commitment Termination Date or the Auction Commitment Termination Date, the percentage obtained by dividing (x) the Commitments of that Lender by (y) the aggregate Commitments of all Lenders, (ii) on and after the Incremental Commitment Termination Date but prior to the Auction Commitment Termination Date, the percentage obtained by dividing (x) the sum of (A) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by that Lender plus (B) the Auction Dollar Tranche Commitments of that Lender plus (C) the Auction Multicurrency Tranche Commitments of that Lender by (y) the sum of (A) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by all Lenders plus (B) the aggregate Auction Dollar Tranche Commitments of all Lenders plus (C) the aggregate Auction Multicurrency Tranche Commitments of all Lenders, and (iii) on and after the

Auction Commitment Termination Date, the percentage obtained by dividing (x) the sum of (A) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by that Lender plus (B) the aggregate outstanding principal balance of the Auction Dollar Tranche Revolving Loan held by that Lender plus (C) the Dollar Equivalent of the aggregate outstanding principal balance of the Auction Multicurrency Tranche Revolving Loan held by that Lender by (y) the sum of (A) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by all Lenders plus (B) the outstanding principal balance of the Auction Dollar Tranche Revolving Loan held by all Lenders plus (C) the Dollar Equivalent of the outstanding principal balance of the Auction Multicurrency Tranche Revolving Loan held by all Lenders;
in each case as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1 or other adjustments to the Commitments pursuant to the Agreement.
“Protected Party” means a Lender which is or will be subject to any liability or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under any Loan Document.
“Qualified Assignee” means any existing Lender (other than a Non-Funding Lender or an Impacted Lender) or any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or an Impacted Lender); provided that, notwithstanding the foregoing, for purposes of this definition, no vulture fund, distressed debt purchaser or similar institution whose primary business consists of purchasing or investing in Persons that are highly financially distressed and insolvent or imminently insolvent shall constitute an Affiliate or Approved Fund of any existing Lender.
“Qualifying Lender” means:

(i)
in respect of a payment made by a U.K. Credit Party, a Lender which is beneficially entitled to interest or other amounts payable to that Lender in respect of an advance under this Agreement or the other Loan Documents and is:

(A)    a Lender:

(1)
in respect of an advance made under this Agreement or the other Loan Documents by a Person that was a bank (as defined for the purpose of Section 879 of the Income Tax Act 2007 of the United Kingdom) at the time that that advance was made and which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007 of the United Kingdom) and would be within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance apart from Section

18A of the Corporation Tax Act 2009 of the United Kingdom; or

(2)
in respect of an advance made under this Agreement or the other Loan Documents by a Person that was a bank (as defined for the purpose of Section 879 of the Income Tax Act 2007 of the United Kingdom) at the time that that advance was made and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009 of the United Kingdom) the whole of any share of interest (or other amounts) payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009 of the United Kingdom;

(3)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009 of the United Kingdom); or

(C)	a Treaty Lender with respect to the United Kingdom.

(ii)	in respect of a payment made by a Domestic Credit Party, a Lender which is:

(A)	created or organized under the laws of the United States of America or of any state (including the District of Columbia)

thereof; provided, that such Lender has delivered (in a timely fashion and without undue delay and from time to time thereafter upon the reasonable request of Borrowers or the Administrative Agent, shall deliver) to Borrower Representative and the Administrative Agent two original copies of IRS Form W-9 (or successor form) properly prepared and executed;

(B)
a Treaty Lender with respect to the United States of America that is entitled to receive payments under any Loan Document without deduction or withholding of any United States federal income Taxes, provided such Lender has delivered (in a timely fashion and without undue delay and from time to time thereafter upon the reasonable request of Borrowers or the Administrative Agent, shall deliver) to Borrower Representative and the Administrative Agent two duly completed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor form) providing that it is a resident of a foreign country with which the United States of America has an income tax treaty and claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and a complete exemption from U.S. withholding tax under such treaty; or

(C)
entitled to receive payments under any Loan Document without deduction or withholding of any United States federal income Taxes as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States of America, provided such Lender has delivered (in a timely fashion and without undue delay and from time to time thereafter upon the reasonable request of Borrowers or the Administrative Agent, shall deliver) to the Credit Party Representative and the Administrative Agent two original copies of either (1) IRS Form W-8ECI (or any successor form) certifying that the payments made pursuant to any Loan Document are effectively connected with the conduct by that Lender of a trade or business within the United States of America or (2) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under any Loan Document.

(iii)     in respect of a payment made by a Credit Party organized under the laws of Hong Kong, a Lender which is:

(A)	created or organized under the laws of Hong Kong or a company that is resident in Hong Kong for Hong Kong tax purposes;

(B)	a Treaty Lender with respect to Hong Kong that is entitled to receive payments under any Loan Document without deduction or withholding of any Hong Kong profits taxes;

(C)
entitled to receive payments under any Loan Document without deduction or withholding of any Hong Kong profits taxes, provided such Lender has delivered (in a timely fashion and without undue delay and from time to time upon the reasonable request of Borrowers and the Administrative Agent, shall deliver) to the Borrower Representative and the Administrative Agent any applicable forms certifying to such Lender’s entitlement to exemption from Hong Kong withholding tax with respect to all payments to be made to such Lender under any Loan Document.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and the Administrative Agent in writing of its legal inability to do so.
“Qualified Plan” means a Pension Plan that is intended to be tax qualified under Section 401(a) of the IRC.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by a Sotheby Entity that is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, or equity prices.
“Real Estate” has the meaning ascribed to it in Section 3.6.
“Refunded Dollar Tranche Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).
“Refunded Multicurrency Tranche Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).
“Refunded Foreign Currency Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iv).
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means (i) the execution and delivery of the SFS Revolving Credit Agreement, (ii) the “Loans” and “Letter of Credit Obligations” to be made or incurred on the Restatement Effective Date under the SFS Revolving Credit Agreement, (iii) the disbursement of the proceeds of such “Loans” under the SFS Revolving Credit Agreement pursuant to the instructions of the “Borrower Representative” thereunder and (iv) the payment of all fees, costs and expenses in connection with each of the foregoing.
“Relationship Bank” has the meaning ascribed to it in Annex C.
“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment.
“Register” has the meaning ascribed to it in Section 9.1(b).
“Replacement Lender” has the meaning ascribed to it in Section 1.17(d).
“Repurchase” means a repurchase by Parent of the Stock of Parent on any date.
“Repurchase Period” means the period of time during which a Repurchase or a series of Repurchases may occur, as reflected in a written notice thereof from Parent to the Administrative Agent pursuant to Section 6.13(e).
“Requisite Lenders” means, collectively, (a) prior to the Incremental Commitment Termination Date or the Auction Commitment Termination Date, Lenders having, in the aggregate, more than 50% of the sum of the Commitments of all Lenders plus the “Commitments” of all “Lenders” under the SFS Revolving Credit Agreement, (b) on and after the Incremental Commitment Termination Date but prior to the Auction Commitment Termination Date, Lenders holding in the aggregate, greater than 50% of (i) the sum of the Auction Commitments of all the Lenders plus the sum of the “Commitments” of all the “Lenders” under the SFS Revolving Credit Agreement and (ii) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by all Lenders, and (c) on and after the Auction Commitment Termination Date, Lenders holding in the aggregate, greater than 50% of (i) the aggregate outstanding amount of all Loans held by the Lenders and (ii) the aggregate outstanding amount of all “Loans” held by the “Lenders” under the SFS Revolving Credit Agreement.
“Reserves” means the Due-to-Consignor Reserve and such other reserves against Eligible Art Loans, Eligible Extended Term Art Receivables, Eligible Art Inventory, Domestic Auction Borrowing Availability, Domestic Incremental Borrowing Availability, Foreign Auction Borrowing Availability or Foreign Incremental Borrowing Availability that the Administrative Agent may, in its sole reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses, Indebtedness, Bank Product and Hedging Obligations or other scheduled liabilities shall be deemed to be a reasonable exercise of the Administrative Agent’s credit judgment. For purposes of clarity, the Administrative Agent will not be required at any time to obtain any approval from any Sotheby Entity, any Lenders or any other Person(s) for the establishment, modification or elimination of any Reserves (other than the Due-to-Consignor Reserve).
“Restatement Effective Date” means August 22, 2014.
“Restricted Payment” means, with respect to any Sotheby Entity (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Sotheby Entity’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Sotheby Entity now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Sotheby Entity’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of Parent other than (i) payments of compensation in the ordinary course of business to Stockholders who are employees of such Person and (ii) payments made in connection with the consignment of property for sale in the ordinary course of business; and (f) any payment of management fees (or other fees of a similar nature) by a Borrower or Guarantor to any Stockholder of such Person or its Affiliates that is not a Borrower or Guarantor unless (i) such fees are paid in the ordinary course of business of such Borrower or Guarantor, as applicable, and (ii) such payment is not made following the occurrence and during the continuance of an Event of Default.
“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.
“Revolving Credit Advance” means an Auction Dollar Tranche Revolving Credit Advance, an Auction Multicurrency Tranche Revolving Credit Advance or an Incremental Revolving Credit Advance, as the context may imply.
“Revolving Loan” and “Revolving Loan Outstandings” mean, at any time, the sum of (i) the Dollar Equivalent of the aggregate amount of all Auction Revolving Credit Advances and Incremental Revolving Credit Advances outstanding to the Borrowers plus (ii) the Dollar Equivalent of the aggregate Letter of Credit Obligations incurred on behalf of the Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.
“Secured Obligations” means, collectively, (i) the Obligations, (ii) the “Obligations” (as defined in the SFS Revolving Credit Agreement), (iii) the Bank Product and

Hedging Obligations and (iv) the “Bank Product and Hedging Obligations” (as defined in the SFS Revolving Credit Agreement).
“Secured Parties” means the holders of the Secured Obligations from time to time (including, without limitation, each holder of Bank Product and Hedging Obligations and their respective assignees).
“Senior Note Indenture” means that certain Indenture, dated as of September 27, 2012, governing the Senior Notes.
“Senior Notes” means Parent’s 5.25% Senior Notes due October 1, 2022, in an aggregate principal amount outstanding on the date hereof of $300,000,000, issued pursuant to the Senior Note Indenture.
“SFS/Auction Ratable Share” means, at any time, the sum of the Auction Revolving Loan at such time plus the outstanding balance of the Swing Line Loan at such time as a percentage of the sum of (a) the sum of the Auction Revolving Loan at such time plus the outstanding balance of the Swing Line Loan at such time plus (b) the sum of the “Revolving Loan” (as defined in the SFS Revolving Credit Agreement) at such time plus the outstanding balance of the “Swing Line Loan” (as defined in the SFS Revolving Credit Agreement) at such time.
“SFS California” has the meaning ascribed to it in the preamble to the Agreement.
“SFS Foreign Borrower Obligations” means, at any time, the sum of (a) the Dollar Equivalent of the outstanding principal balance of the “Revolving Credit Advances” made to the “Foreign Borrowers” under the SFS Revolving Credit Agreement plus (b) the Dollar Equivalent of the aggregate amount of all “Letter of Credit Obligations” incurred for the benefit of the Foreign Borrowers under the SFS Revolving Credit Agreement.
“SFS Inc.” has the meaning ascribed to it in the preamble to the Agreement.
“SFS Ltd.” has the meaning ascribed to it in the preamble to the Agreement.
“SFS Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among Sotheby’s Financial Services, Inc., Sotheby’s Financial Services California, Inc., Sotheby’s, Inc., Oberon, Inc., Sotheby’s Ventures, LLC, Sotheby’s Financial Services Limited, Sotheby’s U.K. and Sotheby’s H.K., as the Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto, and GE Capital, as the Administrative Agent and the Collateral Agent.
“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Sotheby Entity, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means (i) with respect to any Person other than a Foreign Subsidiary organized under the laws of England or Hong Kong, on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital and (ii) with respect to any Foreign Subsidiary organized under the laws of England or Hong Kong, on a particular date, (a) such Foreign Subsidiary is unable, or has admitted its inability, to pay its debts as they fall due, has suspended making payments on any of its debts or, by reason of actual or anticipated financial difficulties, has commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, (b) the value of the assets of such Foreign Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) or (c) a moratorium has been declared in respect of any indebtedness of such Foreign Subsidiary. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.
“Sotheby Entities” means, collectively, Parent, each other Borrower, each “Borrower” under the SFS Revolving Credit Agreement and each of their respective Subsidiaries.
“Sotheby’s Deferred Benefits Compensation Plan” means the Sotheby’s Deferred Benefits Compensation Plan, dated as of January 1, 2007.
“Sotheby’s H.K.” has the meaning ascribed to it in the preamble to the Agreement.
“Sotheby’s, Inc.” has the meaning ascribed to it in the preamble to the Agreement.
“Sotheby’s U.K.” has the meaning ascribed to it in the preamble to the Agreement.
“Specified Debt Facility” means one or more credit facilities designated by Parent to the Administrative Agent in writing as the “Specified Debt Facility,” in an aggregate principal amount not to exceed $300,000,000.
“Specified Debt Facility Documents” means, collectively, the credit agreements evidencing the Specified Debt Facility and all other agreements, instruments, documents and certificates executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Specified Debt Facility Intercreditor Agreement.

“Specified Debt Facility Intercreditor Agreement” has the meaning ascribed to it in clause (e)(ii) of the definition of “Permitted Encumbrances” in Annex A.
“Specified Related Person” has the meaning ascribed to it in Annex C.
“Specified U.K. Real Estate” means any Real Estate located in England that any U.K. Credit Party has a fee simple interest in as of the Restatement Effective Date.
“SPTC Delaware” means SPTC Delaware LLC, a Delaware limited liability company, and each other “Eligible SPV” (as such term is defined in the SPTC Delaware Trademark License Agreement).
“SPTC Delaware Trademark License Agreement” means the Trademark License Agreement dated as of February 17, 2004 and entered into by and among SPTC, Inc., as licensor, Parent, as guarantor, Monticello Licensee Corporation, as licensee, and Cendant Corporation, as guarantor.
“Sterling” or “£” means the lawful currency of Great Britain and Northern Ireland.
“Sterling Equivalent” means, with respect to any amount denominated in Sterling, such amount of Sterling, and with respect to any amount denominated in a currency other than Sterling, the amount of Sterling, as of any date of determination, into which such other currency (as the context may require) can be converted in accordance with Section 1.19.
“Sterling Index Rate” means, for any day, the higher of (a) a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the “prime rate” for Britain (or, if The Wall Street Journal ceases quoting a rate of the type described, the prime rate for Sterling generally posted by Britain’s largest banks) and (b) 1.00% per annum. Each change in any interest rate provided for in the Agreement based upon the Sterling Index Rate shall take effect at the time of such change in the Sterling Index Rate.
“Sterling LIBOR Rate” means for each LIBOR Period with respect to a LIBOR Loan denominated in Sterling, the offered rate per annum for deposits of Sterling for such LIBOR Period that appears on pages LIBOR01 or LIBOR02 of the Reuters screen (or any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Sterling in the London interbank market) as of 11:00 A.M. (London, England time) on the first day of such LIBOR Period. If the offered rate described in the foregoing sentence does not exist, such rate will be the rate of interest per annum, as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Sterling in immediately available funds are offered at 11:00 A.M. (London, England time) on the first day of such LIBOR Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for a LIBOR Period of the applicable duration for the applicable principal amount on such date of determination. Notwithstanding the foregoing, the “Sterling LIBOR Rate” shall be deemed to be zero if the rate otherwise calculated pursuant to this definition would result in a rate less than zero.
“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11 1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).
“Stockholder” means, with respect to any Person, each holder of Stock of such Person.
“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower. Notwithstanding the foregoing, the York Avenue Owner shall not be deemed to be a Subsidiary of Parent or any of its Subsidiaries for purposes of this Agreement other than with respect to Section 4, Section 6.10, Sections 8.1(e), (g), (h) and (i) and Annex E and paragraphs (b) and (c) of Annex G.
“Supermajority in Interest” means, at any time, (a) in the case of Auction Lenders, Lenders having, in the aggregate, 75% or more of the sum of the Auction Commitments of all Lenders plus the “Commitments” of all Lenders under the SFS Revolving Credit Agreement (or, if the Auction Commitment Termination Date has occurred, Lenders holding in the aggregate, 75% or more of the sum of the aggregate outstanding amount of all Auction Loans held by the Lenders plus the aggregate outstanding amount of all “Loans” held by the “Lenders” under the SFS Revolving Credit Agreement) and (b) in the case of Incremental Lenders, Lenders having, in the aggregate, 75% or more of the Incremental Commitments of all Lenders (or, if the Incremental Commitment Termination Date has occurred, Lenders holding in the aggregate, 75% or more of the aggregate outstanding amount of all Incremental Revolving Credit Advances held by the Lenders).
“Supermajority Lenders” means, collectively, (a) prior to the Incremental Commitment Termination Date or the Auction Commitment Termination Date, Lenders having, in the aggregate, 75% or more of the sum of the Commitments of all Lenders plus the

“Commitments” of all “Lenders” under the SFS Revolving Credit Agreement, (b) on and after the Incremental Commitment Termination Date but prior to the Auction Commitment Termination Date, Lenders holding in the aggregate, 75% or more of (i) the sum of the Auction Commitments of all the Lenders plus the sum of the “Commitments” of all the “Lenders” under the SFS Revolving Credit Agreement and (ii) the aggregate outstanding principal balance of the Incremental Revolving Credit Advances held by all Lenders, and (c) on and after the Auction Commitment Termination Date, Lenders holding in the aggregate, 75% or more of (i) the aggregate outstanding amount of all Loans held by the Lenders and (ii) the aggregate outstanding amount of all “Loans” held by the “Lenders” under the SFS Revolving Credit Agreement.
“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.
“Swing Line Advances” has the meaning ascribed to it in Section 1.1(c)(i).
“Swing Line Lender” means GE Capital.
“Swing Line Loan” means, at any time, the sum of the Auction Dollar Tranche Swing Line Loan at such time plus the Auction Multicurrency Tranche Swing Line Loan at such time.
“Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).
“Swing Line Request” has the meaning ascribed to it in Section 1.1(c)(i).
“Swiss Franc” means the lawful currency of Switzerland.
“Tax” means taxes, levies, imposts, deductions, duties, Charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, including any penalty or interest payable in connection with any failure to pay or delay in paying any of the same.
“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest or other amounts payable to that Lender under this Agreement or the other Loan Documents is:
(a)    a company resident in the United Kingdom for United Kingdom tax purposes;
(b)    a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009 of the United Kingdom) the whole of any share of that interest or other amount payable that falls to it by reason of Part 17 of the Corporation Tax Act 2009 of the United Kingdom; or

(c)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account that interest or other amount payable in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009 of the United Kingdom) of that company.
“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under any Loan Document.
“Tax Payment” means either the increase in a payment made by a Credit Party to a Lender under Section 1.16(a) or a payment under Section 1.16(b).
“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) the Auction Commitment Termination Date shall have occurred.
“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Sotheby Entity or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Sotheby Entity granting any right to use any Trademark.
“Trademark Security Agreements” means the Trademark Security Agreements made in favor of the Collateral Agent, on behalf of the Secured Parties, by each applicable Credit Party.
“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Sotheby Entity: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.
“Transfer Account” has the meaning ascribed thereto in Annex C.

“Treaty” has the meaning ascribed to it in the definition of “Treaty State”.
“Treaty Lender” means a Lender which:
(a)    is treated as a resident of a Treaty State for the purposes of a Treaty;
(b)    in the case of a U.S. source interest payment made by a Domestic Credit Party, is the beneficial owner of the payment within the meaning of the income tax treaty between the United States and the country of the Lender’s residence referred to in clause (a) above and meets the requirement of the provisions dealing with limitation on benefits if such treaty contains such a provision;
(c)    does not carry on a business in the jurisdiction in which the applicable Credit Party is resident through a permanent establishment to which that Lender’s participation in the Loans is attributable; and
(d)    is entitled, under the terms of the relevant Treaty (subject to the completion of any necessary procedural formalities), to claim full exemption from tax on interest;
but, in the case of a UK source interest payment made by a U.K. Credit Party, if a Lender:

(A)	is a limited liability company organized in the United States and disregarded for United States federal income tax purposes (a “US LLC Lender”);

(B)
is a party to this Agreement at the date of this Agreement (or, in relation to a Lender which becomes a party to this Agreement after the date of this Agreement, the Borrower Representative has approved the Lender for the purposes of this paragraph (B));

(C)
is wholly owned (directly) by a single person which is incorporated in the United States and not disregarded for United States federal income tax purposes (a “US Corporation”) (such that the interest payment in question is treated for United States federal income tax purposes as the income of the US Corporation) and which would, if it were itself a Lender, fall within the definition of a Treaty Lender by virtue of the application of the income tax treaty between the United States and the United Kingdom, and no arrangements exist that would result in any change to the direct ownership of the US LLC Lender; and

(D)
has duly completed and filed form US/Company 2002 (or replacement form) with H.M. Revenue & Customs (applying for relief at source) (and has provided a copy of that application and any related subsequent correspondence to the Borrower Representative) and (without limiting the foregoing) has provided to H.M Revenue & Customs the name and address of the US Corporation and assurances required by H.M. Revenue & Customs regarding the monitoring and notification of membership of the US LLC and has complied in all other respects with HMRC Double Taxation Guidance Note 3 (or replacement guidance), the US LLC Lender shall be regarded as a “Treaty Lender” at any time if at that time the US Corporation which wholly owns (directly) the US LLC Lender would fall within the definition of a “Treaty Lender” if it were itself a Lender; provided that (i) the US LLC Lender shall not be regarded as a “Treaty Lender” at any point before the first Interest Payment Date that falls at least 3 months after the date of this Agreement; and (ii) the US LLC shall cease to be regarded as a “Treaty Lender” with effect from the day on which H.M. Revenue & Customs indicates that it does not intend to issue a direction under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488) in relation to UK source interest payments to the US LLC.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom, Hong Kong or the United States of America (as the case may be) which makes provision for full exemption from tax imposed by the United Kingdom, Hong Kong or the United States of America (as the case may be) on interest.
“UCC” means the Uniform Commercial Code as in effect from time to time in each applicable jurisdiction.
“U.K. Borrowers” has the meaning ascribed thereto in the preamble to the Agreement.
“U.K. Credit Parties” means, collectively, the U.K. Borrowers and the U.K. Subsidiary Guarantors.
“U.K. Non-Bank Lender” means where a Lender becomes a party to this Agreement after the Restatement Effective Date, a Lender that gives a Tax Confirmation in the Assignment Agreement that it executes on becoming a party to this Agreement.
“U.K. Pension Plans” has the meaning ascribed to it in Section 3.12(c).
“U.K. Subsidiary Guarantors” means each Subsidiary of Parent organized under the laws of England that is not a U.K. Borrower or an Immaterial Subsidiary, and is a Credit Party on the Restatement Effective Date or is required to become a Credit Party pursuant to Section 5.14.
“Unfunded Pension Liability” means, at any valuation date, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Sotheby Entity or any ERISA Affiliate as a result of such transaction.

“Unhedged Domestic Art Loan” means an Eligible Art Loan owned by a Domestic Borrower (i) that is denominated in Sterling, Canadian Dollars, Euros or Swiss Francs and (ii) unless the Administrative Agent shall otherwise agree, with respect to which such Domestic Borrower shall not have entered into a Rate Management Transaction reasonably acceptable to the Administrative Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Dollars at all times until the maturity of such Art Loan.
“Unhedged Hong Kong Art Loan” means an Eligible Art Loan owned by Sotheby’s H.K. (i) that is denominated in Dollars, Canadian Dollars, Euros or Swiss Francs and (ii) unless the Administrative Agent shall otherwise agree, with respect to which Sotheby’s H.K. shall not have entered into a Rate Management Transaction reasonably acceptable to the Administrative Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Hong Kong Dollars at all times until the maturity of such Art Loan.
“Unhedged U.K. Art Loan” means an Eligible Art Loan owned by a U.K. Borrower (i) that is denominated in Dollars, Canadian Dollars, Euros or Swiss Francs and (ii) unless the Administrative Agent shall otherwise agree, with respect to which such U.K. Borrower shall not have entered into a Rate Management Transaction reasonably acceptable to the Administrative Agent (x) having a notional amount substantially equal to the outstanding principal balance of such Art Loan at all times until the maturity of such Art Loan and (y) directly mitigating the risk associated with changes in the exchange rate between the currency in which such Art Loan is denominated and Sterling at all times until the maturity of such Art Loan.
“Unrestricted Cash Amount” means, as of any date of determination, the greater of (a) zero and (b) the aggregate amount of cash of the Credit Parties as of such date (determined in accordance with GAAP), excluding (without duplication) any cash (i) owing to consignors in respect of Works of Art consigned by such Persons to the Credit Parties for sale, (ii) subject to a Lien (or held in a deposit or securities account subject to a Lien) in favor of any Person other than the Collateral Agent and (iii) subject to any restriction on withdrawal from the deposit or securities account in which such cash is being held.
“Usage” means, as of any date, an amount (stated as a percentage) equal to (a) the outstanding principal balance of the Revolving Loan and Swing Line Loan as of the end of the preceding Business Day (after giving effect to Advances funded or Letters of Credit incurred, or any payments made, on such preceding Business Day) divided by (b) the sum of the Maximum Auction Amount plus the Maximum Incremental Amount.
“US Corporation” has the meaning set forth in the definition of “Treaty Lender” in this Annex A.

“US LLC Lender” has the meaning set forth in the definition of “Treaty Lender” in this Annex A.
“VAT” means:
(a)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(b)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) of this definition, or imposed elsewhere.
“Venture Loan” means an Art Loan made to finance the purchase of a Work of Art in conjunction with a dealer, which art is being purchased for resale pursuant to a profit and loss sharing agreement with the dealer.
“Ventures LLC” has the meaning ascribed to it in the preamble to the Agreement.
“Welfare Plan” means a Plan described in Section 3(1) of ERISA.
“Work of Art” shall mean any item of Goods of a type purchased, sold or taken as collateral for an Art Loan or an Extended Term Art Receivable, or consigned to the Credit Parties for sale, in each case in the ordinary course of the Credit Parties’ business.
“Working Time Regulations” means the Working Time Regulations 1998 (as amended) of the United Kingdom implementing the Council Directive 93/104/EC and Council Directive 94/33/EC of the European Union.
“York Avenue Lease” means that certain Lease, dated February 7, 2003, between York Avenue Owner (as successor to 1334 York Avenue L.P.), as landlord, and Sotheby’s, Inc., as tenant, as amended, restated, supplemented or otherwise modified from time to time.
“York Avenue Lease Documents” means the York Avenue Lease, the York Avenue Lease Guaranty and each document executed in connection therewith or otherwise related thereto.
“York Avenue Lease Guaranty” means that certain Guaranty of Lease, dated as of June 20, 2006, by Parent and York Avenue Owner (as successor to 1334 York Avenue L.P.), as amended, restated, supplemented or otherwise modified from time to time.
“York Avenue Lender” means the “Lender” as defined in the York Avenue Loan Agreement.
“York Avenue Loan Agreement” means that certain Loan Agreement, dated as of June 22, 2005, between the York Avenue Owner (as successor to 1334 York Avenue L.P.) and Bank of America, N.A., as amended, restated, supplemented or otherwise modified from time to time.

“York Avenue Loan Documents” means the York Avenue Loan Agreement and all documents executed in connection therewith or otherwise related thereto.
“York Avenue Owner” means 1334 York, LLC, a Delaware limited liability company.
Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth in any of the Loan Documents).
Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Sotheby Entity, such words are intended to signify that such Sotheby Entity has actual knowledge or awareness of a particular fact or circumstance or that such Sotheby Entity, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Unless otherwise set forth therein, for purposes of Section 1.16 (and the definitions of the capitalized terms used therein), a reference to “determines” or “determined” shall mean a determination made in the absolute discretion of the person making the determination.

ANNEX B (Section 1.2)
to
CREDIT AGREEMENT

LETTERS OF CREDIT
(a)    Issuance.
(iii)    Subject to the terms and conditions of the Agreement, the Administrative Agent and Auction Dollar Tranche Lenders agree to incur, from time to time prior to the Auction Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower (and any Subsidiary that may be a co-applicant therewith) and for such Borrower’s (and such Subsidiary’s, as applicable) account, Auction Dollar Tranche Letter of Credit Obligations by causing Letters of Credit denominated in Dollars to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to the Administrative Agent in its sole discretion (and consented to by such Person) (each, an “L/C Issuer”) for such Borrower’s account and guaranteed by the Administrative Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by the Administrative Agent but rather each Auction Dollar Tranche Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of the Administrative Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Auction Dollar Tranche Letter of Credit Obligations shall not at any time exceed the lesser of (i) an amount equal to Sixty Million Dollars ($60,000,000) less the aggregate “Dollar Tranche Letter of Credit Obligations” (as defined in the SFS Revolving Credit Agreement) (such amount, the “Auction Dollar Tranche L/C Sublimit”) and (ii) the Maximum Auction Dollar Tranche Amount less the aggregate outstanding principal balance of the Auction Dollar Tranche Revolving Credit Advances and the Auction Dollar Tranche Swing Line Loan.
(iv)    Subject to the terms and conditions of the Agreement, the Administrative Agent and Auction Multicurrency Tranche Lenders agree to incur, from time to time prior to the Auction Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower (and any Subsidiary that may be a co-applicant therewith) and for such Borrower’s (and such Subsidiary’s, as applicable) account, Auction Multicurrency Tranche Letter of Credit Obligations by causing Letters of Credit denominated in Dollars, Sterling, Euros, Swiss Francs, Hong Kong Dollars or any Alternative L/C Currency to be issued by an L/C Issuer for such Borrower’s account and guaranteed by the Administrative Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by the Administrative Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of the Administrative Agent, as more fully described in paragraph (b)(ii) below. The Dollar Equivalent of the aggregate amount of all such Auction Multicurrency Tranche Letter of Credit Obligations shall not at any time exceed the lesser of (i) an amount equal to Fifteen Million Dollars ($15,000,000) less the aggregate “Multicurrency Tranche Letter of Credit Obligations” (as defined in the SFS

Revolving Credit Agreement) (such amount, the “Auction Multicurrency Tranche L/C Sublimit”) and (ii) the Maximum Multicurrency Tranche Amount less the Dollar Equivalent of the aggregate outstanding principal balance of the Auction Multicurrency Tranche Revolving Credit Advances and the Auction Multicurrency Tranche Swing Line Loan.
(v)    The Dollar Equivalent of the aggregate amount of all Letter of Credit Obligations incurred for the benefit of the Domestic Borrowers shall not at any time exceed the Domestic Auction Borrowing Base less the aggregate outstanding principal balance of the Auction Revolving Credit Advances and Swing Line Advances made to Domestic Borrowers. The Dollar Equivalent of the aggregate amount of all Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers shall not at any time exceed an amount equal to the Foreign Borrowing Base less the Dollar Equivalent of the outstanding principal balance of the Auction Revolving Credit Advances made to the Foreign Borrowers. The sum of (i) the Dollar Equivalent of the aggregate amount of all Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers plus (ii) the Dollar Equivalent of the outstanding principal balance of the Auction Revolving Credit Advances made to the Foreign Borrowers plus (iii) SFS Foreign Borrower Obligations shall not at any time exceed the Foreign Borrower Subfacility Limit. No Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Administrative Agent, in its sole discretion (including with respect to customary evergreen provisions), and neither the Administrative Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Auction Commitment Termination Date.
(b)    Auction Revolving Credit Advances Automatic; Participations.
(i)    In the event that the Administrative Agent or any Auction Dollar Tranche Lender shall make any payment on or pursuant to any Auction Dollar Tranche Letter of Credit Obligation incurred for the benefit of a Borrower, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, such payment shall then be deemed automatically to constitute an Auction Dollar Tranche Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement in Dollars in an amount equal to the Dollar Equivalent of such payment as of the date thereof, and each Auction Dollar Tranche Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement.
(ii)    In the event that the Administrative Agent or any Auction Multicurrency Tranche Lender shall make any payment on or pursuant to any Auction Multicurrency Tranche Letter of Credit Obligation incurred for the benefit of any Borrower, regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, such payment shall then be deemed automatically to constitute an Auction Multicurrency Tranche Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement in Dollars (if the applicable Borrower is a Domestic Borrower), in Sterling (if the applicable Borrower is a U.K. Borrower) or Hong Kong Dollars (if the applicable Borrower is

Sotheby’s H.K.) in an amount equal to the Dollar Equivalent, Sterling Equivalent or Hong Kong Dollar Equivalent, as applicable, of such payment as of the date thereof, and each Auction Multicurrency Tranche Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement.
(iii)    The failure of any Auction Lender to make available to the Administrative Agent for the Administrative Agent’s own account its Pro Rata Share of any such Auction Revolving Credit Advance or payment by the Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share thereof, but neither any Lender shall be responsible for the failure of any other Lender to make available such Person’s share of any such payment.
(iv)    If it shall be illegal or unlawful for any Borrower to incur Auction Dollar Tranche Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Auction Dollar Tranche Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is an Auction Lender, then (A) immediately and without further action whatsoever, each Auction Dollar Tranche Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Auction Lender’s Pro Rata Share (based on its Auction Dollar Tranche Commitments) of the Auction Dollar Tranche Letter of Credit Obligations in respect of all Auction Dollar Tranche Letters of Credit then outstanding for the benefit of the Borrowers and (B) thereafter, immediately upon issuance of any Auction Dollar Tranche Letter of Credit for the benefit of any Borrower, each Auction Dollar Tranche Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Auction Dollar Tranche Lender’s Pro Rata Share (based on the Auction Dollar Tranche Commitments) of the Auction Dollar Tranche Letter of Credit Obligations with respect to such Auction Dollar Tranche Letter of Credit on the date of such issuance. Each Auction Dollar Tranche Lender shall fund its participation in all payments made under any Auction Dollar Tranche Letters of Credit issued for the benefit of a Borrower, in the same manner as provided in the Agreement with respect to Auction Dollar Tranche Revolving Credit Advances, each of which Auction Dollar Tranche Revolving Credit Advances shall be in an amount equal to the Dollar Equivalent of such payment as of the date thereof.
(v)    If it shall be illegal or unlawful for any Borrower to incur Auction Multicurrency Tranche Revolving Credit Advances as contemplated by paragraph (b)(ii) above because of an Event of Default described in Sections 8.1(g) or (h) or otherwise or if it shall be illegal or unlawful for any Auction Multicurrency Tranche Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is an Auction Multicurrency Tranche Lender, then (A) immediately and without further action whatsoever, each Auction Multicurrency Tranche Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Auction Multicurrency Tranche Lender’s Pro Rata Share (based on the Auction Multicurrency Tranche Commitments) of the Auction Multicurrency Tranche Letter of Credit Obligations in respect of all Auction Multicurrency Tranche Letters of Credit then outstanding for the benefit of the Borrowers and (B) thereafter, immediately upon issuance of any Auction Multicurrency Tranche Letter of Credit for the benefit of a Borrower, each Auction Multicurrency Tranche Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Auction Multicurrency Tranche Lender’s Pro Rata Share (based on the Auction Multicurrency Tranche Commitments) of the Auction Multicurrency Tranche Letter of Credit Obligations with respect to such Auction Multicurrency Tranche Letter of Credit on the date of such issuance. Each Auction Multicurrency Tranche Lender shall fund its participation in all payments made under any Auction Multicurrency Tranche Letters of Credit in the same manner as provided in the Agreement with respect to Auction Multicurrency Tranche Revolving Credit Advances, each of which Auction Multicurrency Tranche Revolving Credit Advances shall be in an amount equal to the Dollar Equivalent (if such Borrower is a Domestic Borrower), Sterling Equivalent (if such Borrower is a U.K. Borrower) or Hong Kong Dollar Equivalent (if such Borrower is Sotheby’s H.K.) of such payment as of the date thereof.
(c)    Cash Collateral.
(i)    If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Auction Commitment Termination Date, each Borrower will pay to the Collateral Agent for the ratable benefit of itself and the other Secured Parties, with respect to each Letter of Credit outstanding for the benefit of such Borrower, cash or cash equivalents acceptable to the Administrative Agent (“Acceptable Cash Equivalents”) in the currency in which such Letter of Credit is denominated in an amount equal to 105% of the maximum amount then available to be drawn under such Letter of Credit. Such funds or Acceptable Cash Equivalents shall be held by the Collateral Agent in a cash collateral account (each, a “Cash Collateral Account”) maintained at a bank or financial institution acceptable to the Collateral Agent. Each Cash Collateral Account shall be in the name of the applicable Borrower(s) and shall be pledged to, and subject to the control of, the Collateral Agent, on behalf of itself and the other Secured Parties, in a manner satisfactory to the Collateral Agent.
(ii)    If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Auction Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor, currency and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to the Collateral Agent in its sole discretion.

(iii)    From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Auction Commitment Termination Date, the Collateral Agent may apply such funds or Acceptable Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as the Collateral Agent may elect, as shall be or shall become due and payable by such Borrower to the Secured Parties with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Secured Obligations then due and payable.
(iv)    No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Acceptable Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to the Secured Parties in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Secured Obligations then due and owing and upon payment in full of such Secured Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.
(d)    Fees and Expenses. Each Borrower agrees to pay to the Administrative Agent for the benefit of the Auction Dollar Tranche Lenders, as compensation for Auction Dollar Tranche Letter of Credit Obligations incurred hereunder for the benefit of such Borrower, (i) all costs and expenses incurred by the Administrative Agent or any Auction Dollar Tranche Lender on account of such Auction Dollar Tranche Letter of Credit Obligations, and (ii) for each month during which any such Auction Dollar Tranche Letter of Credit Obligation shall remain outstanding, a fee in Dollars in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the Dollar Equivalent of the maximum amount available from time to time to be drawn under each applicable Auction Dollar Tranche Letter of Credit. Each Borrower agrees to pay to the Administrative Agent for the benefit of the Auction Multicurrency Tranche Lenders, as compensation for Auction Multicurrency Tranche Letter of Credit Obligations incurred hereunder for the benefit of such Borrower, (i) all costs and expenses incurred by the Administrative Agent or any Auction Multicurrency Tranche Lender on account of such Auction Multicurrency Tranche Letter of Credit Obligations, and (ii) for each month during which any such Auction Multicurrency Tranche Letter of Credit Obligation shall remain outstanding, a fee in Dollars in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the Dollar Equivalent of the maximum amount available from time to time to be drawn under each applicable Auction Multicurrency Tranche Letter of Credit. The foregoing fees (collectively, the “Letter of Credit Fee”) shall be paid to the Administrative Agent for the benefit of the Auction Dollar Tranche Lenders or Auction Multicurrency Tranche Lenders, as applicable, in arrears, on the first Business Day of each month and on the Auction Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees, charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e)    Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give the Administrative Agent at least two (2) Business Days’ prior notice to request the incurrence of any Letter of Credit Obligation. Such notice shall be made in writing substantially in the form of Exhibit B-1 or in any other written form reasonably acceptable to the L/C Issuer (each, a “Letter of Credit Request”). The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Letter of Credit in the form of Exhibit B. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by the Administrative Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, the Administrative Agent and the L/C Issuer.
(f)    Obligation Absolute. The obligation of Borrowers to reimburse the Administrative Agent and the Auction Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Auction Lender to make payments to the Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:
(i)    any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;
(ii)    the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Auction Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), the Administrative Agent, any Auction Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);
(iii)    any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)    payment by the Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;
(v)    any other circumstance or event whatsoever, that is similar to any of the foregoing; or
(vi)    the fact that a Default or an Event of Default has occurred and is continuing.

(g)    Indemnification; Nature of Lenders’ Duties.
(i)    In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless each Agent and each Auction Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that any Agent or any Auction Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of any Agent or any Auction Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of such Agent or such Auction Lender (as determined by a court of competent jurisdiction in a final, non-appealable judgment). It is understood and agreed that, notwithstanding anything to the contrary herein, no Foreign Credit Party shall have any obligation hereunder with respect to any indemnification liabilities that are Obligations of any Domestic Credit Party.
(ii)    As between any Agent and any Auction Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither any Agent nor any Auction Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by any Agent under any Letter of Credit or guaranty thereof, such Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of any Agent or any Auction Lender. None of the above shall affect, impair, or prevent the vesting of any of any Agent’s or any Auction Lender’s rights or powers hereunder or under the Agreement.

(iii)    Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including a Master Standby Agreement or Master Documentary Agreement entered into with the Administrative Agent.
(n)    (h)    Non-Funding Lender; Impacted Lender. Notwithstanding anything else to the contrary herein, if any Auction Dollar Tranche Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to issue any Auction Dollar Tranche Letter of Credit unless (i) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 1.17(d) or 9.1, (ii) the Auction Dollar Tranche Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (iii) the Auction Dollar Tranche Commitments of the other Auction Dollar Tranche Lenders have been increased by an amount sufficient to satisfy the Administrative Agent that all future Auction Dollar Tranche Letter of Credit Obligations will be covered by all Auction Dollar Tranche Lenders that are not Non-Funding Lenders or Impacted Lenders, or (iv) the Auction Dollar Tranche Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Auction Dollar Tranche Lenders in a manner consistent with Section 9.9(d)(ii). Notwithstanding anything else to the contrary herein, if any Auction Multicurrency Tranche Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to issue any Auction Multicurrency Tranche Letter of Credit unless (i) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 1.17(d) or 9.1, (ii) the Auction Multicurrency Tranche Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (iii) the Auction Multicurrency Tranche Commitments of the other Auction Multicurrency Tranche Lenders have been increased by an amount sufficient to satisfy the Administrative Agent that all future Auction Multicurrency Tranche Letter of Credit Obligations will be covered by all Auction Multicurrency Tranche Lenders that are not Non-Funding Lenders or Impacted Lenders, or (iv) the Auction Multicurrency Tranche Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Auction Multicurrency Tranche Lenders in a manner consistent with Section 9.9(d)(ii).

ANNEX C (Section 1.9)
to
CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM
Each Sotheby Entity shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:
(a)    Each Credit Party shall (i) cause each of its Deposit Accounts (other than any Excluded Account) to be subject to a tri-party blocked account agreement or similar agreement or notice (each such tri-party blocked account agreement, similar agreement or notice, a “Blocked Account Agreement”, and each such Deposit Account subject to a Blocked Account Agreement, a “Blocked Account”) among, if applicable, the financial institution at which such Deposit Account is maintained (each, a “Relationship Bank”), such Credit Party, and the Collateral Agent, for the benefit of itself and the other Secured Parties, which Blocked Account Agreement shall be in form and substance reasonably acceptable to the Collateral Agent, and (ii) deposit or cause to be deposited, and cause the other Sotheby Entities to deposit or cause to be deposited, promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting Collateral into one or more Blocked Accounts, other than any such cash, checks, drafts or items of payment held in an Excluded Account.
(b)    Following the occurrence of any Activation Event, the Collateral Agent may (and, at the direction of Requisite Lenders, shall) deliver an Activation Notice to any or all Relationship Banks with respect to any or all Blocked Accounts, and each Relationship Bank that has received an Activation Notice shall be instructed to transfer, on each Business Day, all amounts on deposit in all applicable Blocked Accounts to one or more accounts specified by the Collateral Agent (such accounts, collectively, the “Transfer Account”).
(c)    Following the transfer of funds to the Transfer Account on each Business Day pursuant to clause (b) above, the Collateral Agent shall (unless the Collateral Agent decides otherwise in its sole discretion) transfer, on each Business Day, from the Transfer Account (i) to the applicable Collection Account (or such other Blocked Account as the Collateral Agent shall agree), all amounts in the Transfer Account other than such amounts as may be identified by the Collateral Agent, in its reasonable estimation, that represent any portion of the Due-to-Consignor Amount as of such Business Day, and (ii) to the applicable Due-to-Consignor Disbursement Account, all amounts in the Transfer Account as may be identified by the Collateral Agent, in its reasonable estimation, that represent any portion of the Due-to-Consignor Amount as of such Business Day.
(d)    So long as no Default or Event of Default has occurred and is continuing or the Administrative Agent shall have otherwise agreed, the Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank or Blocked Account; provided, that within thirty (30) days (or such later date as the Administrative Agent may agree to in its sole discretion) of the opening of any such account by any Credit Party, the applicable Credit Party,

C-1

such bank and the Collateral Agent, if applicable, shall have entered into a Blocked Account Agreement with respect to such account, in form and substance reasonably acceptable to the Collateral Agent.
(e)    The Borrowers shall close any of their Blocked Accounts (and establish replacement accounts in accordance with clause (d) above) promptly and in any event within thirty (30) days following notice from the Administrative Agent that the creditworthiness of any Relationship Bank holding such an account is no longer acceptable in the Administrative Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days following notice from the Administrative Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the Relationship Bank holding such accounts or the Administrative Agent’s liability under any Blocked Account Agreement with respect to such Relationship Bank is no longer acceptable in the Administrative Agent’s reasonable judgment.
(f)    The Blocked Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of some or all of the Loans and other Secured Obligations in accordance with the applicable Collateral Document, and in which each applicable Borrower shall have granted a security interest to the Collateral Agent, on behalf of itself and the other Secured Parties, pursuant to the applicable Collateral Document.
(g)    All amounts deposited in any Collection Account shall be deemed received by the Administrative Agent in accordance with Section 1.11 and shall be applied (and allocated) by the Administrative Agent in accordance with Section 1.12. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the applicable Collection Account.
(h)    Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each, a “Specified Related Person”) to (i) hold in trust for the Collateral Agent, for the benefit of itself and the other Secured Parties, all checks, cash and other items of payment delivered by the applicable Art Loan Debtor (other than any Due-to-Consignor Amounts) or Extended Term Art Debtor and received by such Borrower or any such Specified Related Person in respect of any Art Loan or Extended Term Art Receivable or delivered by the applicable purchaser and received by such Borrower or any such Specified Related Person in respect of the sale or disposition of any Art Inventory and (ii) within one (1) Business Day after receipt by such Borrower or any such Specified Related Person of any such checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower. Each Borrower on behalf of itself and each Specified Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Art Loans, Art Inventory or Extended Term Art Receivables (other than any Due-to-Consignor Amounts) are part of the Collateral. Following delivery of an Activation Notice, proceeds of the sale or other disposition of any Art Loans, Art Inventory or Extended Term Art Receivables shall be deposited directly to the applicable Blocked Account within two (2) Business Days after the receipt thereof by any Sotheby Entity.

C-2

ANNEX D (Section 2.1(a))
to
CREDIT AGREEMENT

See attached.

D-1

ANNEX E (Section 4.1(a))
to
CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
Borrowers shall deliver or cause to be delivered in writing or by Electronic Transmission:
(a)    Monthly Financials. To the Administrative Agent and Lenders, within thirty (30) days after the end of each Fiscal Month beginning with the Fiscal Month ending July 31, 2014 (or within forty-five (45) days (or sixty-five (65) days for December) after the end of each Fiscal Month ending on or about the last day of each June, September, December, January and March thereafter), financial information regarding Borrowers and their Subsidiaries, certified by a Financial Officer of Borrower Representative, consisting of consolidated (with respect to Parent and its Subsidiaries) and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and (consolidated) cash flows (relating solely to depreciation, amortization and capital expenditures) for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income, if available, on a consolidated basis for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with GAAP (subject to normal year-end adjustments); (iii) a calculation of the Due-to-Consignor Amount as of the last day of that Fiscal Month, which calculation shall separately identify (A) the aggregate amount of cash received and held by all Sotheby Entities that is payable to consignors as of such day as a result of the sale of such consignors’ Works of Art by a Sotheby Entity, and (B) the aggregate outstanding amount of all principal, accrued interest, and other related amounts as of such day with respect to any Art Loans secured by such Works of Art, and (iv) a calculation of the aggregate unfunded commitment of the Borrowers to make future Art Loans as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of a Financial Officer of Borrower Representative (i) that such financial information presents fairly (in the case of the consolidated Financial Statements with respect to Parent and its Subsidiaries, in accordance with GAAP (subject to normal year-end adjustments)) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated (with respect to Parent and its Subsidiaries) and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended, (ii) if the Revolving Loan Outstandings and the outstanding balance of the Swing Line Loan, in the aggregate, are greater than zero as of the last day of such Fiscal Month, (x) setting forth the Unrestricted Cash Amount and Liquidity Amount as of the end of such Fiscal Month and (y) that no Financial Covenant Compliance Period commenced during such Fiscal Month or, if a Financial Covenant Compliance Period commenced during such Fiscal Month, describing the date and cause of such commencement, (iii) that any other information presented is true, correct and complete in all material respects and (iv) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(b)    Quarterly Financials. To the Administrative Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated (with respect to Parent and its Subsidiaries) and consolidating financial information, certified by a Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and (consolidated) cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year. All such consolidated Financial Statements shall be prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) during any Financial Covenant Compliance Period, a statement substantially in the form of Exhibit C (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) a certification of a Financial Officer of Borrower Representative (i) that such financial information presents fairly (in the case of the consolidated Financial Statements with respect to Parent and its Subsidiaries, in accordance with GAAP (subject to normal year-end adjustments)) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated (with respect to Parent and its Subsidiaries) and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) setting forth the Unrestricted Cash Amount and Liquidity Amount as of the end of such Fiscal Quarter, (iii) that no Financial Covenant Compliance Period commenced during such Fiscal Quarter or, if a Financial Covenant Compliance Period commenced during such Fiscal Quarter, describing the date and cause of such commencement, (iv) any other information presented is true, correct and complete in all material respects and (v) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.
(c)    Operating Plan. To the Administrative Agent and Lenders, as soon as available, but not later than forty-five (45) days after the end of each Fiscal Year, an annual operating plan for Parent and its Subsidiaries on a consolidated basis for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes quarterly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections, Domestic Auction Borrowing Availability, Domestic Incremental Borrowing Availability, Foreign Auction Borrowing Availability and Foreign Incremental Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities. The income statements contained in such annual operating plan shall be approved by the Board of Directors of Parent.
(d)    Annual Audited Financials. To the Administrative Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited consolidated (with respect to Parent and its Subsidiaries) and unaudited consolidating Financial Statements, consisting of balance sheets, statements of income and (consolidated) statements of retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to the Administrative Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, and (iii) the certification of a Financial Officer of Borrowers that (x) such financial information presents fairly (in the case of the consolidated Financial Statements with respect to Parent and its Subsidiaries, in accordance with GAAP) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated (with respect to Parent and its Subsidiaries) and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and (y) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.
(e)    Initial Compliance Certificate. To the Administrative Agent and Lenders, within two (2) Business Days of the commencement of any Financial Covenant Compliance Period, to the extent a Compliance Certificate has not already been delivered with respect to such Financial Covenant Compliance Period pursuant to clause (b) above, a Compliance Certificate, certified by a Financial Officer of Borrower Representative, showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis.
(e)    Management Letters. To the Administrative Agent, within five (5) Business Days after receipt thereof by Parent, copies of all management letters, exception reports or similar letters or reports received by Parent from its independent certified public accountants, except to the extent such accountants shall restrict the ability of Parent to deliver such documents to the Administrative Agent.
(f)    Default Notices. To the Administrative Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.
(g)    Due-to-Consignor Statements. To the Administrative Agent, (i) on the last Business Day of the calendar week immediately following any calendar week in which the Liquidity Amount shall be less than $100,000,000 and, continuing so long as the Liquidity Amount shall be less than $100,000,000, on the last Business Day of each alternate calendar week thereafter and (ii) on each Business Day on which a Default or Event of Default has occurred and is continuing or on which the Liquidity Amount shall be less than $70,000,000, a statement (such statement, a “Due-to-Consignor Statement”) certified by a Financial Officer of Borrower Representative, providing a calculation of the Due-to-Consignor Amount as of the date on which such statement is delivered, which calculation shall separately identify (i) the aggregate amount of cash received and held by all Sotheby Entities that is payable to consignors as of such Business Day as a result of the sale of such consignors’ Works of Art by a Sotheby Entity, and (ii) the aggregate outstanding amount of all principal, accrued interest, and other related amounts as of such Business Day with respect to any Art Loans secured by such Works of Art.
(h)    SEC Filings and Press Releases. To the Administrative Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by Parent to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority in any jurisdiction; and (iii) all press releases and other statements made available by Parent to the public concerning material changes or developments in the business of any such Person.
(i)    Debt and Equity Notices. To the Administrative Agent, as soon as practicable, copies of all material written notices given or received by any Sotheby Entity or the York Avenue Owner with respect to the Senior Notes, the York Avenue Lease, the York Avenue Loan Agreement or the Specified Debt Facility, and, within two (2) Business Days after any Sotheby Entity obtains knowledge of any matured or unmatured event of default with respect to the Senior Notes, the York Avenue Lease, the York Avenue Loan Agreement or the Specified Debt Facility, notice of such event of default.
(j)    Supplemental Schedules. To the Administrative Agent, supplemental disclosures, if any, required by Section 5.6.
(k)    Litigation. To the Administrative Agent in writing, as soon as practicable upon learning thereof, notice of any Litigation commenced or threatened in writing against any Sotheby Entity that (i) seeks damages in excess of $10,000,000, (ii) seeks injunctive relief that could reasonably be expected to have a Material Adverse Effect, (iii) alleges criminal misconduct by any Sotheby Entity, (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (v) alleges, or seeks remedies in connection with, any violation of any antitrust law or similar law of any jurisdiction (in each case, other than any such Litigation that (x) is not commenced or threatened by a Governmental Authority and (y) has been reasonably determined by the applicable Sotheby Entity to be frivolous and without merit). To the Administrative Agent in writing, as soon as practicable upon learning thereof, notice of any Litigation commenced or threatened against any Plan, its fiduciaries or its assets or against any Sotheby Entity or ERISA Affiliate in connection with any Plan.
(l)    Insurance Notices. To the Administrative Agent, disclosure of losses or casualties required by Section 5.4.

(m)    Lease Default Notices. To the Administrative Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral (including any Work of Art securing repayment of any Art Loan or in respect of any Extended Term Art Receivable) is located, and (ii) such other notices or documents as the Administrative Agent may reasonably request.
(n)    Hedging Agreements. To the Administrative Agent, within five (5) Business Days after its request therefor, copies of any interest rate, commodity or currency hedging agreements or amendments thereto entered into by any Sotheby Entity.
(o)    U.K. Pension Plans. To the Administrative Agent in writing, promptly upon learning thereof, notice of (i) any Litigation commenced or threatened against any Sotheby Entity in relation to the U.K. Pensions Plans or (ii) any requirement to materially increase funding levels of the U.K. Pension Plans.
(p)    Unfunded Commitments. To the Administrative Agent in writing, promptly upon the occurrence thereof, (i) any failure by any Sotheby Entity to fund any unfunded commitment to make future Art Loans upon satisfaction of the conditions precedent to such funding obligation or (ii) any dispute between any Sotheby Entity and any Art Loan Debtor regarding the obligation of any Sotheby Entity to make an Art Loan pursuant to any such unfunded commitment.
(q)    Other Documents. To the Agents and Lenders, such other financial and other information respecting any Sotheby Entity’s business or financial condition as the any Agent or any Lender shall from time to time reasonably request.
(r)    Liquidity Amount. At any time the Aggregate Borrowing Availability shall be less than $133,500,000, promptly upon the reasonable request of the Administrative Agent, a certification of a Financial Officer of Borrower Representative (i) setting forth the Unrestricted Cash Amount and Liquidity Amount as of the date specified in such request (which date shall be a Business Day no earlier than one Business Day after the date of such request) and (ii) that no Financial Covenant Compliance Period has commenced since the previous such certification or, if a Financial Covenant Compliance Period has commenced, describing the date and cause of such commencement.

ANNEX F (Section 4.1(b))
to
CREDIT AGREEMENT

COLLATERAL REPORTS
Borrowers shall deliver or cause to be delivered the following:
(a)    To the Administrative Agent, upon its request, and in any event no less frequently than fourteen (14) days (or if the 14th day of any Fiscal Month is not a Business Day, the next succeeding Business Day) after the end of (i) if the Revolving Loan Outstandings and the outstanding balance of the Swing Line Loan, in the aggregate, are greater than zero as of the last day of such Fiscal Month, each Fiscal Month or (ii) otherwise, each Fiscal Quarter, each of the following reports, each of which shall be prepared by the Borrowers as of the last day of the immediately preceding Fiscal Month or Fiscal Quarter, as applicable, or the date two (2) days prior to the date of any such request:
(i)    a Borrowing Base Certificate, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;
(ii)    an Art Inventory Report, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;
(iii)    an Art Loan Receivables Report, accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion; and
(iv)    an Extended Term Art Receivables Report, accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;
provided that, without limiting the foregoing, the Borrowers’ may, in their sole discretion, deliver the foregoing (or the complete Eligible Art Loan component thereof) on a more frequent basis.
(b)    To the Administrative Agent, in connection with any inspection or audit pursuant to Section 1.15 of the Agreement and, otherwise, within five (5) Business Days (or such later date as the Administrative Agent shall consent to in writing) of its request:
(i)    a reconciliation of the Art Inventory Report, Art Loans Receivables Report and Extended Term Art Receivables Report to the most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;

F-1

(ii)    a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by the Administrative Agent to each Borrower’s general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion;
(c)    To the Administrative Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter, except any Trademark registered by a Sotheby Entity at the direction of the purchaser of Sotheby’s International Realty, Inc., a Michigan corporation, as contemplated by Disclosure Schedule (3.15).
(d)    Each Borrower, at its own expense, shall make available to the Administrative Agent upon reasonable request the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of the Collateral (including, without limitation, any Works of Art securing repayment of Art Loans, Works of Art in respect of Extended Term Art Receivables and any Art Inventory) (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of the Administrative Agent, conduct, and deliver the results of, such physical verifications as the Administrative Agent may require).
(e)    Such other reports, statements and reconciliations with respect to the Borrowing Bases, Collateral or Obligations of any or all of the Credit Parties as the Administrative Agent shall from time to time request in its reasonable discretion.

F-2

ANNEX G (Section 6.10)
to
CREDIT AGREEMENT

FINANCIAL COVENANTS
Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:
(a)    Maximum Capital Expenditures. During each Fiscal Year, Parent and its Subsidiaries on a consolidated basis shall not make Capital Expenditures (other than (i) portions of such Capital Expenditures financed by the Lenders hereunder and (ii) amounts used to purchase and upgrade a headquarters building) during such Fiscal Year in excess of $50,000,000.
(b)    Minimum Fixed Charge Coverage Ratio. During each Financial Covenant Compliance Period, Parent and its Subsidiaries shall have on a consolidated basis at the end of the most recently ended Fiscal Quarter for which Financial Statements are required to be delivered to the Administrative Agent and Lenders pursuant to Annex E, a Fixed Charge Coverage Ratio for the four Fiscal-Quarter period then ended of not less than 1.15:1.00.
(c)    Minimum EBITDA. During each Financial Covenant Compliance Period, Parent and its Subsidiaries shall have on a consolidated basis at the end of the most recently ended Fiscal Quarter for which Financial Statements are required to be delivered to the Administrative Agent and Lenders pursuant to Annex E, EBITDA for the 12-month period then ended of not less than $100,000,000.

        Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, the Administrative Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of

G-1

reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Restatement Effective Date (including capitalization of costs and expenses or payment of pre-Restatement Effective Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If the Administrative Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If the Administrative Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by the Administrative Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to the Administrative Agent. Notwithstanding any other provision contained in the Agreement, all terms of an accounting or financial nature used in the Agreement shall be construed, and all computations of amounts and ratios referred to in Section 6 of the Agreement or this Annex G shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Sotheby Entity at “fair value” and (ii) any change to, or modification of, GAAP which would require the capitalization of leases that are characterized as (or would have been characterized as) “operating leases” as of the Restatement Effective Date.

G-2

ANNEX I (Section 11.10)
to
CREDIT AGREEMENT

NOTICE ADDRESSES
(A)    If to any Agent or GE Capital, at
General Electric Capital Corporation
401 Merritt Seven
Norwalk, Connecticut 06851
Attention: Sotheby’s Account Manager
Telecopier No.: (203) 749-4307
Telephone No.: (203) 956-3640
with a copy to:
General Electric Capital Corporation
401 Merritt Seven
Norwalk, Connecticut 06851
Attention: Corporate Counsel - Commercial Finance
Telecopier No.: (203) 567-8215
Telephone No.: (203) 956-4379
(B)    If to any Borrower, to Borrower Representative, at
Sotheby’s
1334 York Avenue
New York, NY 10021
Attention: Chief Financial Officer
Telecopier No.: (212) 606-7372
Telephone No.: (212) 606-7107
with a copy to:
Sotheby’s
1334 York Avenue
New York, NY 10021
Attention: General Counsel
Telecopier No.: (212) 606-7574
Telephone No.: (212) 894-1439

I-1

ANNEX J (from Annex A - Commitments definition)
to
CREDIT AGREEMENT

Lender	Auction Dollar Tranche Commitment	Auction Multicurrency Tranche Commitment	Incremental Commitment
General Electric Capital Corporation	$23,314,412.84	$8,529,258.47	$11,323,529.40
JPMorgan Chase Bank, N.A.	24,927,359.62	9,119,332.99	0.00
HSBC Bank PLC	7,122,102.75	2,605,523.71	0.00
HSBC Bank USA, National Association	8,902,628.43	3,256,904.64	12,500,000.00
ING LLC	13,825,258.27	5,057,781.32	2,941,176.49
RBS Citizens, N.A.	10,683,154.12	3,908,285.57	0.00
Goldman Sachs Bank USA	7,017,365.94	2,567,207.19	10,735,294.11
Credit Suisse AG	7,748,847.79	2,834,809.80	3,600,000.00
NYCB Specialty Finance Company, LLC	9,727,626.46	0.00	0.00
Santander Bank, N.A.	7,122,102.75	2,605,523.71	0.00
Comerica Bank	5,697,682.20	2,084,418.97	0.00
People's United Bank	7,509,727.63	0.00	1,400,000.00
Bank of America, N.A.	4,985,471.92	1,823,866.60	0.00
EverBank	6,809,338.52	0.00	0.00
Investors Bank	6,536,964.98	0.00	1,400,000.00
The PrivateBank and Trust Company	5,505,836.58	0.00	1,700,000.00
Israel Discount Bank of New York	4,073,842.77	1,490,359.56	3,400,000.00
Amalgamated Bank	4,863,813.23	0.00	0.00
CIT Finance LLC	4,863,813.23	0.00	0.00
The Huntington National Bank	4,863,813.23	0.00	0.00
Rockland Trust Company	4,863,813.23	0.00	0.00
SunTrust Bank	3,561,051.37	1,302,761.86	0.00
T.D. Bank, N.A.	4,863,813.23	0.00	0.00
Bank Leumi USA	4,273,261.65	1,563,314.23	0.00
Webster Business Credit Corporation	3,418,609.32	1,250,651.38	1,000,000.00
Flushing Bank	2,918,287.94	0.00	0.00
Total	$200,000,000.00	$50,000,000.00	$50,000,000.00

Lender	Auction Dollar Tranche Swing Line Commitment	Auction Multicurrency Tranche Swing Line Commitment
General Electric Capital Corporation	$4,000,000	$1,000,000

EXHIBIT 1.1(a)(i)
to
CREDIT AGREEMENT
FORM OF NOTICE OF AUCTION REVOLVING CREDIT ADVANCE

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below
_______________ __, ____
Re:    Sotheby’s
Reference is made to the Amended and Restated Credit Agreement, dated as of August 22, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Sotheby’s, as Borrower Representative, the “Credit Parties” party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for such Lenders and L/C Issuers and as collateral agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
The Borrower Representative, on behalf of Borrowers identified below, hereby gives you irrevocable notice, pursuant to Section 1.1(a) of the Credit Agreement of its request of an Auction Revolving Credit Advance (the “Proposed Advance”) under the Credit Agreement and, in that connection, sets forth the following information:
The date of the Proposed Advance is __________, ____ (the “Funding Date”).
Borrower: ________
[The aggregate principal amount of requested Auction Dollar Tranche Revolving Loans by this Borrower is $_________, of which $________ consists of Index Rate Loans and $________ consists of LIBOR Loans having an initial LIBOR Period of ______ months.]
[The aggregate principal amount of requested Auction Multicurrency Tranche Revolving Loans by this Borrower is [$][£][HK$][€]_________, of which [$][£][HK$][€]________ consists of Index Rate Loans and [$][£][HK$][€]________ consists of LIBOR Loans having an initial LIBOR Period of ______ months.]
[Borrower: ________
[The aggregate principal amount of requested Auction Dollar Tranche Revolving Loans by this Borrower is $_________, of which $________ consists of Index Rate Loans and $________ consists of LIBOR Loans having an initial LIBOR Period of ______ months.]
[The aggregate principal amount of requested Auction Multicurrency Tranche Revolving Loans by this Borrower is [$][£][HK$][€]_________, of which [$][£][HK$][€]________ consists of Index Rate Loans and [$][£][HK$][€]________ consists of LIBOR Loans having an initial LIBOR Period of ______ months.]]
The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:
(A)    the representations and warranties of the Credit Parties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date;
(B)    no Default or Event of Default under the Credit Agreement has occurred and is continuing;
(C)    the outstanding principal amount of the aggregate Auction Dollar Tranche Revolving Loan will not exceed the Maximum Auction Dollar Tranche Amount less the then outstanding principal amount of the Auction Dollar Tranche Swing Line Loan, (ii) the Dollar Equivalent of the outstanding principal amount of the aggregate Auction Multicurrency Tranche Revolving Loan will not exceed the Maximum Auction Multicurrency Tranche Amount less the then outstanding principal amount of the Auction Multicurrency Tranche Swing Line Loan, (iii) the aggregate outstanding principal balance of Incremental Revolving Credit Advances will not exceed the Maximum Incremental Amount, (iv) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances and Swing Line Advances made to Domestic Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred for the benefit of the Domestic Borrowers will not, in the aggregate, exceed the Domestic Auction Borrowing Base, (v) the aggregate outstanding principal balance of Incremental Revolving Credit Advances made to Domestic Borrowers will not, in the aggregate, exceed the Domestic Incremental Borrowing Base, (vi) the outstanding amount of the Auction Dollar Tranche Letter of Credit Obligations will not exceed the Auction Dollar Tranche L/C Sublimit or the Dollar Equivalent of the outstanding amount of the Auction Multicurrency Tranche Letter of Credit Obligations will not exceed the Auction Multicurrency Tranche L/C Sublimit, (vii) the aggregate outstanding principal amount of the Auction Dollar Tranche Swing Line Loan will not exceed Auction Dollar Tranche Swing Line Availability, (viii) the Dollar Equivalent of the aggregate outstanding principal amount of the Auction Multicurrency Tranche Swing Line Loan will not exceed Auction Multicurrency Tranche Swing Line Availability, (ix) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances made to Foreign Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers will not, in the aggregate, exceed the Foreign Auction Borrowing Base, (x) the sum of (A) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances made to Foreign Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers plus (B) the Dollar Equivalent of the aggregate outstanding principal balance of “Revolving Credit Advances” made to “Foreign Borrowers” and the Dollar Equivalent of the outstanding amount of the “Letter of Credit Obligations” incurred for the benefit of the “Foreign Borrowers” (as each such term in this clause (B) is defined in the SFS Revolving Credit Agreement) will not, in the aggregate, exceed the Foreign Borrower Subfacility Limit or (xi) the aggregate outstanding principal balance of Incremental Revolving Credit Advances made to Foreign Borrowers will not, in the aggregate, exceed the Foreign Incremental Borrowing Base; and
(D)    as of the date of this notice and after giving effect to the making of the Proposed Advance, Parent shall be in compliance with Section 4.03 of the Senior Note Indenture.

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Auction Revolving Credit Advance to be executed and delivered on behalf of the applicable Borrower(s) by its duly authorized officer as of the date first set forth above.

SOTHEBY’S, as the Borrower Representative

By:        /s/ Michael L. Gillis
    Name: Michael L. Gillis
    Title: Vice President and Treasurer

EXHIBIT 1.1(b)(i)
to
CREDIT AGREEMENT
FORM OF NOTICE OF INCREMENTAL REVOLVING CREDIT ADVANCE

GENERAL ELECTRIC CAPITAL CORPORATION
as Agent under the Credit Agreement referred to below
_______________ __, ____
Re:    Sotheby’s
Reference is made to the Amended and Restated Credit Agreement, dated as of August 22, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Sotheby’s, as Borrower Representative, the “Credit Parties” party thereto, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent for such Lenders and L/C Issuers and as collateral agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
The Borrower Representative, on behalf of Borrowers identified below, hereby gives you irrevocable notice, pursuant to Section 1.1(b)(i) of the Credit Agreement of its request of an Incremental Revolving Credit Advance (the “Proposed Advance”) under the Credit Agreement and, in that connection, sets forth the following information:
The date of the Proposed Advance is __________, ____ (the “Funding Date”).
Borrower: ________
The aggregate principal amount of requested Incremental Revolving Loans by this Borrower is $_________, of which $________ consists of Index Rate Loans and $________ consists of LIBOR Loans having an initial LIBOR Period of ______ months.]
[Borrower: ________
[The aggregate principal amount of requested Incremental Revolving Loans by this Borrower is $_________, of which $________ consists of Index Rate Loans and $________ consists of LIBOR Loans having an initial LIBOR Period of ______ months.]
The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Funding Date, both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:
(A)    the representations and warranties of the Credit Parties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date;
(B)    no Default or Event of Default under the Credit Agreement has occurred and is continuing;
(C)    the outstanding principal amount of the aggregate Auction Dollar Tranche Revolving Loan will not exceed the Maximum Auction Dollar Tranche Amount less the then outstanding principal amount of the Auction Dollar Tranche Swing Line Loan, (ii) the

Dollar Equivalent of the outstanding principal amount of the aggregate Auction Multicurrency Tranche Revolving Loan will not exceed the Maximum Auction Multicurrency Tranche Amount less the then outstanding principal amount of the Auction Multicurrency Tranche Swing Line Loan, (iii) the aggregate outstanding principal balance of Incremental Revolving Credit Advances will not exceed the Maximum Incremental Amount, (iv) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances and Swing Line Advances made to Domestic Borrowers and the Dollar Equivalent of the Letter of Credit Obligations incurred for the benefit of the Domestic Borrowers will not, in the aggregate, exceed the Domestic Auction Borrowing Base, (v) the aggregate outstanding principal balance of Incremental Revolving Credit Advances made to Domestic Borrowers will not, in the aggregate, exceed the Domestic Incremental Borrowing Base, (vi) the outstanding amount of the Auction Dollar Tranche Letter of Credit Obligations will not exceed the Auction Dollar Tranche L/C Sublimit or the Dollar Equivalent of the outstanding amount of the Auction Multicurrency Tranche Letter of Credit Obligations will not exceed the Auction Multicurrency Tranche L/C Sublimit, (vii) the aggregate outstanding principal amount of the Auction Dollar Tranche Swing Line Loan will not exceed Auction Dollar Tranche Swing Line Availability, (viii) the Dollar Equivalent of the aggregate outstanding principal amount of the Auction Multicurrency Tranche Swing Line Loan will not exceed Auction Multicurrency Tranche Swing Line Availability, (ix) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances made to Foreign Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers will not, in the aggregate, exceed the Foreign Auction Borrowing Base, (x) the sum of (A) the Dollar Equivalent of the aggregate outstanding principal balance of Auction Revolving Credit Advances made to Foreign Borrowers and the Dollar Equivalent of the outstanding amount of the Letter of Credit Obligations incurred for the benefit of the Foreign Borrowers plus (B) the Dollar Equivalent of the aggregate outstanding principal balance of “Revolving Credit Advances” made to “Foreign Borrowers” and the Dollar Equivalent of the outstanding amount of the “Letter of Credit Obligations” incurred for the benefit of the “Foreign Borrowers” (as each such term in this clause (B) is defined in the SFS Revolving Credit Agreement) will not, in the aggregate, exceed the Foreign Borrower Subfacility Limit or (xi) the aggregate outstanding principal balance of Incremental Revolving Credit Advances made to Foreign Borrowers will not, in the aggregate, exceed the Foreign Incremental Borrowing Base; and
(D)    as of the date of this notice and after giving effect to the making of the Proposed Advance, Parent shall be in compliance with Section 4.03 of the Senior Note Indenture.

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Incremental Revolving Credit Advance to be executed and delivered on behalf of the applicable Borrower(s) by its duly authorized officer as of the date first set forth above.

SOTHEBY’S, as the Borrower Representative

By:        /s/ Michael L. Gillis
    Name: Michael L. Gillis    Title: Vice President and Treasuer

EXHIBIT 1.1(c)(i)
to
CREDIT AGREEMENT
FORM OF SWING LINE LOAN REQUEST

GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent under the Credit Agreement referred to below
_________ __, ____
Re:    Sotheby’s, a Delaware corporation (“Parent”), Sotheby’s, Inc., a New York corporation (“Sotheby’s, Inc.”), Sotheby’s Financial Services, Inc., a Nevada corporation (“SFS Inc.”), Sotheby’s Financial Services California, Inc. (“SFS California”), Oberon, Inc., a Delaware corporation (“Oberon”), Sotheby’s Ventures, LLC, a New York limited liability company (“Ventures LLC” and, collectively with Parent, Sotheby’s Inc., SFS Inc., SFS California and Oberon, the “Domestic Borrowers”), Oatshare Limited, a company registered in England (“Oatshare”), Sotheby’s Financial Services Limited, a company registered in England (“SFS Ltd.”), Sotheby’s, a company registered in England (“Sotheby’s U.K.”), and Sotheby’s Hong Kong Limited, a company incorporated in Hong Kong (“Sotheby’s H.K.” and, collectively with Oatshare, SFS Ltd. and Sotheby’s U.K., the “Foreign Borrowers” and, collectively with the Domestic Borrowers, the “Borrowers”)
Reference is made to the Amended and Restated Credit Agreement, dated as of August 22, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the other Persons named therein as Credit Parties, General Electric Capital Corporation, as Administrative Agent, Collateral Agent and a Lender and the other Persons signatory thereto from time to time as Lenders. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.
The Borrower Representative, on behalf of the Borrowers, hereby gives you irrevocable notice pursuant to Section 1.1(c)(i) of the Credit Agreement that it requests Swing Line Advances under the Credit Agreement (the “Proposed Advance”) and, in connection therewith, sets for the following information:
A.The date of the Proposed Advance is __________, ____ (the “Funding Date”).
B.The aggregate principal amount of Proposed Advance is [$][£][HK$][€]_________.
C.The Proposed Advance is an [Auction Dollar][Auction Multicurrency] Tranche Swing Line Advance.
Borrower Representative hereby (i) represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the Funding Date, before and after giving effect thereto; (ii) reaffirms the cross-guaranty provisions set forth in Section 12 of the Credit Agreement and the guaranty and continuance of Collateral Agent’s Liens, on behalf of itself and the other Secured Parties, pursuant to the Collateral Documents; and (iii) represents and warrants that, as of the date of this notice and after giving effect to the making of the Proposed Advance, Parent shall be in compliance with Section 4.03 of the Senior Note Indenture.

Sincerely,
SOTHEBY’S,
as Borrower Representative

By:    _/s/ Michael L. Gillis_
Name:     Michael L . Gillis_
Title:    _Vice President and Treasurer